As filed with the Securities And Exchange Commission on October 3, 2005.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Lamar Media Corp.
(Exact Name of Registrant as Specified in Its Charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	7311	72-1205791
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Kevin P. Reilly, Jr.
President
Lamar Media Corp.
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Name, Address, Including ZIP Code and Telephone Number,
Including Area Code, of Agent for Service)
with copies to:
George Ticknor, Esq.
Palmer & Dodge LLP
111 Huntington Avenue At Prudential Center
Boston, Massachusetts 02199-7613
(617) 239-0100
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit(1)	Offering Price(1)	Registration Fee(1)

6 5/8% Senior Subordinated Notes due 2015	$400,000,000	100%	$400,000,000	$47,080

Guarantees of 6 5/8% Senior Subordinated Notes due 2015(2)	N/A	N/A	N/A	N/A

(1)	This registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Table of Additional Registrants(1)

	State or Other Jurisdiction of	IRS Employer
Exact Name of Registrant as	Incorporation or	Identification
Specified in its Charter	Organization	Number

10 Outdoor Advertising, Inc.	California	95-4300899
ADvantage Advertising, LLC	Georgia	58-2586736
American Signs, Inc.	Washington	91-1642046
Canadian TODS Limited(2)	Nova Scotia, Canada	89206 8438
Colorado Logos, Inc.	Colorado	84-1480715
Delaware Logos, L.L.C.	Delaware	51-0392715
Florida Logos, Inc.	Florida	65-0671887
Georgia Logos, L.L.C.	Georgia	72-1469485
Ham Development Corporation	California	33-0262739
Interstate Logos, L.L.C.	Louisiana	72-1490893
Kansas Logos, Inc.	Kansas	48-1187701
Kentucky Logos, LLC	Kentucky	62-1839054
Lamar Advan, Inc.	Pennsylvania	25-1736076
Lamar Advantage GP Company, LLC	Delaware	72-1490891
Lamar Advantage Holding Company	Delaware	76-0619569
Lamar Advantage LP Company, LLC	Delaware	76-0637519
Lamar Advantage Outdoor Company, L.P.	Delaware	74-2841299
Lamar Advertising of Colorado Springs, Inc.	Colorado	72-0931093
Lamar Advertising of Kentucky, Inc.	Kentucky	61-1306385
Lamar Advertising of Louisiana, L.L.C.	Louisiana	72-1462297
Lamar Advertising of Michigan, Inc.	Michigan	38-3376495
Lamar Advertising of Oklahoma, Inc.	Oklahoma	73-1178474
Lamar Advertising of Penn, LLC	Delaware	72-1462301
Lamar Advertising of South Dakota, Inc.	South Dakota	46-0446615
Lamar Advertising of Youngstown, Inc.	Delaware	23-2669670
Lamar Advertising Southwest, Inc.	Nevada	85-0113644
Lamar Air, L.L.C.	Louisiana	72-1277136
Lamar Benches, Inc.	Oklahoma	73-1524386
Lamar California Acquisition Corporation	California	20-0634929
Lamar Canadian Outdoor Company(2)	Nova Scotia, Canada	85994 3300
Lamar Central Outdoor, LLC	Delaware	20-2471691
Lamar DOA Tennessee Holdings, Inc.	Delaware	41-1991164
Lamar DOA Tennessee, Inc.	Delaware	41-1882464
Lamar Electrical, Inc.	Louisiana	72-1392115
Lamar Florida, Inc.	Florida	72-1467178
Lamar I-40 West, Inc.	Oklahoma	73-1498886
Lamar Obie Corporation	Delaware	33-1109314
Lamar OCI North Corporation	Delaware	38-2885263
Lamar OCI South Corporation	Mississippi	64-0520092
Lamar Ohio Outdoor Holding Corp.	Ohio	34-1597561
Lamar Oklahoma Holding Company, Inc.	Oklahoma	73-1474290
Lamar Pensacola Transit, Inc.	Florida	59-3391978
Lamar T.T.R., L.L.C.	Arizona	86-0928767
Lamar Tennessee, L.L.C.	Tennessee	72-1309007
Lamar Texas General Partner, Inc.	Louisiana	72-1309003
Lamar Texas Limited Partnership	Texas	72-1309005

	State or Other Jurisdiction of	IRS Employer
Exact Name of Registrant as	Incorporation or	Identification
Specified in its Charter	Organization	Number

Lamar Transit Advertising Canada, Ltd.(2)	British Columbia, Canada	86672 4057
Lamar Transit Advertising of New Orleans, LLC	Delaware	52-2122268
LC Billboard L.L.C.	Delaware	63-1692342
Maine Logos, L.L.C.	Maine	72-1492985
Michigan Logos, Inc.	Michigan	38-3071362
Minnesota Logos, Inc.	Minnesota	41-1800355
Mississippi Logos, L.L.C.	Mississippi	72-1469487
Missouri Logos, LLC	Missouri	72-1485587
Nebraska Logos, Inc.	Nebraska	72-1137877
Nevada Logos, Inc.	Nevada	88-0373108
New Jersey Logos, L.L.C.	New Jersey	72-1469048
New Mexico Logos, Inc.	New Mexico	85-0446801
O.B. Walls, Inc.	Oregon	93-1013167
Obie Billboard, LLC	Oregon	N/A
Ohio Logos, Inc.	Ohio	72-1148212
Oklahoma Logos, L.L.C.	Oklahoma	72-1469103
Outdoor Marketing Systems, Inc.	Pennsylvania	23-2659279
Outdoor Marketing Systems, LLC	Pennsylvania	N/A
Outdoor Promotions West, LLC	Delaware	22-3598746
Premere Outdoor, Inc.	Illinois	36-4459650
Select Media, Inc.	Oregon	02-0654574
South Carolina Logos, Inc.	South Carolina	58-2152628
Stokely Ad Agency, L.L.C.	Oklahoma	43-2007969
Tennessee Logos, Inc.	Tennessee	62-1649765
Texas Logos, L.P.	Texas	72-1490894
The Lamar Company, L.L.C.	Louisiana	72-1462298
TLC Farms, L.L.C.	Louisiana	20-0634874
TLC Properties II, Inc.	Texas	72-1336624
TLC Properties, Inc.	Louisiana	72-0640751
TLC Properties, L.L.C.	Louisiana	72-1417495
Trans West Outdoor Advertising, Inc.	California	33-0825978
Transit America Las Vegas, L.L.C.	Delaware	88-0386243
Triumph Outdoor Holdings, LLC	Delaware	13-3990438
Triumph Outdoor Rhode Island, LLC	Delaware	05-0500914
Utah Logos, Inc.	Utah	72-1148211
Virginia Logos, LLC	Virginia	62-1839208
Washington Logos, L.L.C.	Washington	73-1648809

(1)	The outstanding notes are, and the new notes will be, unconditionally guaranteed by the additional registrants listed above, each of which is a direct or indirect, wholly owned subsidiary of Lamar Media Corp. The address and telephone number for each of the additional registrants is 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 and (225) 926-1000. The primary standard industrial classification code number for each of the additional registrants is 7311.

(2)	The identification number specified in the “IRS Employer Identification Number” column is the registrant’s Canadian tax identification number.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to completion dated October 3, 2005
Lamar Media Corp.
Offer to Exchange
Up to $400,000,000 outstanding
6 5/8% Senior Subordinated Notes due 2015
issued on August 16, 2005 for
a Like Principal Amount of
6 5/8% Senior Subordinated Notes due 2015,
which have been registered under the Securities Act of 1933
The exchange offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless we extend the offer. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer generally will not be a taxable event to a holder for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.
The exchange notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the exchange notes will be freely tradable.

•	The exchange notes will be senior to no currently outstanding debt obligations, but will rank senior to any subordinated debt that we incur in the future.

•	The outstanding notes are, and the exchange notes will be, unconditionally guaranteed on a joint and several basis by substantially all of our existing and future subsidiaries.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.
Broker-dealers

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker- dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

•	This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

•	We and the guarantors have agreed that, for a period of 180 days after consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”
See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider before participating in the exchange offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2005

Lamar Media Corp. is a Delaware corporation. Our principal executive offices are located at 5551 Corporate Blvd., Baton Rouge, LA 70808 and our telephone number at that address is (225) 926-1000. Lamar Media Corp. is a wholly owned subsidiary of Lamar Advertising Company. Our parent’s web site is located at http://www.lamar.com. The information on the web site is not part of this prospectus.
In this prospectus, except as the context otherwise requires or as otherwise noted, “Lamar Media,” “we,” “us” and “our” refer to Lamar Media Corp. and its subsidiaries, except with respect to the notes, in which case such terms refer only to Lamar Media Corp. Lamar Advertising Company is referred to herein as “Lamar Advertising.”
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, and only under the circumstances and in those jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
Where you can find more information
We have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 under the Securities Act of 1933, with respect to the exchange notes offered hereby. As permitted by the rules and regulations of the Commission, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus but that is included in the registration statement. For further information with respect to us and the exchange notes offered hereby, reference is made to the registration statement, including the exhibits and schedules filed therewith.
We and our parent, Lamar Advertising Company, file reports and other information with the Commission. Such reports and other information filed by us may be inspected and copied at the Commission’s public reference room at 100 F Street, NE, Washington, D.C. 20549. For further information about the public reference room, call 1-800-SEC-0330. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and such website is located at http://www.sec.gov.
You may request a copy of these filings at no cost, by writing or calling us at the following address: 5551 Corporate Boulevard, Baton Rouge, LA 70808, Tel: (225) 926-1000, Attention: Keith Istre.
To obtain timely delivery of any of these documents, you must request them no later than five business days before the date you must make your investment decision. Accordingly, if you would like to request any documents, you should do so no later than                     , 2005 in order to receive them before the expiration of the exchange offer.
Pursuant to the indenture under which the exchange notes will be issued (and the outstanding notes were issued), we have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the notes remain outstanding, we (not including

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our subsidiaries) will furnish to the holders of the notes copies of the all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms and all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations. In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. See “Description of the exchange notes— Material covenants— Reports to holders.”
Industry and market data
The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.
Statements regarding forward-looking information
This prospectus contains forward-looking statements. These are statements that relate to future periods and include statements regarding our anticipated performance.
Generally, the words anticipates, believes, expects, intends, estimates, projects, plans and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others:

•	risks and uncertainties relating to our significant indebtedness;

•	the performance of the U.S. economy generally and the level of expenditures on outdoor advertising in particular;

•	our ability to renew expiring contracts at favorable rates;

•	the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions;

•	our need for and ability to obtain additional funding for acquisitions or operations; and

•	the regulation of the outdoor advertising industry.
Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

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Prospectus summary
This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents which are incorporated by reference into the registration statement of which this prospectus is a part. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included in this prospectus. Unless otherwise indicated, financial information included in this prospectus is presented on an historical basis.
Lamar Media Corp.
We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of June 30, 2005, we owned and operated over 152,000 billboard advertising displays in 43 states, operated over 100,000 logo sign displays in 20 states and the province of Ontario, Canada, and operated over 29,000 transit advertising displays in 18 states and Canada. For the twelve-months ended June 30, 2005, we had net revenues of $953.2 million, EBITDA of $432.2 million and net income of $44.4 million. We define EBITDA as earnings (loss) before interest, taxes, depreciation and amortization. See footnote 1 to “Summary consolidated historical financial data” for a reconciliation of EBITDA to net income.
Our three principal business areas are:
          • Billboard advertising. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance. Our billboard advertising displays are comprised of bulletins and posters. As a result of their greater impact and higher cost, bulletins are usually located on major highways. Posters are usually concentrated on major traffic arteries or on city streets to target pedestrian traffic.
          • Logo signs. We are the largest provider of logo sign services in the United States, operating 20 of the 25 privatized state logo sign contracts. Logo signs are erected near highway exits to direct motor traffic to service and tourist attractions, as well as to advertise gas, food, camping and lodging.
          • Transit advertising. We provide transit advertising in 72 transit markets. Transit displays appear on the exterior or interior of public transportation vehicles or stations.
Our business has grown rapidly through a combination of internal growth and acquisitions. Our growth has been enhanced by strategic acquisitions that resulted in increased operating efficiencies, greater geographic diversification and increased market penetration. Historically, we have focused on small to mid-sized markets to establish a leadership position. Since January 1, 1997, we have successfully completed over 650 acquisitions of outdoor advertising businesses and assets. Our acquisitions have expanded our operations in major markets and we currently have a presence in 44 of the top 50 outdoor advertising markets in the United States. Our large national footprint gives us the ability to cross-market advertising products to both local and national advertising customers.

Our strategy
Our objective is to be a leading provider of outdoor advertising services in the markets we serve. Our strategy to achieve this goal includes the following elements:
Continue to provide high quality local sales and service. We seek to identify and closely monitor the needs of our customers and to provide them with a full complement of high quality advertising services. Local advertising constituted approximately 83% of our net revenues for the six months ended June 30, 2005, which we believe is higher than the industry average. We believe that the experience of our regional and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 23 years. In an effort to provide high quality sales service at the local level, we employed approximately 840 local account executives as of June 30, 2005. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of the central office, as well as offices in our other markets, in the event business opportunities or customers’ needs support such an allocation of resources.
Continue a centralized control and decentralized management structure. Our management believes that, for our particular business, centralized control and a decentralized organization provide for greater economies of scale and are more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but the local managers are responsible for the day-to-day operations in each local market and are compensated according to that market’s financial performance.
Continue to focus on internal growth. Within our existing markets, we seek to increase our revenue and improve our cash flow by employing highly targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates. This strategy is facilitated through our local offices, which allow us to respond quickly to the demands of our local customer base. In addition, we routinely invest in upgrading our existing displays and constructing new displays in order to provide high quality service to our current customers and to attract new advertisers. From January 1, 1997 to June 30, 2005, we have invested over $620 million in improvements to our existing displays and in constructing new displays.
Continue to pursue strategic acquisitions. We intend to enhance our growth by pursuing strategic acquisitions, which we anticipate will result in increased operating efficiencies, greater geographic diversification and increased market penetration. In addition to acquiring outdoor advertising assets in new markets, we purchase complementary outdoor advertising assets within our existing markets or in contiguous markets. We believe that acquisitions offer opportunities for inter-market cross-selling. Although the advertising industry is becoming more consolidated, we believe there will be continuing opportunities for implementing our acquisition strategy given the industry’s continued fragmentation among smaller advertising companies. From January 1, 2004 to June 30, 2005, we completed over 115 acquisitions of advertising businesses and assets for an aggregate purchase price of approximately $308 million.
Continue to pursue other outdoor advertising opportunities. We plan to pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the United States and Canada and also other motorist information signing programs as opportunities present themselves. We have entered the transit advertising business through the operation of displays on bus shelters, benches and buses in 72 transit advertising markets. We pursue transit opportunities in new and existing markets.

Organization
The following summary organization chart sets forth the basic corporate structure of Lamar.

* All but one of the subsidiaries (Missouri Logos, a partnership) are wholly owned.
Our history
Lamar Media Corp. has been in operation since 1902. We completed a reorganization on July 20, 1999 to create a new holding company structure. At that time, Lamar Advertising Company was renamed Lamar Media Corp. and all its stockholders became stockholders in a new holding company. The new holding company then took the Lamar Advertising Company name and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.
Our principal executive offices
Our principal executive offices are located at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 and our telephone number there is (225) 926-1000.
Recent developments
Private placement of 6 5/8% Senior Subordinated Notes
On August 16, 2005 we completed a private offering of $400 million of 6 5/8% senior subordinated notes due 2015. The net proceeds from this offering were used to pay down a portion of our then existing bank credit facility.
Hurricane Katrina
On August 29, 2005 Hurricane Katrina hit coastal Mississippi and Louisiana. We sustained damage and destruction to our advertising structures located in the affected area. At this time, we believe the loss of revenue and the cost to repair or replace our affected inventory will be immaterial. We estimate that we will have lost revenues of approximately $3 to $4 million and increased capital expenditures of approximately $5 to $10 million in 2005 as a result of Hurricane Katrina.
Refinancing of Bank Credit Facility
On September 30, 2005, we refinanced our existing bank credit facility with a new bank credit facility. The new bank credit facility is comprised of a $400 million revolving credit facility, a $400 million term facility and a $500 million incremental facility. Our lenders have no obligation to make additional loans under the incremental facility, but may enter into such commitments in their sole discretion. See “Description of certain indebtedness—New bank credit facility.”

Summary of the exchange offer
In this prospectus, the term “outstanding notes” refers to the outstanding 6 5/8% senior subordinated notes due 2015; the term “exchange notes” refers to the 6 5/8% senior subordinated notes due 2015 registered under the Securities Act of 1933, as amended (the “Securities Act”); and the term “notes” refers to both the outstanding notes and the exchange notes. On August 16, 2005, we completed a private offering of $400,000,000 aggregate principal amount of 6 5/8% senior subordinated notes due 2015.

General	In connection with the private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete an exchange offer for the outstanding notes.

Exchange offer	We are offering to exchange $400,000,000 principal amount of exchange notes, which have been registered under the Securities Act, for $400,000,000 principal amount of outstanding notes.

The outstanding notes may be exchanged only in multiples of $1,000.

Resale of the exchange notes	Based on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) in certain interpretive letters issued to third parties in other transactions, we believe that the exchange notes acquired in this exchange offer may be freely traded without compliance with the provisions of the Securities Act, if:

• you are acquiring the exchange notes in the ordinary course of your business,

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes, and

• you are not our affiliate as defined in Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes. See “Plan of distribution.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the exchange notes and provide us with a signed acknowledgement of this obligation.

Expiration date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we extend the offer.

Conditions to the exchange offer	The exchange offer is subject to limited, customary conditions, which we may waive.

Procedures for tendering outstanding notes	If you wish to accept the exchange offer, you must deliver to the exchange agent, before the expiration of the exchange offer:

• either a completed and signed letter of transmittal or, for outstanding notes tendered electronically, an agent’s message from The Depository Trust Company (“DTC”), Euroclear or Clearstream stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,

• your outstanding notes, either by tendering them in physical form or by timely confirmation of book-entry transfer through DTC, Euroclear or Clearstream, and

• all other documents required by the letter of transmittal.

If you hold outstanding notes through DTC, Euroclear or Clearstream, you must comply with their standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:

• you will be acquiring the exchange notes in the ordinary course of your business,

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes, and

• you are not our affiliate as defined under Rule 405 of the Securities Act.

See “The exchange offer— Procedures for tendering.”

Guaranteed delivery procedures for tendering outstanding notes	If you cannot meet the expiration deadline or you cannot deliver your outstanding notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC, Euroclear or Clearstream standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under “The exchange offer— guaranteed delivery procedures.”

Special procedures for beneficial holders	If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either arrange to have the outstanding notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Acceptance of outstanding notes and delivery of exchange notes	We will accept any outstanding notes that are properly tendered for exchange before 5:00 p.m., New York City time, on the day this exchange offer expires. The exchange notes will be delivered promptly after expiration of this exchange offer.

Exchange date	We will notify the exchange agent of the date of acceptance of the outstanding notes for exchange.

Withdrawal rights	If you tender your outstanding notes for exchange in this exchange offer and later wish to withdraw them, you may do so at any time before 5:00 p.m., New York City time, on the day this exchange offer expires.

Consequences if you do not exchange your outstanding notes	Outstanding notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to sell the outstanding notes unless:

• an exemption from the requirements of the Securities Act is available to you,

• we register the resale of outstanding notes under the Securities Act, or

• the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.

After the completion of the exchange offer, we will no longer have any obligation to register the outstanding notes, except in limited circumstances.

Accrued interest on the outstanding notes	Any interest that has accrued on an outstanding note before its exchange in this exchange offer will be payable on the exchange note on the first interest payment date after the completion of this exchange offer.

United States federal income tax consequences	The exchange of the outstanding notes for the exchange notes generally will not be a taxable event for United States federal income tax purposes. See “Material U.S. federal tax consequences.”

Exchange agent	The Bank of New York Trust Company, N.A. is serving as the exchange agent. Its address and telephone number are provided in this prospectus under the heading “The exchange offer— Exchange agent.”

Use of proceeds	We will not receive any cash proceeds from this exchange offer. See “Use of proceeds.”

Registration rights agreement	When we issued the outstanding notes on August 16, 2005, we and the guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes. Under the terms of the registration rights agreement, we agreed to use our reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the outstanding notes for other freely tradable notes issued by us and that are registered with the Commission and that have substantially identical terms as the outstanding notes. If we fail to effect the exchange offer, we will use our reasonable best efforts to file and cause to become effective a shelf registration statement related to resales of the outstanding notes. We will be obligated to pay additional interest on the outstanding notes if we do not complete the exchange offer by January 23, 2006 or, if required, the shelf registration statement is not declared effective by January 23, 2006. See “Registration rights agreement.”

Accounting treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses that we will pay in connection with the exchange offer will increase our deferred financing costs in accordance with generally accepted accounting principles. See “The exchange offer— Accounting treatment.”

Summary of the terms of the exchange notes
The exchange notes will be identical to the outstanding notes except that:

•	the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer; and

•	specified rights under the registration rights agreement, including the provisions providing for registration rights and the payment of additional interest in specified circumstances, will be limited or eliminated.
The exchange notes will evidence the same debt as the outstanding notes and the same indenture will govern both the outstanding notes and the exchange notes. We refer to the outstanding notes and the exchange notes together as the “notes.” For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of the exchange notes.”

Issuer	Lamar Media Corp.

Securities offered	$400,000,000 aggregate principal amount of 6 5/8% senior subordinated notes due 2015.

Maturity date	August 15, 2015.

Interest rate	6 5/8% per year.

Interest payment date	February 15 and August 15 of each year, beginning on February 15, 2006.

Guarantees	Substantially all of our existing and future subsidiaries will unconditionally guarantee the notes on a joint and several basis.

Ranking	The notes will be our unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt, including indebtedness under our bank credit facility, rank equally with all of our existing and future senior subordinated debt, including our 7 1/4% Senior Subordinated Notes due 2013, and rank senior to any future subordinated debt. The notes will be effectively subordinated to all existing and future liabilities of our non-guarantor subsidiaries, including trade payables.

The guarantees by substantially all of our subsidiaries will be subordinated to existing and future senior debt of such subsidiaries, including each such subsidiary’s guarantee of indebtedness under our bank credit facility.

As of June 30, 2005, the notes and the subsidiary guarantees would have been subordinated to $943.4 million in senior debt, excluding $213.6 million of additional borrowing capacity available under our then existing bank credit facility.

Optional redemption	We may redeem some or all of the notes at any time on or after August 15, 2010. We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. The redemption prices are described under “Description of notes—Optional Redemption.”

Change of control and asset sales	If we or Lamar Advertising experience specific kinds of changes of control or we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at the prices listed in “Description of notes—Optional Redemption.” We may not have sufficient funds available at the time of any change of control to effect the purchase.

Material covenants	The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional debt and issue preferred stock;

• make certain distributions, investments and other restricted payments;

• create certain liens;

• enter into transactions with affiliates;

• limit the ability of restricted subsidiaries to make payments to us;

• merge, consolidate or sell substantially all of our assets; and

• sell assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the exchange notes” in this prospectus. As of June 30, 2005, for example, the total amount available to us for making restricted payments would have been approximately $1.224 billion.
Risk factors
See “Risk factors” for a discussion of certain factors that you should carefully consider before participating in the exchange offer.

Summary consolidated historical financial data
The following table contains our summary consolidated historical information and other operating data for the five years ended December 31, 2000, 2001, 2002, 2003 and 2004, the six months ended June 30, 2004 and 2005 and the twelve months ended June 30, 2005. We have prepared this information from audited financial statements for the years ended December 31, 2000 through December 31, 2004 and from unaudited financial statements for the six months ended June 30, 2004 and June 30, 2005.
In our opinion, the information for the six months ended June 30, 2004 and June 30, 2005 and the twelve months ended June 30, 2005 reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present our results of operations and financial condition. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as “Selected historical consolidated financial information” and “Management’s discussion and analysis of financial condition and results of operations.”

								Twelve
								months
						Six months ended		ended
	Year ended December 31,					June 30,		June 30,

(dollars in thousands)	2000	2001	2002	2003	2004	2004	2005	2005

								(unaudited)
						(unaudited)
Statement of operations data:
Net revenues	$687,319	$729,050	$775,682	$810,139	$883,510	$427,891	$497,572	$953,191
Operating expenses:
Direct advertising expenses	217,465	251,483	274,772	292,017	302,157	148,153	171,220	325,224
General and administrative expenses	137,292	150,786	166,895	171,200	187,956	90,916	104,355	201,395
Depreciation and amortization	310,897	349,550	271,832	284,947	294,056	142,713	141,154	292,497
(Gain) loss on disposition of assets	(986)	(923)	(336)	(1,946)	(1,067)	2,085	(2,443)	(5,595)
Total operating expenses	664,668	750,896	713,163	746,218	783,102	383,867	414,286	813,521
Operating income (loss)	22,651	(21,846)	62,519	63,921	100,408	44,024	83,286	139,670
Interest expense, net	150,460	114,590	94,061	77,350	64,425	31,335	36,324	69,414
(Loss) income before income taxes and cumulative effect of a change in accounting principle	(127,809)	(136,436)	(37,392)	(34,506)	35,983	12,689	46,962	70,256
Income tax (benefit) expense	(35,879)	(38,870)	(12,434)	(12,338)	11,764	5,277	19,385	25,872
Net (loss) income	(91,930)	(97,566)	(24,958)	(62,408)	24,219	7,412	27,577	44,384
Other financial data:
EBITDA(1)	$333,548	$327,704	$328,501	$287,551	$394,464	$186,737	$224,440	$432,167
EBITDA margin(2)	49%	45%	42%	35%	45%	44%	45%	45%
Ratio of EBITDA to interest expense, net(3)	2.2	2.9	3.5	3.7	6.1	6.0	6.2	6.2
Ratio of total debt to EBITDA(4)	5.2	4.7	5.2	4.9	3.5	n/a	n/a	3.1
Ratio of earnings to fixed charges (5)	0.3x	0.1x	0.7x	0.7x	1.3x	1.2x	1.7x	1.6x
Capital expenditures	$78,304	$85,320	$78,390	$78,275	$81,165	$34,949	$50,585	$96,801
Other data (as of end of period):
Total billboard displays	131,356	144,205	145,919	147,582	150,814	148,051	152,470
Total logo displays	90,649	94,485	95,651	98,352	95,694	97,718	101,331
Total transit displays	12,868	12,699	13,310	13,523	9,907	9,543	29,665

	As of December 31,					As of June 30,

(dollars in thousands)	2000	2001	2002	2003	2004	2004	2005

						(unaudited
Balance sheet data:
Cash and cash equivalents	$72,340	$12,885	$15,610	$7,797	$44,201	$17,775	$19,089
Cash deposit for debt extinguishment	—	—	266,657	—	—	—	—
Working capital	79,596	46,150	115,713	77,665	43,626	90,931	62,071
Total assets	3,621,715	3,655,109	3,874,909	3,665,734	3,672,462	3,633,364	3,729,041
Long term debt (including current maturities)	1,738,280	1,524,085	1,706,933	1,417,363	1,372,434	1,373,868	1,334,549
Stockholder’s equity	1,676,756	1,946,086	1,980,712	1,954,542	1,988,739	1,971,213	2,060,810

(1)	EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. For the fiscal years ended 2002 and 2003, EBITDA includes $5.9 million and $21.1 million in loss on debt extinguishment, respectively, and EBITDA for the year ended 2003 also includes a cumulative effect of a change in accounting principle of $40.2 million. EBITDA represents a measure that we believe is customarily used to evaluate the financial performance of companies in the media industry. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to operating income or net income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Because EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to those disclosed by other companies. In addition, the definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes.
Below is a table that reconciles EBITDA to net income (loss):

								Twelve
								months
						Six months ended		ended
	Year ended December 31,					June 30,		June 30,

(dollars in thousands)	2000	2001	2002	2003	2004	2004	2005	2005

								(unaudited)
						(unaudited)
EBITDA	$333,548	$327,704	$328,501	$287,551	$394,464	$186,737	$224,440	$432,167
Depreciation and amortization	310,897	349,550	271,832	284,947	294,056	142,713	141,154	292,497
Interest expense, net	150,460	114,590	94,061	77,350	64,425	31,335	36,324	69,414
Income tax (benefit) expense	(35,879)	(38,870)	(12,434)	(12,338)	11,764	5,277	19,385	25,872

Net (loss) income	$(91,930)	$(97,566)	$(24,958)	$(62,408)	$24,219	$7,412	$27,577	$44,384

(2)	EBITDA margin is defined as EBITDA divided by net revenues.

(3)	Ratio of EBITDA to interest expense is defined as EBITDA divided by net interest expense.

(4)	Ratio of total debt to EBITDA is defined as total debt divided by EBITDA.

(5)	The ratio of earnings to fixed charges is defined as earnings divided by fixed charges. For purposes of this ratio, earnings is defined as net income (loss) before income taxes and cumulative effect of a change in accounting principle and fixed charges. Fixed charges is defined as the sum of interest expense, preferred stock dividends and the component of rental expense that we believe to be representative of the interest factor for those amounts. For the years ended December 31, 2000, 2001, 2002 and 2003, earnings were insufficient to cover fixed charges by $127.8 million, $136.4 million, $37.4 million and $34.5 million, respectively.

Risk factors
You should carefully consider the risks described below, which could cause our operating results and financial condition to be materially adversely affected, as well as other information and data included in this prospectus.
Risks Relating to the Exchange Offer
Holders who fail to exchange their outstanding notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.
If you do not exchange your outstanding notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the outstanding notes under the Securities Act.
Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes. As outstanding notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease could reduce the liquidity of the trading market for the outstanding notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer.
For further information regarding the consequences of not tendering your outstanding notes in the exchange offer, see the discussions below under the captions “The exchange offer— Consequences of failure to properly tender outstanding notes in the exchange” and “Material U.S. federal tax consequences.”
You must comply with the exchange offer procedures to receive exchange notes.
Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:
          • certificates for outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;
          • a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and
          • any other documents required by the letter of transmittal.
Therefore, holders of outstanding notes who would like to tender outstanding notes in exchange for exchange notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The exchange offer— Procedures for tendering” and “The exchange offer— Consequences of failures to properly tender outstanding notes in the exchange.”
Some holders who exchange their outstanding notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
An active trading market may not develop for the notes.
The notes have no established trading market and are not listed on any securities exchange. The notes are eligible for trading in The Portal Market. The initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the exchange notes. However, the initial purchasers of the outstanding notes are not obligated to do so and may discontinue any such market making at any time without notice. The liquidity of any market for the notes will depend upon various factors, including:
          • the number of holders of the notes;
          • the interest of securities dealers in making a market for the notes;
          • the overall market for high yield securities;
          • our financial performance or prospects; and
          • the prospects for companies in our industry generally.
Accordingly, we cannot assure you that a market or liquidity will develop for the notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.
Risks related to the notes
Our substantial indebtedness could adversely affect our business and prevent us from fulfilling our obligations under the notes.
We have a substantial amount of indebtedness. As of June 30, 2005, after giving effect to the offering of the outstanding notes on August 16, 2005 and the application of the net proceeds together with available cash to pay off a portion of our then existing bank credit facility, we would have had approximately $1.3 billion of debt outstanding consisting of approximately $546.4 million in bank debt, $788.4 million in senior subordinated notes and $5.7 million in various other short-term and long-term debt. In addition, the indentures governing our notes and our new bank credit facility allow us to incur substantial additional indebtedness in the future. As of June 30, 2005, we had $213.6 million available to borrow under our then existing bank credit facility. If the new credit facility was in place at that time, the amount available for borrowing under its terms would have been $263.6 million. Our substantial indebtedness and the fact that a large part of our cash flow from operations must be used to make principal and interest payments on our debt may have important consequences, including:
          • making it more difficult for us to satisfy our obligations with respect to the notes;
          • limiting cash flow available to fund our working capital, capital expenditures, potential acquisitions or other general corporate requirements;
          • increasing our vulnerability to general adverse economic and industry conditions;
          • limiting our ability to obtain additional financing to fund future working capital, capital expenditures, potential acquisitions or other general corporate requirements;
          • limiting our flexibility in planning for, or reacting to, changes in our business and industry;
          • placing us at a competitive disadvantage compared to our competitors with less indebtedness; and
          • making it more difficult for us to comply with financial covenants in our new bank credit facility.
In addition, if our operations make less money in the future, we may need to borrow to make principal and interest payments on our debt. Although we have funded recent acquisitions primarily from cash flows from operations, we may also finance certain of our acquisitions through borrowings under our bank credit facility. Since our borrowing capacity under the new bank credit facility is limited, we may not be able to continue to finance future acquisitions at historical rates with borrowings under our new bank credit facility. We may need to borrow additional amounts or seek other sources of financing to fund future acquisitions. Such additional financing may not be available on favorable terms. We may need the consent of the banks under our new bank credit facility, or the holders of other indebtedness, to borrow additional money.
We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations.
Our ability to generate cash flow from operations to make principal and interest payments on our debt, including the notes, will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, our customers’ allocation of advertising expenditures among available media and the amount spent on advertising in general. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. We cannot guarantee that such additional funds or alternative financing will be available on favorable terms, if at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.
Restrictions in our and Lamar Advertising’s debt agreements reduce our operating flexibility and contain covenants and restrictions that create the potential for defaults.
The terms of our new bank credit facility and the indentures relating to our outstanding notes (including the indenture governing the outstanding notes and the exchange notes) and the indenture relating to Lamar Advertising’s outstanding notes restrict, among other things, our ability and the ability of Lamar Advertising to:

•	incur or repay debt;

•	dispose of assets;

•	create liens;

•	make investments;

•	enter into affiliate transactions; and

•	pay dividends.
Under our new bank credit facility, we must maintain specified financial ratios and levels including:

•	a minimum interest coverage ratio;

•	a minimum fixed charges coverage ratio;

•	a maximum senior debt ratio; and

•	a maximum total debt ratio.
If we fail to comply with these tests, the lenders have the right to cause all amounts outstanding under our new bank credit facility to become immediately due. If this were to occur, and the lenders decide to exercise their right to accelerate the indebtedness, it would create serious financial problems for us and could lead to an event of default under the indentures governing our debt, including the notes. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Our ability to comply with these restrictions, and any similar restrictions in future agreements, depends on our operating performance. Because our performance is subject to prevailing economic, financial and business conditions and other factors that are beyond our control, we may be unable to comply with these restrictions in the future.
Your right to receive payments on the notes is junior to our existing senior indebtedness and the existing senior indebtedness of the subsidiary guarantors and possibly all of our and their future indebtedness.
The notes and the subsidiary guarantees will be subordinated in right of payment to the prior payment in full of our and the subsidiary guarantors’ respective current and future senior indebtedness, including our and their obligations under our new bank credit facility. As of June 30, 2005, the notes would have been subordinated to $943.4 million in senior debt, including $940.4 million under our then existing bank credit facility, and $213.6 million of senior debt was available for borrowing under our then existing bank credit facility. If the new credit facility was in place at that time, the amount available for borrowing under its terms would have been $263.6 million. As a result of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets or the assets of the applicable subsidiary guarantor would be available to pay obligations under the notes and our other senior subordinated obligations only after all payments had been made on our senior indebtedness or the senior indebtedness of the applicable subsidiary guarantor. Sufficient assets may not remain after all of these payments have been made to make any payments on the notes and our other senior subordinated obligations (which, after giving effect to the application of the net proceeds from the offering of the outstanding notes to repay a portion of our senior debt, would have totaled $788.4 million as of June 30, 2005), including payments of interest when due. In addition, all payments on the notes and the subsidiary guarantees will be prohibited in the event of a payment default on our senior indebtedness and, for limited periods, upon the occurrence of other defaults under our bank credit facility.
The notes and the subsidiary guarantees are effectively subordinated to all of our and our subsidiary guarantors’ secured indebtedness and all indebtedness of our non-guarantor subsidiaries.
The notes will not be secured. The lenders under our new bank credit facility are secured by a pledge of the stock of all of the subsidiary guarantors and a pledge of our stock. If we or any of the subsidiary guarantors declare bankruptcy, liquidate or dissolve, or if payment under our bank credit facility or any of our other secured indebtedness is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our and our subsidiaries’ secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the notes would in all likelihood recover ratably less than the lenders of our and our subsidiaries’ secured indebtedness in the event of our bankruptcy, liquidation or dissolution. As of June 30, 2005, we had $940.4 million of secured indebtedness outstanding and $213.6 million of additional secured indebtedness was available for borrowing under our then existing bank credit facility. If the new credit facility was in place at that time, the amount available for borrowing under its terms would have been $263.6 million.
In addition, the notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their indebtedness, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. However, under some circumstances, the terms of the notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness. As of June 30, 2005, the non-guarantor subsidiary had no indebtedness outstanding except for approximately $40 thousand in trade payables.
We may not be able to purchase the notes upon a change of control.
Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our new bank credit facility will not allow such repurchase.
Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes by our subsidiaries and require the holders of the notes to return payments received from the subsidiary guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the subsidiary guarantees could be voided, or claims in respect of the subsidiary guarantees could be subordinated to all other debts of a subsidiary guarantor if, either, the subsidiary guarantee was incurred with the intent to hinder, delay or defraud any present or future creditors of the subsidiary guarantor or the subsidiary guarantors, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and the subsidiary guarantor either:
          • was insolvent or rendered insolvent by reason of such incurrence;
          • was engaged in a business or transaction for which such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or
          • intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
If a subsidiary guarantee is voided, you will be unable to rely on the applicable subsidiary guarantor to satisfy your claim in the event that we fail to make one or more required payments due on the notes. In addition, any payment by such subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to such subsidiary guarantor, or to a fund for the benefit of creditors of such subsidiary guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:
          • the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;
          • the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
          • it could not pay its debts as they become due.
On the basis of historical financial information, recent operating history and other factors, we and each subsidiary guarantor believe that, after giving effect to the indebtedness incurred in connection with the offering of the outstanding notes, no subsidiary guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.
Risks related to our business and operations
Our business is derived from advertising and advertising is particularly sensitive to changes in economic conditions and advertising trends.
We sell advertising space to generate revenues. Advertising spending is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during poor economic conditions. A decrease in demand for advertising space could adversely affect our business. A reduction in money spent on our advertising displays could result from:
          • a general decline in economic conditions;
          • a decline in economic conditions in particular markets where we conduct business;
          • a reallocation of advertising expenditures to other available media by significant customers; or
          • a decline in the amount spent on advertising in general.

Our continued growth through acquisitions may become more difficult and involves costs and uncertainties.
Historically, we have substantially increased our inventory of advertising displays through acquisitions. Our growth strategy involves acquiring outdoor advertising businesses and assets in markets where we currently compete, as well as in new markets. The following factors, however, may affect our ability to continue to pursue this strategy effectively:
          • we may not be able to identify suitable candidates for acquisition, particularly as a result of the consolidation of the outdoor advertising industry, and we may have a more difficult time negotiating favorable acquisition terms;
          • we may face increased competition from other outdoor advertising companies for the businesses and assets we wish to acquire, which may result in higher prices for those businesses and assets;
          • we may not have access to sufficient capital resources on acceptable terms, if at all, to finance our acquisitions and may not be able to obtain required consents from our lenders;
          • we may be unable to effectively integrate acquired businesses and assets with our existing operations as a result of unforeseen difficulties that could require significant time and attention from our management that would otherwise be directed at developing our existing business; and
          • we may not realize the benefits and cost savings that we anticipate from our acquisitions.
We face competition from larger and more diversified outdoor advertisers and other forms of advertising that could hurt our performance.
We cannot be sure that in the future we will compete successfully against the current and future forms of outdoor advertising and other media. The competitive pressure that we face could adversely affect our profitability or financial performance. Although we are the largest company focusing exclusively on outdoor advertising, we face competition from larger companies with more diversified operations that also include television, radio and other broadcast media. We also face competition from other forms of media, including newspapers, direct mail advertising and the Internet. We must also compete with an increasing variety of other out-of-home advertising media that include advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses.
If our contingency plans relating to hurricanes fail, the resulting losses could hurt our business.
Although we have developed contingency plans designed to deal with the threat posed to advertising structures by hurricanes, we cannot guarantee that these plans will work. If these plans fail, significant losses could result. For example, we sustained damage and destruction to certain of our advertising displays as a result of four hurricanes hitting the state of Florida in August and September 2004. The revenue lost in the year ended December 31, 2004 was approximately $1.5 million. In August 2005 we also sustained damage and destruction to our advertising structures as a result of Hurricane Katrina. As a result, we estimate that we will have lost revenues of approximately $3 to $4 million and increased capital expenditures of approximately $5 to $10 million in 2005.
We have determined that it is not economical to obtain insurance against losses from hurricanes and other storms. Instead, we have developed contingency plans to deal with the threat of hurricanes. For example, we remove the advertising faces on billboards at the onset of a storm, when possible, which better permits the structures to withstand high winds during a storm. We then replace these advertising faces after the storm has passed. However, these plans may not be effective in the future and, if they are not, significant losses may result.
Our operations are impacted by the regulation of outdoor advertising.
Our operations are significantly impacted by federal, state and local government regulation of the outdoor advertising business.
The federal government conditions federal highway assistance on states imposing location restrictions on the placement of billboards on primary and interstate highways. Federal laws also impose size, spacing, lighting and other limitations on billboards. Some states have adopted standards more restrictive than the federal requirements. Local governments generally control billboards as part of their zoning regulations. Some local governments have enacted ordinances that require removal of billboards by a future date. Others prohibit the construction of new billboards and the reconstruction of significantly damaged billboards, or allow new construction only to replace existing structures.
Local laws that mandate removal of billboards at a future date often do not provide for payment to the owner for the loss of structures that are required to be removed. Some federal and state laws require payment of compensation in such circumstances. Local laws that require the removal of a billboard without compensation have been challenged in state and federal courts with conflicting results. Accordingly, we may not be successful in negotiating acceptable arrangements when our displays have been subject to removal under these types of local laws.
Additional regulations may be imposed on outdoor advertising in the future. Legislation regulating the content of billboard advertisements has been introduced in Congress from time to time in the past. Additional regulations or changes in the current laws regulating and affecting outdoor advertising at the federal, state or local level may have a material adverse effect on our results of operations.
Our logo sign contracts are subject to state award and renewal.
A portion of our revenues and operating income comes from our state-awarded service contracts for logo signs. For the six months ended June 30, 2005, 5% of our net revenues were derived from our logo sign contracts. We cannot predict what remaining states, if any, will start logo sign programs or convert state-run logo sign programs to privately operated programs. We currently compete with other national logo sign providers, as well as local companies, for state-awarded service contracts for logo signs.
Generally, state-awarded logo sign contracts have a term, including renewal options, of ten to twenty years. Some states have the right to terminate a contract early, but in most cases must pay compensation to the logo sign provider for early termination. Typically, at the end of the term of the contract, ownership of the structures is transferred to the state without compensation to the logo sign provider. Of our 21 logo sign contracts in place at June 30, 2005, three are scheduled to terminate, two in July 2005 (in both instances, new logo sign contracts have since been issued to us) and one in December 2005. There is no guarantee that we will be able to obtain new logo sign contracts or renew our existing contracts. In addition, after a new state-awarded logo contract is received, we generally incur significant start-up costs. We cannot guarantee that we will continue to have access to the capital necessary to finance those costs.

We are a wholly owned subsidiary of Lamar Advertising Company, which is controlled by certain significant stockholders who are able to control the outcome of all matters submitted to its stockholders for approval and whose interest in Lamar Advertising and us may be different than yours.
Certain members of the Reilly family, including Kevin P. Reilly, Jr., our president and chief executive officer, as of June 30, 2005, own in the aggregate approximately 16% of Lamar Advertising’s common stock, assuming the conversion of all Class B common stock to Class A common stock. This represents 64.1% of the voting power of Lamar Advertising’s outstanding common stock. By virtue of such stock ownership, such persons have the power to:
          • elect Lamar Advertising’s and our entire board of directors;
          • control Lamar Advertising’s and our management and policies; and
          • determine the outcome of any corporate transaction or other matters required to be submitted to Lamar Advertising’s stockholders for approval, including the amendment of its certificate of incorporation, mergers, consolidation and the sale of all or substantially all of its or our assets.
Because the interests of these shareholders may be different from yours, these shareholders could exercise their control over us in a manner that may be adverse to your interests.

Use of proceeds
The exchange offer is intended to satisfy our obligations under the registration rights agreement. See “Registration rights agreement.” We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the offer and exchange of the exchange notes have been registered under the Securities Act and the exchange notes will not have restrictions on transfer, registration rights or provisions for additional cash interest. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.
On August 16, 2005, we received approximately $393.7 million of net proceeds from our sale of the outstanding notes, after deducting the initial purchasers’ discount and other offering expenses. We used the net proceeds, together with available cash, to repay $394.0 million of our outstanding indebtedness under our then existing bank credit facility. See “Capitalization.”

Capitalization
The following table sets forth our capitalization at June 30, 2005 and on an as adjusted basis to reflect the application of the net proceeds from the sale of the 6 5/8% senior subordinated notes due 2015 on August 16, 2005, together with available cash, to repay a portion of the outstanding indebtedness under our then existing bank credit facility. You should read this table in conjunction with the information under the headings “Use of proceeds,” “Selected historical consolidated financial data,” “Management’s discussion and analysis of financial condition and results of operations” and our unaudited consolidated financial statements and the related notes, each included elsewhere in this prospectus.

	As of June 30, 2005

(dollars in thousands)	Actual	As adjusted

	(unaudited)
Cash and cash equivalents	$19,089	$18,789

Current maturities of long-term debt	83,288	3,413

Long-term debt, less current maturities:
Bank Credit Facility(1)	860,500	546,375
7 1/4% Senior Subordinated Notes due 2013	388,421	388,421
6 5/8% Senior Subordinated Notes due 2015	–	400,000
Other long-term debt	2,007	2,007
8% Subordinated Notes due 2006	333	333

Total long-term debt, less current maturities	1,251,261	1,337,136
Total stockholder’s equity	2,060,810	2,060,810

Total capitalization	3,395,359	3,401,359

(1)	Amounts shown are the amounts outstanding under the then existing term facilities. As of June 30, 2005, we had $213.6 million available under the then existing $225.0 million revolving credit facility. The then existing credit facility also included a $975.0 million term facility. Our new bank credit facility is comprised of a $400.0 million revolving credit facility, a $400.0 million term facility and a $500.0 million incremental facility. Our lenders have no obligation to make additional loans under the incremental facility, but may enter into such commitments in their sole discretion. If our new credit facility was in place as of June 30, 2005, the amount available for borrowing under its terms would have been $263.6 million.

Selected historical consolidated financial data
In the following table, we provide you with our selected consolidated historical information and other operating data for the five years ended December 31, 2000, 2001, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005. We have prepared this information from audited financial statements for the years ended December 31, 2000 through December 31, 2004 and from unaudited financial statements for the six months ended June 30, 2004 and June 30, 2005.
In our opinion, the information for the six months ended June 30, 2004 and June 30, 2005 reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial condition. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as “Management’s discussion and analysis of financial condition and results of operations.”

						Six months ended
	Year ended December 31,					June 30,

(dollars in thousands)	2000	2001	2002	2003	2004	2004	2005

						(unaudited)
Statement of Operations Data:
Net revenues	$687,319	$729,050	$775,682	$810,139	$883,510	$427,891	$497,572
Operating expenses:
Direct advertising expenses	217,465	251,483	274,772	292,017	302,157	148,153	171,220
General and administrative expenses	137,292	150,786	166,895	171,200	187,956	90,916	104,355
Depreciation and amortization	310,897	349,550	271,832	284,947	294,056	142,713	141,154
(Gain) loss on disposition of assets	(986)	(923)	(336)	(1,946)	(1,067)	2,085	(2,443)

Total operating expenses	664,668	750,896	713,163	746,218	783,102	383,867	414,286

Operating income (loss)	22,651	(21,846)	62,519	63,921	100,408	44,024	83,286

Interest expense, net	150,460	114,590	94,061	77,350	64,425	31,335	36,324
Loss on debt extinguishment	–	–	5,850	21,077	–	–	–

(Loss) earnings before income taxes and cumulative effect of change in accounting principle	(127,809)	(136,436)	(37,392)	(34,506)	35,983	12,689	46,962
Income tax (benefit) expense	(35,879)	(38,870)	(12,434)	(12,338)	11,764	5,277	19,385

(Loss) earnings before cumulative effect of a change in accounting principle	(91,930)	(97,566)	(24,958)	(22,168)	24,219	7,412	27,577
Cumulative effect of a change in accounting principle	–	–	–	40,240	–	–	–

Net (loss) income	$(91,930)	$(97,566)	$(24,958)	$(62,408)	$24,219	$7,412	$27,577
Other data:
EBITDA(1)	$333,548	$327,704	$328,501	$287,551	$394,464	$186,737	$224,440
EBITDA margin(2)	49%	45%	42%	35%	45%	44%	45%
Ratio of earnings to fixed charges(3)	0.3x	0.1x	0.7x	0.7x	1.3x	1.2x	1.7x
Cash flows from operating activities	$177,962	$198,702	$253,245	$274,856	$345,739	$136,472	$137,091
Cash flows used in investing activities	$431,435	$378,538	$154,954	$207,765	$262,881	$81,964	$123,698
Cash flows provided by (used in) financing activities	$317,412	$120,381	$(95,566)	$(74,904)	$(46,454)	$(44,530)	$(38,505)

						As of
	As of December 31,					June 30,

(dollars in thousands)	2000	2001	2002	2003	2004	2004

						(unaudited)
Balance sheet data:
Cash and cash equivalents	$72,340	$12,885	$15,610	$7,797	$44,201	$19,089
Cash deposit for debt extinguishment	—	—	266,657	—	—	—
Working capital	79,596	46,150	115,713	77,665	43,626	62,071
Total assets	3,621,715	3,655,109	3,874,909	3,665,734	3,672,462	3,729,041
Long term debt (including current maturities)	1,738,280	1,524,085	1,706,933	1,417,363	1,372,434	1,334,549
Stockholder’s equity	1,676,756	1,946,086	1,980,712	1,954,542	1,988,739	2,060,810

(1)	EBITDA is defined as earnings (loss) before interest, taxes, depreciation, and amortization. For the fiscal years ended 2002 and 2003, EBITDA includes $5.9 million and $21.1 million in loss on debt extinguishment, respectively, and EBITDA for the year ended 2003 also includes a cumulative effect of a change in accounting principle of $40.2 million. EBITDA represents a measure that we believe is customarily used to evaluate the financial performance of companies in the media industry. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to operating income or net income as an indicator of our operating performance or to net cash provided by operating activities as a measure of its liquidity. Because EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to those disclosed by other companies. In addition, the definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes.
Below is a table that reconciles EBITDA to net (loss) income:

						Six months ended
	Year ended December 31,					June 30,

(dollars in thousands)	2000	2001	2002	2003	2004	2004	2005

						(unaudited)
EBITDA	$333,548	$327,704	$328,501	$287,551	$394,464	$186,737	$224,440
Depreciation and amortization	310,897	349,550	271,832	284,947	294,056	142,713	141,154
Interest expense, net	150,460	114,590	94,061	77,350	64,425	31,335	36,324
Income tax (benefit) expense	(35,879)	(38,870)	(12,434)	(12,338)	11,764	5,277	19,385

Net (loss) income	$(91,930)	$(97,566)	$(24,958)	$(62,408)	$24,219	$7,412	$ 27,577

(2)	EBITDA margin is defined as EBITDA divided by net revenues.

(3)	The ratio of earnings to fixed charges is defined as earnings divided by fixed charges. For purposes of this ratio, earnings is defined as net income (loss) before income taxes and cumulative effect of a change in accounting principle and fixed charges. Fixed charges is defined as the sum of interest expense, preferred stock dividends and the component of rental expense that we believe to be representative of the interest factor for those amounts. For the years ended December 31, 2000, 2001, 2002 and 2003, earnings were insufficient to cover fixed charges by $127.8 million, $136.4 million, $37.4 million and $34.5 million, respectively.

Management’s discussion and analysis of
financial condition and results of operations
The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors described in the section entitled “Risk factors” and elsewhere in this prospectus.
Overview
Our net revenues, which represent gross revenues less commissions paid to advertising agencies that contract for the use of advertising displays on behalf of advertisers, are derived primarily from the sale of advertising on outdoor advertising displays that we own and operate. We rely on sales of advertising space for our revenues, and our operating results are therefore affected by general economic conditions, as well as trends in the advertising industry. Advertising spending is particularly sensitive to changes in general economic conditions.
Since December 31, 2001, we have increased the number of outdoor advertising displays we operate by approximately 6% by completing over 275 strategic acquisitions of outdoor advertising and transit assets for an aggregate purchase price of approximately $631.5 million, which included the issuance of 4,050,958 shares of Lamar Advertising Class A common stock valued at the time of issuance at approximately $152.5 million and warrants valued at the time of issuance of approximately $1.8 million. We have financed our recent acquisitions and intend to finance our future acquisition activity from available cash, borrowings under our bank credit agreement and the issuance of Class A common stock. See “— Liquidity and capital resources” below. As a result of acquisitions, the operating performances of our individual markets and Lamar Media as a whole are not necessarily comparable on a year-to-year basis. With the exception of the new markets acquired as a result of the acquisition of Obie Media Corporation on January 18, 2005 (“the Obie markets”), the acquisitions completed during the six months ended June 30, 2005 were in existing markets. The Obie markets are comprised primarily of transit assets and represent new markets for us. Although none of these acquisitions have caused material integration issues, additional time and resources are required to integrate new markets successfully into our business. We expect to continue to pursue acquisitions that complement our business.
Growth of our business requires expenditures for maintenance and capitalized costs associated with new billboard displays, logo sign and transit contracts, and the purchase of real estate and operating equipment. The following table presents a breakdown of capitalized expenditures for the years ended December 31, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005:

				Six months ended
	Year ended December 31,			June 30,

(in thousands)	2002	2003	2004	2004	2005

				(unaudited)
Billboard	$47,424	$51,390	$57,195	$24,185	$34,956
Logos	6,605	7,315	6,320	1,152	2,807
Transit	3,949	1,982	1,190	775	462
Land and buildings	13,761	9,823	10,896	5,765	7,330
Other property, plant and equipment	6,651	7,765	5,564	3,072	5,030

Total capital expenditures	$78,390	$78,275	$81,165	$34,949	$50,585

Results of operations
The following is a discussion of the consolidated financial condition and results of operations of Lamar Media for the years ended December 31, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005. This discussion should be read in conjunction with the consolidated financial statements of Lamar Media and the related notes.
The following table presents certain items in the Consolidated Statements of Operations as a percentage of net revenues for Lamar Media Corp. for the years ended December 31, 2002, 2003 and 2004, and the six months ended June 30, 2004 and 2005:

				Six months ended
	Year ended December 31,			June 30,

	2002	2003	2004	2004	2005

				(unaudited)
Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Direct advertising expenses	35.4	36.0	34.2	34.6	34.4
General and administrative expenses	18.0	18.0	17.9	17.9	17.3
Corporate expenses	3.5	3.1	3.4	3.3	3.6
Depreciation and amortization	35.0	35.2	33.3	33.4	28.4
Operating income	8.1	7.9	11.4	10.3	16.7
Interest expense, net	12.2	9.6	7.3	7.3	7.3
Net (loss) income	(3.2)	(7.7)	2.7	1.7	5.5

Six months ended June 30, 2005 compared to six months ended June 30, 2004
Net revenues increased $69.7 million or 16.3% to $497.6 million for the six months ended June 30, 2005 from $427.9 million for the same period in 2004. This increase was attributable primarily to an increase in billboard net revenues of $47.5 million or 11.8% over the prior period, a $2.3 million increase in logo sign revenue, which represents an increase of 11.0% over the prior period, and a $19.6 million increase in transit revenue over the prior period, primarily due to the Obie acquisition.
The increase in billboard net revenue of $47.5 million was generated by acquisition activity of approximately $18.7 million and internal growth of approximately $28.8 million, while the increase in logo sign revenue of $2.3 million was generated by internal growth across various markets within the logo sign programs. The increase in transit revenue of approximately $19.6 million was due to internal growth of approximately $2.3 million and acquisition activity primarily resulting from the Obie acquisition of $17.3 million.
Net revenues (excluding revenues from the Obie markets) for the six months ended June 30, 2005, as compared to acquisition-adjusted net revenue for the six months ended June 30, 2004, increased $30.7 million or 6.9% as a result of net revenue internal growth. See “— Reconciliations” below.
Operating expenses, exclusive of depreciation and amortization and gain on sale of assets, increased $36.5 million or 15.3% to $275.6 million for the six months ended June 30, 2005 from $239.1 million for the same period in 2004. There was a $32.7 million increase as a result of additional operating expenses related to the operations of acquired outdoor advertising assets and increases in costs in operating our core assets and a $3.8 million increase in corporate expenses. The increase in corporate expenses is primarily related to increased legal fees, additional accounting and professional fees related to Sarbanes-Oxley compliance and additional expenses related to expanded efforts in our business development and national sales department.

Depreciation and amortization expense remained relatively constant for the six months ended June 30, 2005 as compared to the six months ended June 30, 2004.
Due to the above factors, operating income increased $39.3 million to $83.3 million for six months ended June 30, 2005 compared to $44.0 million for the same period in 2004.
Interest expense increased $5.5 million from $31.5 million for the six months ended June 30, 2004 to $37.0 million for the six months ended June 30, 2005 due to an increase in interest rates.
The increase in operating income offset by the increase in interest expense described above resulted in a $34.3 million increase in income before income taxes. This increase in income resulted in an increase in the income tax expense of $14.1 million for the six months ended June 30, 2005 over the same period in 2004. The effective tax rate for the six months ended June 30, 2005 was 41.3%, which is greater than the statutory rates due to permanent differences resulting from non-deductible expenses.
As a result of the above factors, we recognized net income for the six months ended June 30, 2005 of $27.6 million, as compared to net income of $7.4 million for the same period in 2004.
Reconciliations
Because acquisitions occurring after December 31, 2003 (the “Acquired Assets”) have contributed to our net revenue results for the period presented, we provide 2004 acquisition-adjusted net revenue, which adjusts our 2004 net revenue for the six months ended June 30, 2004 by adding to it the net revenue generated by the Acquired Assets (excluding assets acquired in the Obie markets) prior to our acquisition of them for the same time frame that those assets were owned in the six months ended June 30, 2005. We provide this information as a supplement to net revenues to enable investors to compare periods in 2005 and 2004 on a more consistent basis without the effects of acquisitions. Management uses this comparison to assess how well we are performing with our existing assets. Our management has excluded revenues from the Obie markets in the 2005 periods and no adjustment has been made to the 2004 periods with respect to the Obie markets because of operational issues that are unique to the assets in the Obie markets, which are comprised primarily of transit assets. Management intends to exclude revenues from the Obie markets in this manner until we have owned and operated these assets for twelve months.
Acquisition-adjusted net revenue is not determined in accordance with generally accepted accounting principles (GAAP). For this adjustment, we measure the amount of pre-acquisition revenue generated by the assets (excluding the Obie markets) during the period in 2004 that corresponds with the actual period we have owned the assets in 2005 (to the extent within the period to which this discussion relates). We refer to this adjustment as “acquisition net revenue, excluding the Obie markets.” Net revenue (excluding revenues from the Obie markets) is also not determined in accordance with GAAP and excludes the revenue generated by the assets in the Obie markets from our reported net revenue during the 2005 period. Reconciliations of 2004 reported net revenue to 2004 acquisition-adjusted net revenue and 2005 reported net revenue to 2005 net revenue (excluding revenues from the Obie markets) for the six month periods ended June 30, as well as a comparison of 2004 acquisition-adjusted net revenue to 2005 net revenue (excluding revenues from the Obie markets) for the six month period ended June 30, are provided below:

Reconciliation of reported net revenue to acquisition-adjusted net revenue

Six months ended
(in thousands)	June 30, 2004

Reported net revenue	$427,891
Acquisition net revenue, excluding the Obie markets	17,568

Acquisition-adjusted net revenue	$445,459

Reconciliation of reported net revenue to net revenue (excluding revenues from the Obie markets)

Six months ended
(in thousands)	June 30, 2005

Reported net revenue	$497,572
Less net revenue— Obie markets	(21,387)

Net revenue (excluding revenues from the Obie markets)	$476,185

Comparison of 2005 net revenue (excluding revenues from the Obie markets) to 2004 acquisition-adjusted net revenue

	Six months ended
	June 30,

(in thousands)	2004	2005

Reported net revenue	$427,891	$497,572
Acquisition net revenue, excluding the Obie markets	17,568	–
Less net revenue— Obie markets	–	(21,387)

Adjusted totals	$445,459	$476,185

Year ended December 31, 2004 compared to year ended December 31, 2003
Net revenues increased $73.4 million or 9.1% to $883.5 million for the year ended December 31, 2004 from $810.1 million for the same period in 2003. This increase was attributable primarily to (i) an increase in billboard net revenues of $73.3 million which represents an increase of 9.7% over the prior year, (ii) a $0.8 million increase in logo sign revenue, which represents an increase of 1.9% over the prior year, and (iii) a $0.8 million decrease in transit revenue, which represents a 7.6% decrease over the prior year.
The increase in billboard net revenue of $73.3 million was due to both growth generated by acquisition activity of approximately $18.8 million and internal growth of approximately $54.5 million as a result of increases in both pricing and occupancy. These increases were net of the revenue lost during the year ended December 31, 2004 of approximately $1.5 million as a result of the damage and destruction to our advertising displays caused by the hurricanes that hit the state of Florida in August and September 2004. The increase in logo sign revenue of $0.8 million was generated by internal growth across various markets within the logo sign programs of approximately $2.1 million, offset by a decrease related to divestitures of approximately $1.3 million. There was an increase in transit revenue due to internal growth of approximately $0.8 million, but this was offset by a decrease related to divestitures of approximately $1.6 million. Net revenues for the year ended December 31, 2004 as compared to acquisition-adjusted net revenue for the year ended December 31, 2003, increased $57.4 million or 6.9% as a result of net revenue internal growth. See “—Reconciliation of 2003 acquisition-adjusted net revenue in comparison to 2004 reported net revenue.”
Operating expenses, exclusive of depreciation and amortization and gain (loss) on disposition of assets, increased $26.9 million or 5.8% to $490.1 million for the year ended December 31, 2004 from $463.2 million for the same period in 2003. There was a $22.3 million increase as a result of additional operating expenses related to the operations of acquired outdoor advertising assets and increases in costs in operating our core assets and a $4.6 million increase in corporate expenses. The increase in corporate expenses is primarily related to the new national sales department established in 2004 at the corporate headquarters, increased legal fees, additional accounting and professional fees related to Sarbanes-Oxley compliance and additional expenses related to expanded efforts in our business development.
Depreciation and amortization expense increased $9.2 million or 3.2% from $284.9 million for the year ended December 31, 2003 to $294.1 million for the year ended December 31, 2004, due to continued acquisition activity, capital expenditures and additional charges related to the remaining net book value of structures destroyed by the storms in the third quarter.
Due to the above factors, operating income increased $36.5 million to $100.4 million for the year ended December 31, 2004 compared to $63.9 million for the same period in 2003.
In the first quarter of 2003, we recorded approximately $11.2 million as a loss on extinguishment of debt related to the prepayment of our 9 5/8% Senior Subordinated Notes due 2006 and the write-off of related debt issuance costs. In the second quarter of 2003, we recorded a loss on extinguishment of debt of $5.8 million, related to the prepayment of $100.0 million in principal amount of our 8 5/8% Senior Subordinated Notes due 2007. In December 2003, we redeemed the remaining $100.0 million of our 8 5/8% Senior Subordinated Notes due 2007 for a redemption price equal to 102.875% of the principal amount of the notes. As a result of this redemption, we recorded a loss on extinguishment of debt of $4.2 million related to the prepayment of the notes and associated debt issuance costs. During the year ended December 31, 2004, there were no refinancing activities resulting in a loss on extinguishment of debt.
Interest expense decreased $13.0 million from $77.9 million for the year ended December 31, 2003 to $64.9 million for the year ended December 31, 2004 as a result of lower interest rates both on existing and refinanced debt.
The increase in operating income, the absence of a loss on extinguishment of debt, and the decrease in interest expense described above resulted in a $70.5 million increase in income before income taxes and cumulative effect of a change in accounting principle. This increase in income resulted in an increase in income tax expense of $24.1 million for the year ended December 31, 2004 over the same period in 2003. The effective tax rate for the year ended December 31, 2004 is 32.7%.
As a result of the above factors and the absence of a cumulative effect of a change in accounting principle, we recognized net income for the year ended December 31, 2004 of $24.2 million, as compared to a net loss of $62.4 million for the same period in 2003.

Reconciliation of 2003 acquisition-adjusted net revenue in comparison to 2004 reported net revenue:
Because acquisitions occurring after December 31, 2002 (the “Acquired Assets”) have contributed to our net revenue results for the periods presented, we provide 2003 acquisition-adjusted net revenue, which adjusts our 2003 net revenue by adding to it the net revenue generated by the Acquired Assets in 2003 prior to our acquisition of them for the same time frame that those assets were owned in 2004. We provide this information as a supplement to net revenues to enable investors to compare periods in 2004 and 2003 on a more consistent basis without the effects of acquisitions. Management uses this comparison to assess how well we are performing with our existing assets. Acquisition-adjusted net revenue is not determined in accordance with generally accepted accounting principles (GAAP). For this adjustment, we measure the amount of pre-acquisition revenue generated by the assets during the period in 2003 that corresponds with the actual period we have owned the assets in 2004 (to the extent within the period to which this discussion relates). We refer to this adjustment as “acquisition net revenue.” A reconciliation of reported net revenue to acquisition-adjusted net revenue is provided below:
Reconciliation of 2003 reported net revenue to 2003 acquisition-adjusted net revenue as compared to 2004 reported net revenue:

(in thousands)	2003	2004

Reported net revenue	$810,139	$883,510
Acquisition net revenue	15,994	–

2004 reported net revenue as compared to 2003 acquisition-adjusted net revenue	$826,133	$883,510

Year ended December 31, 2003 compared to year ended December 31, 2002
Net revenues increased $34.4 million or 4.4% to $810.1 million for the year ended December 31, 2003 from $775.7 million for the same period in 2002. This increase was attributable primarily to (i) an increase in billboard net revenues of $29.8 million which represents a 4.1% increase over the prior year, (ii) a $3.2 million increase in logo sign revenue, which represents an increase of 8.4% over the prior year, and (iii) a $1.5 million increase in transit revenue, which represents a 17.0% increase over the prior year.
The increase in billboard net revenue of $29.8 million was due to both growth generated by acquisition activity of approximately $20.0 million and internal growth of approximately $9.8 million as a result of increases in both pricing and occupancy while the increase in logo sign revenue of $3.2 million was generated by internal growth across various markets within the logo sign programs. In addition, the increase in transit revenue of $1.5 million is due to internal growth. Net revenues for the year ended December 31, 2003 as compared to acquisition-adjusted net revenue for the year ended December 31, 2002, increased $14.4 million or 1.8% as a result of net revenue internal growth. See “—Reconciliation of 2002 acquisition-adjusted net revenue in comparison to 2003 reported net revenue.”
Operating expenses, exclusive of depreciation and amortization and gain on sale of assets, increased $21.5 million or 4.9% to $463.2 million for the year ended December 31, 2003 from $441.7 million for the same period in 2002. There was a $23.6 million increase as a result of additional operating expenses related to the operations of acquired outdoor advertising assets and increases in costs in operating our core assets. This increase was offset by a $2.0 million decrease in corporate expenses due to the partial reversal in the second quarter of 2003 of a charge related to a jury verdict rendered against us in the third quarter of 2002, which is discussed below.
In the third quarter of 2002, we recorded a charge of $2.3 million related to a jury verdict rendered in August 2002 against us for compensatory and punitive damages. In May 2003, the Court ordered a reduction to the punitive damage award, which was subject to the plaintiff’s consent. The plaintiff rejected the reduced award and the Court ordered a new trial. Based on legal analysis, management believed the best estimate of our potential liability related to this claim was $1.3 million as of December 31, 2003. The $1.0 million reduction in the reserve for this liability was recorded as a reduction of corporate expenses in the second quarter of 2003.
Depreciation and amortization expense increased $13.1 million or 4.8% from $271.8 million for the year ended December 31, 2002 to $284.9 million for the year ended December 31, 2003, due to continued acquisition activity and capital expenditures and additional depreciation and accretion of $12.6 million related to our adoption of Financial Accounting Standard 143, “Accounting for Asset Retirement Obligations,” which was effective January 1, 2003.
Due to the above factors, operating income increased $1.4 million to $63.9 million for year ended December 31, 2003 compared to $62.5 million for the same period in 2002.
In January 2003, we redeemed all of our outstanding 9 5/8% Senior Subordinated Notes due 2006 in aggregate principal amount of approximately $255.0 million for a redemption price equal to 103.208% of the principal amount of the notes. In the first quarter of 2003, we recorded approximately $11.2 million as a loss on extinguishment of debt related to the prepayment of the 9 5/8% Senior Subordinated Notes due 2006 and the write-off of related debt issuance costs.
In June 2003, we redeemed $100.0 million in principal amount of our 8 5/8% Senior Subordinated Notes due 2007, for a redemption price equal to 104.313% of the principal amount of the notes. In the second quarter of 2003, we recorded a loss on extinguishment of debt of $5.8 million related to this prepayment.
In December 2003, we redeemed the remaining $100.0 million of our 8 5/8% Senior Subordinated Notes due 2007 for a redemption price equal to 102.875% of the principal amount of the notes. As a result of this redemption, we recorded a loss on extinguishment of debt of $4.2 million in the fourth quarter of 2003 related to the prepayment of the notes and associated debt issuance costs.
Interest expense decreased $17.1 million from $95.0 million for the year ended December 31, 2002 to $77.9 million for the year ended December 31, 2003 as a result of lower interest rates both on existing and recently refinanced debt.
The increase in operating income and the decrease in interest expense described above offset by the loss on extinguishment of debt resulted in a $2.9 million decrease in loss before income taxes and cumulative effect of a change in accounting principle. There was no change in the income tax benefit for the year ended December 31, 2003 over the same period in 2002 due primarily to the small decrease in loss before income taxes and cumulative effect of a change in accounting principle and to an increase in total tax benefit resulting from changes to the expected utilization of our net operating loss carryforward. The effective tax rate for the year ended December 31, 2003 is 35.8%.
Due to the adoption of SFAS No. 143, we recorded a cumulative effect of a change in accounting principle for the year ended December 31, 2003 in the amount of $40.2 million net of an income tax benefit of $25.7 million.

As a result of the above factors, we recognized a net loss for the year ended December 31, 2003 of $62.4 million, as compared to a net loss of $25.0 million for the same period in 2002.
Reconciliation of 2002 acquisition-adjusted net revenue in comparison to 2003 reported net revenue:
Because acquisitions occurring after December 31, 2001 (the “Acquired Assets”) have contributed to our net revenue results for the periods presented, we provide 2002 acquisition-adjusted net revenue, which adjusts our 2002 net revenue by adding to it the net revenue generated by the Acquired Assets in 2002 prior to our acquisition of them for the same time frame that those assets were owned in 2003. We provide this information as a supplement to net revenues to enable investors to compare periods in 2003 and 2002 on a more consistent basis without the effects of acquisitions. Management uses this comparison to assess how well we are performing with our existing assets. Acquisition-adjusted net revenue is not determined in accordance with generally accepted accounting principles (GAAP). For this adjustment, we measure the amount of pre-acquisition revenue generated by the assets during the period in 2002 that corresponds with the actual period we have owned the assets in 2003 (to the extent within the period to which this report relates). We refer to this adjustment as “acquisition net revenue.” A reconciliation of reported net revenue to acquisition-adjusted net revenue is provided below:
Reconciliation of 2002 reported net revenue to 2002 acquisition-adjusted net revenue as compared to 2003 reported net revenue:

(in thousands)	2002	2003

Reported net revenue	$775,682	$810,139
Acquisition net revenue	20,016	–

2003 reported net revenue as compared to 2002 acquisition-adjusted net revenue	$795,698	$810,139

Liquidity and capital resources
Overview
We have historically satisfied our working capital requirements with cash from operations and borrowings under our bank credit facility. We are the borrower under the bank credit facility and maintain all corporate cash balances. Any cash requirements of Lamar Advertising, therefore, must be funded by distributions from us. Our acquisitions have been financed primarily with funds borrowed under the bank credit facility and issuance of Lamar Advertising Class A common stock and debt securities. If an acquisition is made by one of our subsidiaries using the Lamar Advertising’s Class A common stock, a permanent contribution of additional paid-in-capital of Class A common stock is distributed to that subsidiary.
Six months ended June 30, 2005
Sources of cash
Total Liquidity at December 31, 2004 and June 30, 2005. As of December 31, 2004, we had approximately $260.3 million of total liquidity, which is comprised of approximately $44.2 million in cash and cash equivalents and the ability to draw approximately $216.1 million under our then existing revolving bank credit facility. As of June 30, 2005 we had approximately $232.7 million of total liquidity, which is comprised of approximately $19.1 million in cash and cash equivalents and the ability to draw approximately $213.6 million under our then existing revolving bank credit facility. Under the terms of our new revolving bank credit facility, we would have had the ability to draw approximately $263.6 million as of June 30, 2005.
Cash Generated by Operations. For the years ended December 31, 2002, 2003 and 2004 our cash provided by operating activities was $253.2 million, $274.9 million and $345.7 million, respectively. While our net income was approximately $24.2 million for the year ended December 31, 2004, we generated cash from operating activities during 2004 primarily due to adjustments needed to reconcile net income (loss) to cash provided by operating activities, which primarily includes depreciation and amortization of $294.1 million. In addition, there was an increase in working capital of $10.1 million. For the six months ended June 30, 2004 and 2005 our cash provided by operating activities was $136.5 million and $137.1 million, respectively. While our net income was approximately $27.6 million for the six months ended June 30, 2005, we generated cash from operating activities of $137.1 million during that same period, primarily due to adjustments needed to reconcile net income to cash provided by operating activities, which primarily consisted of depreciation and amortization of $141.2 million. In addition, there was an increase in working capital of $50.6 million. We expect to generate cash flows from operations during 2005 in excess of our cash needs for operations and capital expenditures as described herein. We expect to use the excess cash generated principally for acquisitions and to reduce debt. See “—Cash flows” for more information.
Credit Facilities. As of December 31, 2004 and June 30, 2005 we had approximately $216.1 million and $213.6 million, respectively, of unused capacity under our then existing revolving credit facility. The then existing bank credit facility was comprised of a $225.0 million revolving bank credit facility and a $975.0 million term facility and also included a $500.0 million incremental facility.
On September 30, 2005 we refinanced our existing bank credit facility with a new bank credit facility. The new bank credit facility is comprised of a $400.0 million revolving credit facility, a $400.0 million term facility and a $500.0 million incremental facility. We may designate a wholly owned subsidiary as a subsidiary borrower under the incremental loan facility that can borrow up to $50.0 million of the incremental facility on or before March 31, 2006. Our lenders have no obligation to make additional loans to us, or any designated subsidiary borrower, under the incremental facility, but may enter into such commitments in their sole discretion.
Proceeds from the Sale of Debt and Equity Securities. In January 2003, we redeemed all of our outstanding 9 5/8% Senior Subordinated Notes due 2006 in aggregate principal amount of approximately $255.0 million for a redemption price equal to 103.208% of the principal amount of the notes. As a result of this redemption, we recorded a loss on extinguishment of debt of $11.2 million, which consisted of a prepayment penalty of $8.2 million and associated debt issuance costs of approximately $3.0 million.
In June 2003, we called for the redemption of $100.0 million of our $200.0 million 8 5/8% Senior Subordinated Notes due 2007. The redemption was funded by the issuance on June 12, 2003 of a $125.0 million add-on to our $260.0 million 7 1/4% Notes due 2013 issued in December 2002. The issue price of the $125.0 million 7 1/4% Notes was 103.661% of the principal amount of the notes, which yields an effective rate of 6 5/8%. The redemption price of the $100.0 million 8 5/8% senior subordinated notes was equal to 104.313% of the principal amount of the notes. As a result of this redemption, we recorded a loss on extinguishment of debt of $5.8 million, which consisted of a prepayment penalty of $4.3 million and associated debt issuance costs of approximately $1.5 million.
In July 2003, our parent, Lamar Advertising redeemed all of its $287.5 million 5 1/4% Convertible Notes due 2006. The redemption was funded by the issuance by Lamar Advertising on June 16,

2003 of $287.5 million 2 7/8% Convertible Notes due 2010. The redemption price of the notes was equal to 103.0% of the principal amount of the notes. As a result of this redemption, Lamar Advertising recorded a loss on extinguishment of debt of $12.6 million, which consisted of a prepayment penalty of $8.6 million and associated debt issuance costs of approximately $4.0 million.
In December 2003, we redeemed the remaining $100.0 million of our 8 5/8% Senior Subordinated Notes due 2007 for a redemption price equal to 102.875% of the principal amount of the notes. The redemption was funded by cash from operations and borrowings under our then existing bank credit facility. As a result of this redemption, we recorded a loss on extinguishment of debt of $4.2 million, which consisted of a prepayment penalty of $2.9 million and associated debt issuance costs of approximately $1.3 million.
As a result of the refinancing of indebtedness described above, we estimate an annualized savings in interest expense of approximately $20.7 million.
Factors affecting sources of liquidity
Internally Generated Funds. The key factors affecting internally generated cash flows are general economic conditions, specific economic conditions in the markets where we conduct our business and overall spending on advertising by advertisers.
Restrictions Under Credit Facilities and Other Debt Securities. Currently we have outstanding approximately $385.0 million 7 1/4% Senior Subordinated Notes due 2013 issued in December 2002 and June 2003 and $400.0 million 6 5/8% Senior Subordinated Notes due 2015 issued in August 2005. The indentures relating to our outstanding notes restrict our ability to incur indebtedness other than:
          • up to $1.3 billion of indebtedness under our new bank credit facility;
          • currently outstanding indebtedness or debt incurred to refinance outstanding debt;
          • inter-company debt between us and our subsidiaries or between subsidiaries;
          • certain purchase money indebtedness and capitalized lease obligations to acquire or lease property in the ordinary course of business that cannot exceed the greater of $20 million or 5% of our net tangible assets; and
          • additional debt not to exceed $40 million.
We are required to comply with certain covenants and restrictions under our bank credit agreement. If we fail to comply with these tests, our obligations under the bank credit agreement may be accelerated. At June 30, 2005, we were in compliance with all such tests under our then existing back credit agreement and we are currently in compliance with all such tests under our new bank credit agreement.
We cannot exceed the following financial ratios under our new bank credit facility:
          • a total debt ratio, defined as total consolidated debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 6.00 to 1 from September 30, 2005 through September 30, 2007 and 5.75 to 1 from October 1, 2007; and
          • a senior debt ratio, defined as total consolidated senior debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 3.25 to one.

In addition, our new bank credit facility requires that we maintain the following financial ratios:
          • an interest coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to total consolidated accrued interest expense for that period, of at least 2.25 to one; and
          • a fixed charges coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to (1) the total payments of principal and interest on debt for such period, plus (2) capital expenditures made during such period, plus (3) income and franchise tax payments made during such period, plus (4) dividend payments (other than payments deducted in computing EBITDA and payments included in interest expense), of at least 1.05 to one.
As defined under our new bank credit facility, EBITDA is, for any period, operating income for Lamar Media and its restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest expense, interest in respect of mirror loan indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by us or any of our restricted subsidiaries) income or loss attributable to equity in affiliates for such period) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any casualty events whereby insurance or other proceeds are received and certain dispositions not in the ordinary course. Any restricted payment made by us or any of our restricted subsidiaries to Lamar Advertising during any period to enable Lamar Advertising to pay certain qualified expenses on our behalf and our subsidiaries shall be treated as our operating expenses for the purposes of calculating EBITDA for such period. EBITDA under the new bank credit agreement is also adjusted to reflect certain acquisitions or dispositions as if such acquisitions or dispositions were made on the first day of such period if and to the extent such operating expenses would be deducted in the calculation of EBITDA if funded directly by Lamar Media or any restricted subsidiary.
We believe that our current level of cash on hand, availability under our new bank credit agreement and future cash flows from operations are sufficient to meet our operating needs through the year 2005. All debt obligations are reflected on our balance sheet.
Uses of cash
Capital Expenditures. Capital expenditures excluding acquisitions were approximately $81.2 million and $50.6 million for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively. We anticipate our 2005 total capital expenditures for construction and improvements to be approximately $85.0 million.
Acquisitions. During the year ended December 31, 2004 and the six months ended June 30, 2005, we financed acquisition activity of approximately $193.8 million and $114.2 million, respectively, with borrowings under our revolving credit facility and cash on hand totaling $189.5 million and $70.9 million, respectively, as well as the issuance of Class A common stock of Lamar Advertising valued at the time of issuance at approximately $4.3 million and $43.3 million, respectively. In 2005, we expect to spend between $150.0 and $175.0 million on acquisitions, which we may finance through borrowings, cash on hand, the issuance of Class A common stock of Lamar Advertising, or some combination of the foregoing, depending on market conditions. We plan on continuing to invest in both capital expenditures and acquisitions that can provide high returns in light of existing market conditions.
Debt Service and Contractual Obligations. As of June 30, 2005, we had outstanding debt of approximately $1.3 billion. For the year ending December 31, 2005 we are obligated to make a total of approximately $143.9 million in interest and principal payments on outstanding debt, which includes approximately $69 million of principal reduction obligations and revolver commitment reductions under our old bank credit agreement. There are no principal payment obligations under our new bank credit agreement for the year ended December 31, 2005. In addition, we have fixed commercial commitments, which are detailed as follows:

		Payments due by period
(in millions)
	December 31,
	2004	Less than			After
Contractual obligations	Total	1 Year	1-3 Years	4-5 Years	5 Years

Long-term debt	$1,372.4	$72.5	$207.6	$182.6	$909.7
Interest obligations on long term debt (1)	432.8	71.4	130.8	111.3	119.3
Billboard site and other operating leases	944.9	125.1	203.0	154.0	462.8

Total payments due	$2,750.1	$269.0	$541.4	$447.9	$1,491.8

(1) Interest rates on our variable rate instruments are assuming rates at the December 2004 levels.

(in millions)
	Total amount	Amount of expiration per period
	committed
	December 31,	Less than
Other commercial commitments	2004	1 Year	1-3 Years	4-5 Years	After 5 Years

Revolving bank facility(2)	$225.0	–	–	$225.0	–
Standby letters of credit (3)	8.9	2.3	5.9	0.7	–

(2) Reflects terms of the old revolving bank credit facility, which had $0 outstanding at December 31, 2004 and June 30, 2005.
(3) The standby letters of credit are issued under our revolving bank facility and reduce the availability of the facility by the same amount.
Cash flows
Our cash flows provided by operating activities increased by $70.9 million for the year ended December 31, 2004 due primarily to an increase in net income of $86.6 million as described in “Results of operations” offset by a decrease in adjustments to reconcile net income (loss) to cash provided by operating activities of $32.0 million, which primarily is an increase in depreciation and amortization of $9.1 million resulting from the acquisitions described under “—Uses of cash— Acquisitions” and an increase in deferred income tax expense of $20.5 million offset by the absence of the cumulative effect of a change in accounting principle of $40.2 million and loss on debt extinguishment of $21.1 million. In addition, as compared to the same period in 2003, there were increases in the change in receivables of $1.4 million, in other assets of $21.9 million, in trade accounts payable of $2.8 million and decreases in the change in accrued expenses of $9.7 million.
Our cash flows provided by operating activities increased by $0.6 million for the six months ended June 30, 2005 due primarily to an increase in net income of $20.2 million as described in Results of Operations and an increase in adjustments to reconcile net income to cash provided by operating activities of $6.2 million, which primarily is an increase in deferred income tax expense of $12.4 million, offset by an increase in loss (gain) on disposition of assets of $4.5 million. In addition, as compared to the same period in 2004, there was a net increase in changes in operating assets and liabilities which primarily is an increase in the change in receivables of $10.2 million and an increase in the change of other assets of $14.5 million.
Cash flows used in investing activities increased $55.1 million from $207.8 million in 2003 to $262.9 million in 2004 primarily due to the increase in cash used in acquisition activity by us in

2004 of $54.2 million and an increase in capital expenditures of $2.9 million and, offset by proceeds from disposition of assets of $2.0 million related to the proceeds received from the transit markets sale. See “—Uses of cash—Acquisitions.” Cash flows used in investing activities increased $41.7 million from $82.0 million for the six months ended June 30, 2004 to $123.7 million for the six months ended June 30, 2005 primarily due to an increase in cash used by us in acquisition activity in 2005 of $20.4 million and an increase in capital expenditures of $15.6 million.
Cash flows used in financing activities decreased by $28.5 million for the year ended December 31, 2004 primarily due to a $15.8 million decrease in payments of long term debt and a $8.4 million increase in debt issuance costs. Cash flows used in financing activities was $38.5 million for the six months ended June 30, 2005 due to $38.5 million in principal payments on long term debt.
Critical accounting estimates
Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates and judgments, including those related to long-lived asset recovery, intangible assets, goodwill impairment, deferred taxes, asset retirement obligations and allowance for doubtful accounts. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events and, where applicable, established valuation techniques. These estimates form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from our estimates. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.
Long-lived asset recovery
Long-lived assets, consisting primarily of property, plant and equipment and intangibles comprise a significant portion of our total assets. As of December 31, 2004, property, plant and equipment of $1,269.6 million and intangible assets of $919.8 million are reviewed for impairment whenever events or changes in circumstances have indicated that their carrying amounts may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by that asset before interest expense. These undiscounted cash flow projections are based on management assumptions surrounding future operating results and the anticipated future economic environment. If actual results differ from management’s assumptions, an impairment of these intangible assets may exist and a charge to income would be made in the period such impairment is determined. We have recorded no such impairment charge, which management believes is due to our disciplined approach in determining the purchase price of acquisitions that drives the growth of our long-lived assets.
Intangible Assets
We have significant intangible assets recorded on our balance sheet. As of December 31, 2004, intangible assets primarily represent goodwill of $1,256.8 million, site locations of $794.5 million and customer relationships of $112.3 million associated with our acquisitions. The fair values of intangible assets recorded are determined using discounted cash flow models that require management to make assumptions related to future operating results, including projecting net revenue growth discounted using current cost of capital rates, of each acquisition and the anticipated future economic environment. If actual results differ from management’s assumptions, an impairment of these intangibles may exist and a charge to income would be made in the period such impairment is determined. Historically no impairment charge has been required with respect to our intangible assets.
Goodwill impairment
We have goodwill of $1,256.8 million as of December 31, 2004 and must perform an impairment analysis of goodwill annually or on a more frequent basis if events and circumstances indicate that the asset might be impaired. This analysis requires management to make assumptions as to the implied fair value of its reporting unit as compared to its carrying value (including goodwill). In conducting the impairment analysis, we determine implied fair value of its reporting unit utilizing quoted market prices of Lamar Advertising Class A common stock, which are used to calculate our enterprise value as compared to the carrying value of our assets. Discounted cash flow models before interest expense are also used. These discounted cash flow models require management to make assumptions including projecting our net revenue growth discounted using current cost of capital rates related to our future operating results and the anticipated future economic environment. Based upon our annual review as of December 31, 2004, no impairment charge was required.
Deferred taxes
As of December 31, 2004, we made the determination that our deferred tax assets of $146.8 million, the primary component of which is our net operating loss carryforward, are fully realizable due to the existence of certain deferred tax liabilities of approximately $243.5 million that are anticipated to reverse during the carryforward period. We base this determination by projecting taxable income over the relevant period. We have not recorded a valuation allowance to reduce our deferred tax assets. Should we determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made. For a more detailed description, see Note 11 of the Notes to the condensed consolidated financial statements for the year end December 31, 2004.
Asset retirement obligations
We had an asset retirement obligation of $132.7 million as of December 31, 2004 as a result of our adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations,” on January 1, 2003. This liability relates to our obligation upon the termination or non-renewal of a lease to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition. We record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which they are incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. In calculating the liability, we calculate the present value of the estimated cost to dismantle using an average cost to dismantle, adjusted for inflation and market risk.
This calculation includes 100% of our billboard structures on leased land (which currently consist of approximately 77,100 structures). We use a 15-year retirement period based on historical operating experience in our core markets, including the actual time that billboard structures have been located on leased land in such markets and the actual length of the leases in the core markets, which includes the initial term of the lease, plus any renewal period. Historical third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on credit rates historically available to us.
Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts based on the payment patterns of its customers. Our management analyzes historical results, the economic environment, changes in the credit worthiness of its customers, and other relevant factors in determining the adequacy of our allowance. Bad debt expense was $9 million, $9 million and $8 million or approximately 1% of net revenue for the years ended December 31, 2002, 2003 and 2004, respectively. If the future economic environment declines, the inability of customers to pay may occur and the allowance for doubtful accounts may need to be increased, which will result in additional bad debt expense in future years.
Recent accounting pronouncements
In December of 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which replaces the requirements under SFAS No. 123 and APB No. 25. The statement sets accounting requirements for “share-based” compensation to employees, including employee stock purchase plans, and requires all share-based payments, including employee stock options, to be recognized in the financial statements based on their fair value. It carries forward prior guidance on accounting for awards to non-employees. The accounting for employee stock ownership plan transactions will continue to be accounted for in accordance with Statement of Position (SOP) 93-6, while awards to most non-employee directors will be accounted for as employee awards. We intend to adopt SFAS No. 123R effective January 1, 2006. We have not yet determined the effect the new Statement will have on our condensed consolidated financial statements as we have not completed our analysis; however, we expect the adoption of this Statement to result in a reduction of net income that may be material.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” The statement changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. This Statement requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. When it is impractical to determine the period-specific effect of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practical and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported as a component of income. When it is impractical to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practical. This Statement is effective for business enterprises and not-for-profit organizations for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005.
Quantitative and qualitative disclosures about market risk
We are exposed to interest rate risk in connection with our variable rate debt instruments. The information below summarizes our interest rate risk associated with our principal variable rate debt instruments outstanding at December 31, 2004 and June 30, 2005, and should be read in conjunction with Note 8 of the Notes to our condensed consolidated financial statements for the year ended December 31, 2004.
Loans under our new bank credit agreement bear interest at variable rates equal to the JPMorgan Chase Prime Rate or LIBOR plus the applicable margin. Because the JPMorgan Chase Prime Rate or LIBOR may increase or decrease at any time, we are exposed to market risk as a result of the impact that changes in these base rates may have on the interest rate applicable to borrowings under the new bank credit agreement. Increases in the interest rates applicable to borrowings under the new bank credit agreement would result in increased interest expense and a reduction in our net income.
At December 31, 2004 there was approximately $975.0 million of aggregate indebtedness outstanding under the then existing bank credit facility, or approximately 75.0% of our outstanding long-term debt on that date, bearing interest at variable rates. The aggregate interest expense for 2004 with respect to borrowings under the then existing bank credit agreement was $34.2 million, and the weighted average interest rate applicable to borrowings under this credit facility during 2004 was 3.2%. Assuming that the weighted average interest rate was 200-basis points higher (that is 5.2% rather than 3.2%), then our 2004 interest expense would have been approximately $20.3 million higher resulting in a $13.7 million decrease in our 2004 net income.
At June 30, 2005, there was approximately $940.4 million of aggregate indebtedness outstanding under the then existing bank credit agreement, or approximately 75.2% of our outstanding long-term debt on that date, bearing interest at variable rates. The aggregate interest expense for the six months ended June 30, 2005 with respect to borrowings under the then existing bank credit agreement was $21.9 million, and the weighted average interest rate applicable to borrowings under this credit facility during the six months ended June 30, 2005 was 4.3%. Assuming that the weighted average interest rate was 200-basis points higher (that is 6.3% rather than 4.3%), then our six months ended June 30, 2005 interest expense would have been approximately $9.8 million higher resulting in a $5.8 million decrease in our six months ended June 30, 2005 net income.
We have attempted to mitigate the interest rate risk resulting from its variable interest rate long-term debt instruments by issuing fixed rate, long-term debt instruments and maintaining a balance over time between the amount of our variable rate and fixed rate indebtedness. In addition, we have the capability under the new bank credit agreement to fix the interest rates applicable to our borrowings at an amount equal to LIBOR plus the applicable margin for periods of up to twelve months, which would allow us to mitigate the impact of short-term fluctuations in market interest rates. In the event of an increase in interest rates, we may take further actions to mitigate our exposure. We cannot guarantee, however, that the actions that we may take to mitigate this risk will be feasible or if these actions are taken, that they will be effective.

Business
General
We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of June 30, 2005, we owned and operated over 152,000 billboard advertising displays in 43 states, operated over 100,000 logo advertising displays in 20 states and the province of Ontario, Canada, and operated approximately 29,000 transit advertising displays in 18 states and Canada.
Our three principal business areas are:
          • Billboard advertising. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance. Our billboard advertising displays are comprised of bulletins and posters. As a result of their greater impact and higher cost, bulletins are usually located on major highways. Posters are usually concentrated on major traffic arteries or on city streets to target pedestrian traffic.
          • Logo signs. We are the largest provider of logo sign services in the United States, operating 20 of the 25 privatized state logo sign contracts. Logo signs are erected near highway exits to direct motor traffic to service and tourist attractions, as well as to advertise gas, food, camping and lodging.
          • Transit advertising. We provide transit advertising in 72 transit markets. Transit displays appear on the exterior or interior of public transportation vehicles or stations.
Our business has grown rapidly through a combination of internal growth and acquisitions. Our growth has been enhanced by strategic acquisitions that resulted in increased operating efficiencies, greater geographic diversification and increased market penetration. Historically, we have focused on small to mid-sized markets to establish a leadership position. Since January 1, 1997, we have successfully completed over 650 acquisitions of outdoor advertising businesses and assets. Our acquisitions have expanded our operations in major markets and we currently have a presence in 44 of the top 50 outdoor advertising markets in the United States. Our large national footprint gives us the ability to cross-market advertising products to both local and national advertising customers.
Lamar Media Corp. has been in operation since 1902. We completed a reorganization on July 20, 1999 to create a new holding company structure. At that time, Lamar Advertising Company was renamed Lamar Media Corp. and all its stockholders became stockholders in a new holding company. The new holding company then took the Lamar Advertising Company name and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.
Strategy
Our objective is to be a leading provider of outdoor advertising services in the markets we serve. Our strategy to achieve this goal includes the following elements:
Continue to provide high quality local sales and service. We seek to identify and closely monitor the needs of our customers and to provide them with a full complement of high quality advertising services. Local advertising constituted approximately 83% of our net revenues for the year ended June 30, 2005, which we believe is higher than the industry average. We believe that the experience of our regional and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 23 years. In an effort to provide high quality sales service at the local level, we employed approximately 840 local account executives as of June 30, 2005. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of the central office, as well as offices in our other markets, in the event business opportunities or customers’ needs support such an allocation of resources.
Continue a centralized control and decentralized management structure. Our management believes that, for our particular business, centralized control and a decentralized organization provide for greater economies of scale and are more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but the local managers are responsible for the day-to-day operations in each local market and are compensated according to that market’s financial performance.
Continue to focus on internal growth. Within our existing markets, we seek to increase our revenue and improve our cash flow by employing highly targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates. This strategy is facilitated through our local offices, which allows us to respond quickly to the demands of our local customer base. In addition, we routinely invest in upgrading our existing displays and constructing new displays in order to provide high quality service to our current customers and to attract new advertisers. From January 1, 1997 to June 30, 2005, we have invested over $620 million in improvements to our existing displays and in constructing new displays.
Continue to pursue strategic acquisitions. We intend to enhance our growth by pursuing strategic acquisitions, which we anticipate will result in increased operating efficiencies, greater geographic diversification and increased market penetration. In addition to acquiring outdoor advertising assets in new markets, we purchase complementary outdoor advertising assets within our existing markets or in contiguous markets. We believe that acquisitions offer opportunities for inter-market cross-selling. Although the advertising industry is becoming more consolidated, we believe there will be continuing opportunities for implementing our acquisition strategy given the industry’s continued fragmentation among smaller advertising companies. From January 1, 2004 to June 30, 2005, we completed over 115 acquisitions of advertising businesses and assets for an aggregate purchase price of approximately $308 million.
Continue to pursue other outdoor advertising opportunities. We plan to pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the United States and Canada and also other motorist information signing programs as opportunities present themselves. We have entered the transit advertising business through the operation of displays on bus shelters, benches and buses in 72 transit advertising markets. We pursue transit opportunities in new and existing markets.
Our operations
Billboard advertising
Inventory
We operate the following types of billboard advertising displays:
Bulletins generally are 14 feet high and 48 feet wide (672 square feet) and consist of panels on which advertising copy is displayed. The advertising copy is printed with computer-generated graphics on a single sheet of vinyl that is wrapped around the structure. On occasion, to attract more attention, some of the panels may extend beyond the linear edges of the display face and may include three-dimensional embellishments. Because of their greater impact and higher cost, bulletins are usually located on major highways.
Posters generally are 12 feet high by 25 feet wide (300 square feet) and are the most common type of billboard. Advertising copy for these posters consists of lithographed or silk-screened paper sheets supplied by the advertiser that are pasted and applied like wallpaper to the face of the display, or single sheets of vinyl with computer-generated advertising copy that are wrapped around the structure. Standardized posters are concentrated on major traffic arteries or on city streets and target pedestrian traffic.
In addition to the traditional billboards described above, we also have several digital displays. Digital displays are electronic Light Emitting Diodes (LED) boards that are either 14 feet by 40 feet, 10 feet 6 inches by 36 feet or 10 feet by 21 feet in size. These displays are capable of generating over one billion colors and vary in brightness based on ambient conditions. They display 100% digital copy from various advertisers in a slide show fashion. Copy can be quickly changed by sending new artwork over a secured internet connection. As of June 30, 2005, we had 22 digital displays in selected test markets.
For the six months ended June 30, 2005, approximately 73% of our billboard advertising net revenues were derived from bulletin sales and 27% from poster sales.
We own the physical structures on which the advertising copy is displayed. We build the structures on locations that we either own or lease. In each local office one employee typically performs site leasing activities for the markets served by that office.
Bulletin space is generally sold as individually selected displays for the duration of the advertising contract. Bulletins may also be sold as part of a rotary plan where advertising copy is periodically rotated from one location to another within a particular market. Poster space is generally sold in packages called showings, which comprise a given number of displays in a market area. Posters provide advertisers with access either to a specified percentage of the general population or to a specific targeted audience. Displays making up a showing are placed in well-traveled areas and are distributed so as to reach a wide audience in a particular market. Bulletin space is generally sold for 6 to 12 month periods. Poster space is generally sold for 30 and 90 day periods.
Production
In the majority of our markets, our local production staff perform the full range of activities required to create and install billboard advertising displays. Production work includes creating the advertising copy design and layout, coordinating our printing and installing the designs on displays. We provide our production services to local advertisers and to advertisers that are not represented by advertising agencies, since national advertisers represented by advertising agencies often use preprinted designs that require only installation. Our creative and production personnel typically develop new designs or adopt copy from other media for use on billboards. Our artists also often assist in the development of marketing presentations, demonstrations and strategies to attract new customers.
Categories of business
The following table sets forth the top ten categories of business from which we derived our billboard advertising revenues for six months ended June 30, 2005 and the respective percentages of such revenue. These categories accounted for approximately 72% of our billboard advertising net revenues in the six month period ended June 30, 2005. No one advertiser accounted for more than 1% of our billboard advertising net revenues in that period.

Percentage of
Categories	net revenues

Restaurants	11%
Retailers	10%
Automotive	9%
Hotels and Motels	7%
Real estate	7%
Gaming	6%
Health Care	6%
Service	6%
Amusement—Entertainment/Sports	5%
Financial—Banks/Credit Unions	5%

72%

Logo signs
We entered the business of logo sign advertising in 1988. We are the largest provider of logo sign services in the United States, operating 20 of the 25 privatized state logo contracts. We operate approximately 30,200 logo sign structures containing over 100,000 logo advertising displays in the United States and Canada.
We have been awarded contracts to erect and operate logo signs in the province of Ontario, Canada and the following states:

Colorado Delaware Florida Georgia Kansas	Kentucky Maine Michigan Minnesota Mississippi	Missouri (1) Nebraska Nevada New Jersey Ohio	Oklahoma South Carolina Texas Utah Virginia

(1)	The logo sign contract in Missouri is operated by a partnership of which we own 66 2/3%.
We also operate the tourism signing contracts for the states of Colorado, Kentucky, Michigan, Missouri, Nebraska, Nevada, New Jersey, Ohio and Virginia, as well as for the province of Ontario, Canada.
State logo sign contracts represent the contract right to erect and operate logo signs within a state. The terms of the contracts vary, but generally range from five to ten years, with additional renewal terms. The logo sign contracts generally provide for termination by the state prior to the end of the term of the contract, in most cases with compensation to be paid to us. At the end of the term of the contract, ownership of the structures is transferred to the state. Depending on the contract in question, we may or may not be entitled to compensation at the end of the contract term. Of our logo sign contracts in place at June 30, 2005, three are due to terminate in 2005, two in July (in both instances, new logo sign contracts have since been issued to us) and one in December. We also design and produce logo sign plates for our customers throughout the country, as well as customers in states which have not yet privatized their logo sign programs.

Transit advertising
We entered into the transit advertising business in 1993. We provide transit advertising on bus shelters, benches and buses in 72 transit markets. Our production staff provides a full range of creative and installation services to our transit advertising customers.
Competition
Billboard advertising
We compete in each of our markets with other outdoor advertisers, as well as other media, including broadcast and cable television, radio, print media and direct mail marketers. In addition, we also compete with a wide variety of out-of-home media, including advertising in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, as well as on taxis, trains and buses. Advertisers compare relative costs of available media and cost-per-thousand impressions, particularly when delivering a message to customers with distinct demographic characteristics. In competing with other media, outdoor advertising relies on our relative cost efficiency and its ability to reach a broad segment of the population in a specific market or to target a particular geographic area or population with a particular set of demographic characteristics within that market.
The outdoor advertising industry is fragmented, consisting of several large outdoor advertising and media companies with operations in multiple markets, as well as smaller and local companies operating a limited number of structures in single or a few local markets. Although the advertising industry is becoming more consolidated, according to the Outdoor Advertising Association of America (OAAA), there are approximately 1,000 companies in the outdoor advertising industry operating over 850,000 outdoor displays as of June 30, 2005. In a number of our markets, we encounter direct competition from other major outdoor media companies, including Infinity Broadcasting Corp. and Clear Channel Communications, Inc., both of which may have greater total resources than us. We believe that our strong emphasis on sales and customer service and our position as a major provider of advertising services in each of our primary markets enables us to compete effectively with the other outdoor advertising companies, as well as other media, within those markets. However, certain of our large competitors with other media assets such as radio and television have the ability to cross-sell their different advertising products to their customers.
Logo signs
We face competition in obtaining new logo sign contracts and in bidding for renewals of expiring contracts. We face competition from other providers of logo signs in seeking state-awarded logo service contracts. In addition, local companies within each of the states that solicit bids will compete against us in the open-bid process. Competition from these sources is also encountered at the end of each contract period. In marketing logo signs to advertisers, we compete with other forms of out-of-home advertising described above.
Transit advertising
We face competition in obtaining transit contracts and in bidding for renewals of expiring contracts. We face competition from national outdoor advertising providers of transit displays. In addition, local area on-premise sign providers and sign construction companies within each of the municipalities that solicit bids will compete against us in an open-bid process. Competition from these local sources is encountered during new bid processes and at the end of each contract period. In marketing transit display advertising opportunities, we compete with other forms of out-of-home advertising as well as other media within these markets.
Regulation
Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Federal law, principally the Highway Beautification Act of 1965 (the “HBA”), regulates outdoor advertising on federally aided primary and interstate highways. The HBA requires, as a condition to federal highway assistance, states to restrict billboards on such highways to commercial and industrial areas, and imposes certain additional size, spacing, lighting and other limitations. All states have passed state billboard control statutes and regulations at least as restrictive as the federal requirements, including laws requiring the removal at the owner’s expense and without compensation of any illegal signs on such highways. We believe that the number of our billboards that may be subject to removal as illegal is immaterial. No state in which we operate has banned billboards, but some have adopted standards more restrictive than the federal requirements. Municipal and county governments generally also have sign controls as part of their zoning laws. Some local governments prohibit construction of new billboards and some allow new construction only to replace existing structures, although most allow construction of billboards subject to restrictions on zones, size, spacing and height.
Federal law does not require removal of existing lawful billboards, but does require payment of compensation if a state or political subdivision compels the removal of a lawful billboard along a federally aided primary or interstate highway. State governments have purchased and removed legal billboards for beautification in the past, using federal funding for transportation enhancement programs, and may do so in the future. Governmental authorities from time to time use the power of eminent domain to remove billboards. Thus far, we have been able to obtain satisfactory compensation for any of our billboards purchased or removed as a result of governmental action, although there is no assurance that this will continue to be the case in the future. Local governments do not generally purchase billboards for beautification, but some have attempted to force removal of legal but nonconforming billboards (billboards that conformed with applicable zoning regulations when built but which do not conform to current zoning regulations) after a period of years under a concept called amortization, by which the governmental body asserts that just compensation is earned by continued operation over time. Although there is some question as to the legality of amortization under federal and many state laws, amortization has been upheld in some instances. We generally have been successful in negotiating settlements with municipalities for billboards required to be removed. Restrictive regulations also limit our ability to rebuild or replace nonconforming billboards. The outdoor advertising industry is heavily regulated and at various times and in various markets can be expected to be subject to varying degrees of regulatory pressure affecting the operation of advertising displays. Accordingly, although our experience to date is that the regulatory environment can be managed, no assurance can be given that existing or future federal, state or local laws or regulations will not materially and adversely affect us.
Employees
We employed over 3,200 persons at June 30, 2005. Of these, approximately 130 were engaged in overall management and general administration at our management headquarters and the remainder were employed in our operating offices. Of the total employees, approximately 840 were local account executives.

We have 13 local offices whose billposters and construction personnel are covered by collective bargaining agreements. We believe that our relations with our employees, including our 124 unionized employees, are good, and we have never experienced a strike or work stoppage.
Properties
We own our 53,500 square foot management headquarters located in Baton Rouge, Louisiana. We own approximately 170 local operating facilities with front office administration and sales office space connected to back-shop poster and bulletin production space. In addition, we lease an additional 136 operating facilities at an aggregate lease expense for the six months ended June 30, 2005 of approximately $2.4 million.
We own approximately 5,200 parcels of property beneath outdoor structures. As of June 30, 2005, we had approximately 77,000 active outdoor site leases accounting for a total lease expense for the six months ended June 30, 2005 of approximately $87.5 million. This amount represented 17% of total outdoor advertising net revenues for that period. Our leases are for varying terms ranging from month-to-month to in some cases a term of over ten years, and many provide us with renewal options. There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord.
We believe that an important part of our management activity is to manage its lease portfolio and negotiate suitable lease renewals and extensions.
Legal proceedings
From time to time we are involved in litigation in the ordinary course of our business, including disputes involving advertising contracts, site leases, employment claims and construction matters. We are also involved in routine administrative and judicial proceedings regarding billboard permits, fees and compensation for condemnations. We are not a party to any lawsuit or proceeding that we feel is likely to have a material adverse effect on us.
Seasonality
Our revenues and operating results have exhibited some degree of seasonality in past periods. Typically, we experience our strongest financial performance in the summer and fall and our weakest in the first quarter of the calendar year. We expect this trend to continue in the future. Because a significant portion of our expenses are fixed, a reduction in revenues in any quarter is likely to result in a period to period decline in operating performance and net earnings.

Management
Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our officers serve until the board meeting immediately following the next annual meeting of stockholders and until their successors are elected and qualified.
The following table sets forth the name, position and, as of June 30, 2005, age of each of our directors and executive officers.

Name	Age	Title

Kevin P. Reilly, Jr.	51	President, Chief Executive Officer and Director
Sean Reilly	44	Chief Operating Officer and Director
Keith Istre	53	Treasurer, Chief Financial Officer and Director
T. Everett Stewart, Jr.	51	Director

Kevin P. Reilly, Jr. has served as the Company’s director since 1984 and as the Company’s President and Chief Executive Officer since 1989. Mr. Reilly has also served as Lamar Advertising’s President and Chief Executive Officer since February 1989 and as a director of Lamar Advertising since February 1984. Mr. Reilly served as President of Lamar Advertising’s Outdoor Division from 1984 to 1989. Mr. Reilly, an employee of Lamar Advertising since 1978, has also served as Assistant and General Manager of Lamar Advertising’s Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.
Sean E. Reilly has served as the Company’s director since 1999 and as the Company’s Executive Vice President and Chief Operating Officer since 2004. Mr. Reilly has been Chief Operating Officer and President of Lamar Advertising’s Outdoor Division since November 2001. He began working with Lamar Advertising as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of Lamar Advertising from May 1989 to May 1996 and from May 1999 to May 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997 after which he rejoined Lamar Advertising as Vice President of Mergers and Acquisitions, a position he still holds. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.
Keith A. Istre has served as the Company’s director since 1991 and as the Company’s Executive Vice President and Chief Financial Officer since 1989. Mr. Istre has been Chief Financial Officer of Lamar Advertising since February 1989. Mr. Istre joined Lamar Advertising as Controller in 1978 and became Treasurer in 1985. He also served as a director of Lamar Advertising from February 1991 to May 2003. Prior to joining Lamar Advertising, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a B.S. in Accounting.
T. Everett Stewart, Jr. has been President of Interstate Logos, Inc. since 1988, and has been one of our directors since 1997. He served as Regional Manager of the Baton Rouge Region from 1984 to 1988. Previously, he served as a Sales Manager in Montgomery and General Manager of the Monroe and Alexandria operations. Before joining us in 1979, Mr. Stewart was employed by the Lieutenant Governor of the State of Alabama and by a United States Senator from the State of Alabama. Mr. Stewart received a B.S. in Finance from Auburn University in 1976.

Family relationships
Kevin P. Reilly, Jr., our President, Chief Executive Officer and director, and Sean E. Reilly, our Chief Operating Officer and director, are brothers.
Executive compensation
Summary compensation table
The following table sets forth certain compensation information for our Chief Executive Officer and each of our other executive officers whose salary and bonus for the year ended December 31, 2004 exceeded $100,000, which are herein referred to as the named executive officers. The information presented below represents amounts paid to the named executive officers as compensation for their positions at Lamar Advertising. We do not pay any additional compensation for their positions with us.

						Long-term
	Annual Compensation					compensation awards
						Shares of Class A
				Other annual		common stock	All other
	Year	Salary ($)	Bonus ($)	compensation		underlying options (#)	compensation ($)

Kevin P. Reilly, Jr.	2004	550,000	300,000	62,549	(1)	25,000	64,747	(2)
President and	2003	220,000	425,000	77,298	(1)	–	109,854	(2)
Chief Executive Officer	2002	220,000	175,000	37,921	(1)	–	114,316	(2)
Sean E. Reilly	2004	425,000	175,000	64,832	(3)	25,000	50,000	(4)
Chief Operating Officer	2003	190,000	325,000	35,231	(3)	–	50,000	(4)
and Vice President	2002	190,000	125,000	12,533	(3)	–	50,000	(4)
Keith A. Istre	2004	425,000	175,000	12,314	(5)	25,000	50,000	(4)
Treasurer and	2003	180,000	325,000	9,883	(5)	–	15,000	(4)
Chief Financial Officer	2002	166,000	125,000	18,250	(5)	–	15,000	(4)

(1)	Consists of (a) $13,286, $5,317, and $22,651 in 2004, 2003, and 2002, respectively, for the personal use of a company car, (b) $46,763, $69,481, and $12,870 in 2004, 2003, and 2002, respectively, for the personal use of company aircraft, and (c) $2,500, $2,500, and $2,500 in 2004, 2003, and 2002, respectively, for company-paid health insurance premiums and medical reimbursements. The incremental cost to Lamar Advertising of an executive’s personal use of company aircraft is calculated based on the variable operating costs to Lamar Advertising, including fuel costs, landing/ramp fees and trip-related maintenance. Fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. The amounts reported reflect a change in methodology from prior years in which the cost of personal use of company aircraft had been calculated using the Standard Industrial Fare Level (SIFL) tables found in tax regulations.

(2)	Consists of (a) employer contributions under Lamar Advertising’s deferred compensation plan of $57,500 per year, (b) $7,247, $7,642, and $6,667 for 2004, 2003 and 2002, respectively, for the premiums attributable to the term life insurance portion of two life insurance policies and (c) $44,712 and $50,149 for 2003 and 2002, respectively, which is the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for the life insurance policies paid by Lamar Advertising. Ownership of these insurance policies was transferred from The Kevin Reilly, Jr. Life Insurance Trust, a trust for the benefit of Mr. Reilly’s children, to us in December 2003. We terminated one of these policies in 2003 and were reimbursed all premiums previously paid by us under the policy. The Kevin Reilly, Jr. Life Insurance Trust remains the primary beneficiary under the remaining policy, except to the extent of premiums paid by us.

(3)	Consists of (a) $8,044, $7,551, and $10,033 in 2004, 2003, and 2002, respectively, for the personal use of company car, (b) $54,288 in 2004 and $25,180 in 2003 for the personal use of a company aircraft (please refer to footnote 1 above for a description of how personal use of a company aircraft is valued), and (c) $2,500, $2,500, and $2,500 in 2004, 2003, and 2002, respectively, for company-paid health insurance premiums and medical reimbursements.

(4)	The reported amounts consist of employer contributions under Lamar Advertising’s deferred compensation plan.

(5)	Consists of (a) $9,814, $7,383, and $15,750 in 2004, 2003, and 2002, respectively, for the personal use of a company car and (b) $2,500, $2,500, and $2,500 in 2004, 2003, and 2002, respectively, for company-paid health insurance premiums and medical reimbursements.

Option grants and potential realizable values table
The following table sets forth certain information concerning option grants made by Lamar Advertising to the named executive officers during fiscal year 2004.

		Individual grants
					Potential realizable
	Number of				value at assumed
	securities				annual rates of stock
	underlying	Percent of total			price appreciation
	options	options granted to			for option term(2)
	granted	employees in	Exercise or	Expiration
Name	(#)	fiscal year (%)	price ($/Sh)	date	5% ($)	10% ($)

Kevin P. Reilly, Jr.	25,000 (1)	2%	37.35	2/06/14	587,230	1,488,157
Sean E. Reilly	25,000 (1)	2%	37.35	2/06/14	587,230	1,488,157
Keith A. Istre	25,000 (1)	2%	37.35	2/06/14	587,230	1,488,157

(1)	This option became exercisable as to 5,000 shares on February 6, 2004 and an additional 5,000 shares February 6, 2005. The remainder of this option will become exercisable as to 5,000 shares on each of February 6, 2006, 2007 and 2008.

(2)	The values in this column are given for illustrative purposes; they do not reflect Lamar Advertising’s estimate or projection of future stock prices. The values are based on an assumption that Lamar Advertising Class A Common Stock’s market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option’s 10-year term. Actual gains, if any, on stock option exercises will depend upon the future performance of Lamar Advertising Class A Common Stock, which will benefit all stockholders proportionately.
Option exercises and year-end values table
The following table sets forth certain information concerning exercisable and unexercisable stock options for Lamar Advertising Class A common stock held by the named executive officers as of December 31, 2004.

Number of securities
			underlying unexercised	Value of unexercised in-the-
			options at fiscal	money options at fiscal
	Shares acquired	Value	year-end (#)	year-end ($)
Name	on exercise (#)	realized ($)	Exercisable/unexercisable	Exercisable/unexercisable(1)

Kevin P. Reilly, Jr.	–	–	102,500/20,000	1,622,250/108,600
Sean E. Reilly	–	–	102,500/20,000	1,622,250/108,600
Keith A. Istre	57,000	1,043,873	90,200/20,000	1,374,322/108,600

(1)	Based on the difference between the option exercise price and the closing price of the underlying Lamar Advertising Class A Common Stock on December 31, 2004. The closing price on that date was $42.78.
Director compensation
All of our directors are employees and receive no additional compensation for their services as directors.

Principal stockholders
We are a wholly owned subsidiary of Lamar Advertising Company, which owns all 100 shares of our outstanding common stock.

Lamar Advertising Company Common Stock
The following table sets forth certain information known to us as of September 1, 2005 with respect to shares of Lamar Advertising Company’s Class A and Class B Common Stock that are beneficially owned as of such date by: (i) each of Lamar Advertising’s and Lamar Media’s directors; (ii) Lamar Advertising’s and Lamar Media’s Chief Executive Officer and each of Lamar Advertising’s and Lamar Media’s other executive officers; (iii) all of Lamar Media’s directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of Lamar Advertising’s Class A or Class B Common Stock. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder.

	Title of	Number of		Percent
Beneficial Owner	Class	Shares Owned		of Class

Directors and Executive Officers of Lamar Media Corp.(†) and Lamar Advertising Company(‡)
Kevin P. Reilly, Jr.†,‡	Class A	800,511	(1)(2)	*
	Class B (3)	11,362,250	(4)(5)	72.5	% (6)
Anna Reilly‡	Class A	548,138	(1)	*
	Class B (3)	10,540,280	(4)(7)	67.3	% (8)
John Maxwell Hamilton‡	Class A	25,000	(9)	*
Keith A. Istre†,‡	Class A	96,512	(10)	*
Robert M. Jelenic‡	Class A	13,734	(11)	*
Stephen P. Mumblow‡	Class A	25,000	(12)	*
Thomas V. Reifenheiser‡	Class A	24,000	(13)	*
Sean E. Reilly†,‡	Class A	655,638	(1)(14)	*
	Class B (3)	10,782,835	(4)	68.8	% (15)
Wendell Reilly‡	Class A	1,100,522	(1)(16)	1.2%
	Class B (3)	9,987,162	(4)(17)	63.7	% (18)
T. Everett Stewart†	Class A	100,500	(19)	*
All Current Directors and Executive Officers of Lamar Media Corp.	Class A	14,250,108	(20)	13.4	% (21)
as a group (4 Persons)
5% Stockholders
FMR Corp.	Class A	12,676,910	(22)	14.1%
82 Devonshire Street
Boston, MA 02109
Goldman Sachs Asset Management, L.P.	Class A	9,106,916	(23)	10.1%
32 Old Slip
New York, NY 10005

	Title of	Number of		Percent
Beneficial Owner	Class	Shares Owned		of Class

5% Stockholders (continued)
Janus Capital Management LLC	Class A	7,902,551	(24)	8.8%
151 Detroit Street
Denver, CO 80206
Charles W. Lamar III	Class A	4,673,885	(25)	5.2%
The Reilly Family Limited Partnership	Class A	548,138		*
c/o Lamar Advertising Company	Class B (3)	9,000,000		57.4	% (26)
5551 Corporate Blvd
Baton Rouge, LA 70808
SPO Advisory Corp.	Class A	5,714,230	(27)	6.3%
591 Redwood Highway
Suite 3215
Mill Valley, CA 94941
Wellington Management Company, LLP	Class A	4,641,515	(28)	5.2%
75 State Street
Boston, MA 02109

*	Less than 1%

(1)	Includes 548,138 shares held by the Reilly Family Limited Partnership (the “RFLP”), of which Kevin P. Reilly, Jr. (the Chief Executive Officer and a director of Lamar Advertising and Lamar Media) is the managing general partner. Kevin Reilly’s three siblings, Anna Reilly (a director of Lamar Advertising), Sean E. Reilly (the Chief Operating Officer and Vice President of Lamar Advertising and Lamar Media) and Wendell Reilly (a director of Lamar Advertising) are the other general partners of the RFLP. The managing general partner has sole voting power over the shares but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Anna Reilly, Sean Reilly and Wendell Reilly disclaim any beneficial ownership in the shares held by the RFLP.

(2)	Includes 107,500 shares subject to stock options exercisable within 60 days of September 1, 2005.

(3)	Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Common Stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and (iv) above. Except for voting rights, the Class A and Class B Common Stock are substantially identical. The holders of Class A Common Stock and Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share, on all matters on which the holders of common stock are entitled to vote.

(4)	Includes 9,000,000 shares held by the RFLP (see footnote 1 above).

(5)	Includes 377,474 shares held by the Kevin P. Reilly, Jr. Family Trust.

(6)	Represents 10.7% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(7)	Includes 1,540,280 shares owned jointly by Anna Reilly and her spouse.

(8)	Represents 10.0% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(9)	Consists of 24,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of September 1, 2005, and 1,000 shares owned jointly with his spouse.

(10)	Includes 95,200 shares of Class A Common Stock subject to stock options exercisable within 60 days of September 1, 2005.

(11)	Includes 13,334 shares of Class A Common Stock subject to stock options exercisable within 60 days of September 1, 2005.

(12)	Includes 24,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of September 1, 2005.

(13)	Consists of 24,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of September 1, 2005.

(14)	Includes 107,500 shares subject to stock options exercisable within 60 days of September 1, 2005.

(15)	Represents 10.2% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(16)	Includes (i) 224,171 shares held in a trust of which Wendell Reilly is the trustee and (ii) 210,375 shares held by a limited partnership, the general partner of which is a single-member limited liability company, the sole member of which is Mr. Reilly’s spouse.

(17)	Includes 200,000 shares held in a trust of which Mr. Reilly is the trustee.

(18)	Represents 9.4% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(19)	Consists of 81,900 shares of Class A Common Stock subject to stock options exercisable within 60 days of September 1, 2005 and 18,600 shares owned jointly with his spouse.

(20)	See Notes 1, 2, 4, 5, 10, 14, and 19.

(21)	Assumes the conversion of all shares of Class B Common Stock into shares of Class A Common Stock.

(22)	Includes (a) 11,161,767 shares beneficially owned by its wholly owned subsidiary Fidelity Management & Research Company over which FMR Corp. and Edward C. Johnson 3d have sole dispositive power, (b) 159,201 shares also owned by Fidelity Management & Research Company that could be acquired upon the conversion of $8,200,000 principal amount of Lamar Advertising’s 2.875% Convertible Notes due 2010, (c) 655,882 shares beneficially owned by Fidelity Management Trust Company over which FMR Corp. and Edward C. Johnson 3d have sole voting and dispositive power, (d) 740 shares beneficially owned by Strategic Advisers, Inc. over which FMR Corp. and Edward C. Johnson 3d have sole voting and dispositive power, and (e) 699,320 shares owned by Fidelity International Limited and voluntarily reported as beneficially owned by FMR Corp. and Edward C. Johnson 3d. Based on the Schedule 13G/ A filed by FMR Corp. with the Commission for the year ended December 31, 2004.

(23)	Goldman Sachs Asset Management, L.P. has sole voting power as to 7,428,806 of these shares and sole dispositive power as to all of these shares. Based on the Schedule 13G/ A filed with the Commission by Goldman Sachs Asset Management, L.P. for the year ended December 31, 2004.

(24)	Includes (a) 1,096,082 shares that may be acquired by Janus Capital Management LLC upon the conversion of bonds and (b) 631,880 shares beneficially owned by Enhanced Investment Technologies LLC over which Janus Capital Management LLC shares voting and investment power. Based on the Schedule 13G/ A filed with the Commission by Janus Capital Management LLC for the year ended December 31, 2004.

(25)	Includes (a) 425,000 shares that Charles W. Lamar III has exchanged for units in exchange funds over which he retains voting power; (b) 200,000 shares that Charles Lamar has pledged pursuant to forward sales contracts; (c) 986,924 shares held in trust for Charles Lamar’s two minor children who reside with him, of which 300,000 shares have been pledged pursuant to forward sales contracts and of which 70,000 shares have been exchanged for units in an exchange fund over which they retain voting power; Charles Lamar disclaims beneficial ownership of the shares held by the trusts; (d) 2,358,500 shares held by CWL3, LLC, CWL3 No. 2DG, LLC, CWL3 No. 3C, LLC, and Lamar Investment Fund, LLC, of which 700,000 shares have been pledged pursuant to forward sales contracts; Charles Lamar is deemed be the beneficial owner of the shares held by these entities; (e) 50,750 shares owned by Mr. Lamar’s spouse and 5,710 shares owned by Charles Lamar’s minor children, as to which Mr. Lamar disclaims beneficial ownership; and (f) 250,990 shares held in a trust the trustee of which is Charles Lamar’s spouse and the beneficiaries of which include Charles Lamar’s three children, two of whom are minors that reside with him; Charles Lamar disclaims ownership of the shares held by the trust.

(26)	Represents 8.5% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(27)	Includes: (i) 5,390,100 shares beneficially owned by SPO Partners II, L.P. over which SPO Advisory Partners, L.P., SPO Advisory Corp., William E. Oberndorf, William J. Patterson, and John H. Scully have sole voting and dispositive power and (ii) 324,130 beneficially owned by San Francisco Partners II, L.P. over which SF Advisory Partners, L.P., SPO Advisory Corp., William E. Oberndorf, William J. Patterson, and John H. Scully have sole voting and dispositive power. Based on the Schedule 13-D filed with the Commission by SPO Advisory Corp. on August 22, 2005.

(28)	Wellington Management Company, LLP shares voting power as to 3,274,164 of these shares and shares investment power as to all of these shares. Based on the Schedule 13G/ A filed by Wellington Management Company, LLP with the Commission for the year ended December 31, 2004.

Lamar Advertising Company Preferred Stock
Lamar Advertising also has outstanding 5,719.49 shares of Series AA Preferred Stock. Holders of Series AA Preferred Stock are entitled to one vote per share. The Series AA Preferred Stock is held as follows: 3,134.8 shares (54.8%) by the RFLP, of which Kevin P. Reilly, Jr. is the managing general partner and Anna Reilly, Sean E. Reilly and Wendell Reilly are the general partners; 1,500 shares (26.2%) by Charles W. Lamar III; and 1,084.69 shares (19.0%) by Mary Lee Lamar Dixon. The aggregate outstanding Series AA Preferred Stock represents less than 1% of the capital stock of Lamar Advertising.
Certain relationships and related transactions
Effective July 1, 1996, the Lamar Texas Limited Partnership, our subsidiary, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement, that was amended effective January 1, 2004. This consulting agreement, as amended, has a term through December 31, 2008 with automatic renewals for successive one year periods after that date unless for an annual consulting fee of $190,000 for the five year period commencing on January 1, 2004 and an annual consulting fee of $150,000 for any subsequent one year renewal terms. The agreement also contains a non-disclosure provision and a noncompetition restriction that extends for two years beyond the termination of the agreement.
We also have a lease arrangement with Deanna Enterprises, LLC (formerly Reilly Enterprises, LLC), which Kevin P. Reilly, Sr. controls, for the use of an airplane from the period beginning October 1, 2001 and continuing for sixty consecutive months. The arrangement originally provided that we pay a fee of $5,000 per month plus expenses that entitled us to 6.67 hours of flight time, any unused portion of which was carried over into the next succeeding month. In October 2004 we amended this arrangement, which now provides that we will pay $100,000 per year for 125 hours of guaranteed flight time. We accrued approximately $70,000 in total fees under these arrangements for fiscal 2004.
Kevin P. Reilly, Sr. is the father of Kevin P. Reilly, Jr., Sean Reilly, Anna Reilly and Wendell Reilly. Kevin P. Reilly, Jr. is our President and Chief Executive Officer, Sean Reilly is our Chief Operating Officer and both of them serve on our board of directors. Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly are on the board of directors of Lamar Advertising.
As of June 30, 2004 and 2005, we had a receivable from Lamar Advertising, our parent, in the amount of $8,598,739 and $3,430,870, respectively.
Since the beginning of fiscal year 2004 until February 2005, we advanced a total of $100,000 to T. Everett Stewart, one of our directors, against his bonus for fiscal year 2004. In February 2005, Mr. Stewart repaid the full amount of the advance without interest.

The exchange offer
Purpose and effect of exchange offer
We sold the outstanding notes on August 16, 2005 in an unregistered private placement to certain initial purchasers. As part of that offering, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed to file the registration statement, of which this prospectus forms a part, to offer to exchange the outstanding notes for exchange notes in an offering registered under the Securities Act. This exchange offering satisfies that obligation. We also agreed to perform other obligations under that registration rights agreement. See “Registration rights agreement.”
By participating in the exchange offer, holders of outstanding notes will receive exchange notes that are freely tradable and not subject to restrictions on transfer, subject to the exceptions described under “—Resale of exchange notes” immediately below. In addition, holders of exchange notes generally will not be entitled to additional interest.
Resale of exchange notes
We believe that the exchange notes issued in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by any new noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the staff of the Division of Corporation Finance of the Commission set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the staff of the Division of Corporation Finance of the Commission responding to a request for the staff’s views as to whether it would recommend any enforcement action to the Division of Enforcement of the Commission with respect to certain actions being proposed by the party submitting the request. We have not obtained, and do not intend to obtain, our own no-action letter from the Commission regarding the resale of the exchange notes. Instead, holders will be relying on the no-action letters that the Commission has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:
          • the holder must acquire the exchange notes in the ordinary course of its business;
          • the holder must have no arrangements or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act; and
          • the holder must not be our “affiliate,” as that term is defined in Rule 405 of the Securities Act.
Each holder of outstanding notes that wishes to exchange outstanding notes for exchange notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:
          • cannot rely on the position of the Commission set forth in the no-action letters referred to above; and
          • must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.
The Commission considers broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the exchange notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.
Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes acquired by that broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the exchange notes and provide us with a signed acknowledgement of this obligation. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any resale of the exchange notes.
Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, a resale or other retransfer of exchange notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.
Terms of the exchange
Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to together in this prospectus as the “exchange offer,” we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue, on or promptly after the expiration date, an aggregate principal amount of up to $400.0 million of exchange notes for a like principal amount of outstanding notes tendered and accepted in connection with the exchange offer. Holders may tender some or all of their outstanding notes in connection with the exchange offer, but only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange.
The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that:
          • we have registered the exchange notes under the Securities Act and therefore these notes will not bear legends restricting their transfer; and
          • specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.
The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under the same indenture and entitled to the same benefits under that indenture as the outstanding notes being exchanged. As of the date of this prospectus, $400.0 million in aggregate principal amount of the outstanding notes were outstanding. Outstanding notes accepted for exchange will be retired and cancelled and not reissued.
In connection with the issuance of the outstanding notes, we arranged for the outstanding notes originally purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “—Book-entry transfer,” we will issue the exchange notes in the form of a global note registered in the name of

DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.
Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission.
We will be considered to have accepted validly tendered outstanding notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.
If we do not accept any tendered outstanding notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these outstanding notes, without expense, to the tendering holder as quickly as possible after the expiration date of the exchange offer.
Holders who tender outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described under “—Fees and Expenses,” in connection with the exchange offer.
If we successfully complete the exchange offer, any outstanding notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of outstanding notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the outstanding notes would have to rely on exemptions from the registration requirements of the Securities Act.
Expiration date; extensions; amendments
The expiration date for the exchange offer is 5:00 p.m., New York City time, on                     , 2005. We may extend this expiration date in our sole discretion, but in no event to a date later than                     , 2005, unless otherwise required by applicable law. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.
We reserve the right, in our sole discretion:
          • to delay accepting any outstanding notes, for example, in order to allow for the confirmation of tendered notes or for the rectification of any irregularity or defect in the tender of outstanding notes;
          • to extend the exchange offer;
          • to terminate the exchange offer if, in our sole judgment, any of the conditions described below shall not have been satisfied; or
          • to amend the terms of the exchange offer in any manner.
We will give notice by press release or other written public announcement of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to notify the holders of outstanding notes of the amendment or waiver, and extend the offer as required by law to cause the exchange offer to remain open for at least five business days following such notice.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.
Interest on the exchange notes
Interest on the exchange notes will accrue at the rate of 6 5/8% per annum on the principal amount, payable semiannually on February 15 and August 15, beginning February 15, 2006. Interest on the exchange notes will accrue from the date of issuance of the outstanding notes or the date of the last periodic payment of interest on such outstanding notes, whichever is later.
Conditions to the exchange offer
Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange exchange notes for, any outstanding notes and we may terminate the exchange offer as provided in this prospectus, if:
          • the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission;
          • any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or
          • we have not obtained any governmental approval which we, in our sole discretion, exercised reasonably, consider necessary for the completion of the exchange offer as contemplated by this prospectus.
The conditions listed above are for our sole benefit. We may assert them regardless of the circumstances giving rise to any of these conditions or waive them in our sole discretion in whole or in part. A failure on our part to exercise any of our rights under any of the conditions shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time prior to the expiration of the exchange offer. All such conditions, other than those subject to governmental approval, will be satisfied or waived prior to the expiration of the exchange offer.
If we determine in our sole discretion, exercised reasonably, that any of the events listed above has occurred, we may, subject to applicable law:
          • refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;
          • extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these outstanding notes; or
          • waive unsatisfied conditions relating to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

          Any determination by us concerning the above events will be final and binding.
In addition, we reserve the right in our sole discretion, exercised reasonably, to:
          • purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date; and
          • to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.
The terms of any purchases or offers may differ from the terms of the exchange offer. Those purchases may require the consent of the lenders under our new bank credit facility.
Procedures for tendering
Except in limited circumstances, only a Euroclear participant, Clearstream participant or DTC participant listed on a DTC securities position listing with respect to the outstanding notes may tender outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer:
          • holders of outstanding notes that are DTC participants may follow the procedures for book-entry transfer as set forth under “—Book-entry transfer” and in the letter of transmittal; or
          • Euroclear participants and Clearstream participants on behalf of the beneficial owners of outstanding notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream. These procedures include the transmission of a computer-generated message to Euroclear or Clearstream in lieu of a letter of transmittal. See the description of “agent’s message” under “—Book-entry transfer.”
In addition, you must comply with one of the following:
          • the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC, Euroclear or Clearstream according to their respective standard operating procedures for electronic tenders and a properly transmitted agent’s message as described below; or
          • the exchange agent must receive any corresponding certificate or certificates representing outstanding notes along with the letter of transmittal; or
          • the holder must comply with the guaranteed delivery procedures described below.
The tender by a holder of outstanding notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the outstanding notes held by a holder are tendered, the tendering holder should fill in the amount of outstanding notes being tendered in the specified box on the letter of transmittal. The entire amount of outstanding notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.
The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book-entry transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or outstanding notes should be sent to us, DTC, Euroclear or Clearstream. Delivery of documents to DTC, Euroclear or Clearstream in accordance with their respective procedures will not constitute delivery to the exchange agent.
Any beneficial holder whose outstanding notes are registered in the name of his or its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial holder’s behalf. If any beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:
          • make appropriate arrangements to register ownership of the outstanding notes in its name; or
          • obtain a properly completed bond power from the registered holder.
The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.
Signatures on a letter of transmittal or a notice of withdrawal, as described in “Withdrawal of Tenders,” must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution,” within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to in this prospectus as an “eligible institution,” unless the outstanding notes are tendered:
          • by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
          • for the account of an eligible institution.
If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, the outstanding notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding notes. If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.
We will determine in our sole discretion, exercised reasonably, all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered outstanding notes. We reserve the absolute right to reasonably reject any and all outstanding notes not properly tendered or any outstanding notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular outstanding notes. Our interpretation of the form and procedures for tendering outstanding notes in the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of outstanding notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of outstanding notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of outstanding notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any outstanding notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
In addition, we reserve the right, as set forth under “—Conditions to the exchange offer,” to terminate the exchange offer.
By tendering, each holder represents to us, among other things, that:
          • the holder acquired exchange notes pursuant to the exchange offer in the ordinary course of its business;
          • the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act; and
          • the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act.
If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes acquired by the broker-dealer as a result of market-making activities or other trading activities, the holder must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.
Book-entry transfer
We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC, Euroclear and Clearstream for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for the transfer. Any participant in Euroclear or Clearstream may make book-entry delivery of outstanding notes by causing Euroclear or Clearstream to transfer the outstanding notes into the exchange agent’s account in accordance with established Euroclear or Clearstream procedures for transfer. The exchange of exchange notes for tendered outstanding notes will only be made after a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message.
The term “agent’s message” means a message, transmitted by DTC, Euroclear or Clearstream, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream has received an express acknowledgment from a participant tendering outstanding notes that the participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream participant that the representations contained in the letter of transmittal and described under “—Resale of exchange notes” are true and correct.

Guaranteed delivery procedures
The following guaranteed delivery procedures are intended for holders who wish to tender their outstanding notes but:
          • their outstanding notes are not immediately available;
          • the holders cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or
          • the holders cannot complete the procedure under the respective DTC, Euroclear or Clearstream standard operating procedures for electronic tenders before expiration of the exchange offer.
The conditions that must be met to tender outstanding notes through the guaranteed delivery procedures are as follows:
          • the tender must be made through an eligible institution;
          • before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery:

• setting forth the name and address of the holder, the certificate number or numbers of the outstanding notes tendered and the principal amount of outstanding notes tendered;

•	stating that the tender offer is being made by guaranteed delivery;

• guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the outstanding notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

• the exchange agent must receive the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer;
          • upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.
Withdrawal of tenders
Your tender of outstanding notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.
For a withdrawal to be effective:
          • the exchange agent must receive a written notice, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange agent,” or

          • for DTC, Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream.
Any notice of withdrawal must:
          • specify the name of the person who tendered the outstanding notes to be withdrawn;
          • identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes to be withdrawn;
          • include a statement that the person is withdrawing his election to have such outstanding notes exchanged;
          • be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and
          • specify the name in which the outstanding notes are to be re-registered, if different from that of the withdrawing holder.
If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion, exercised reasonably, all questions as to the validity, form and eligibility, including time of receipt, for the withdrawal notices, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to them unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following the procedures described under “—Procedures for tendering” at any time prior to the expiration date.
Fees and expenses
We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.
Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes. If, however:
          • exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the outstanding notes tendered; or
          • tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or
          • a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer;

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.
Accounting treatment
The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses that we will pay in connection with the exchange offer will increase our deferred financing costs, which we will amortize over the ten year term of the notes, in accordance with generally accepted accounting principles.
Consequences of failures to properly tender outstanding notes in the exchange
We will issue the exchange notes in exchange for outstanding notes under the exchange offer only after timely receipt by the exchange agent of the outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the outstanding notes desiring to tender outstanding notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. If we successfully complete the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.
Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining outstanding notes. Remaining outstanding notes will continue to be subject to the following restrictions on transfer:
          • holders may resell outstanding notes only if we register the outstanding notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the requirements of the Securities Act; and
          • the remaining outstanding notes will bear a legend restricting transfer in the absence of registration or an exemption.
We do not currently anticipate that we will register any remaining outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in connection with the exchange offer, any trading market for remaining outstanding notes could be adversely affected.

Description of material indebtedness
The following is a description of our material indebtedness, other than the notes. The following summaries are qualified in their entirety by reference to the credit and security agreements and indentures to which each summary relates, which are included or incorporated by the reference into the registration statement of which this prospectus is a part.
New bank credit facility
On September 30, 2005, we refinanced our existing bank credit facility with a new bank credit facility. The new bank credit facility, for which JPMorgan Chase Bank, N.A. serves as administrative agent, consists of a $400 million revolving credit facility, a $400 million term loan facility and a $500 million incremental facility. We may designate a wholly owned subsidiary as a subsidiary borrower under the incremental loan facility that can borrow up to $50.0 million of the incremental facility on or before March 31, 2006. Our lenders have no obligation to make additional loans to us, or any designated subsidiary borrower, under the incremental facility, but may enter into such commitments in their sole discretion.
Reductions in commitments; amortization
The term loans will begin amortizing in quarterly installments paid on each December 31, March 31, June 30 and September 30 as follows:

Principal Payment Date	Principal Amount

December 31, 2007— September 30, 2009	$ 5,000,000
December 31, 2009— September 30, 2011	$15,000,000
December 31, 2011— September 30, 2012	$60,000,000

The term loan facility and the revolving credit facility will mature September 30, 2012.
Interest
Interest on borrowings under the facilities is calculated, at our option, at a base rate equal to either of the following plus the applicable spread above such base rate:
          • with respect to base rate borrowings, the “Adjusted Base Rate” which is equal to the higher of: the rate publicly announced by JPMorgan Chase Bank, N.A. as its prime lending rate and the applicable federal funds rate, plus 0.5%; or
          • with respect to eurodollar rate borrowings, the rate at which eurodollar deposits for one, two, three or six months (as selected by us), or nine or twelve months with the consent of the lenders, are quoted on the Dow Jones Telerate Screen multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America).
The spread applicable to borrowings under the revolving bank credit facility and term facility is determined by reference to our trailing leverage ratio (total debt to trailing four fiscal quarter EBITDA, as defined in the new bank credit facility, see “—Covenants” below).

Guarantees; Security
Our obligations under our new bank credit facility are guaranteed by Lamar Advertising and all of our restricted subsidiaries, other than certain non-guarantor restricted foreign subsidiaries. Currently, these guarantor subsidiaries include all of our existing subsidiaries, except Missouri Logos, a Partnership, Canadian TODS Limited, Lamar Transit Advertising Canada, Ltd. and Lamar Canadian Outdoor Company. The guarantees are secured by a pledge of all of our capital stock and all of the capital stock of those subsidiaries.
Covenants
Under the terms of the new bank credit facility, we and our restricted subsidiaries are not permitted to incur any additional indebtedness over $150 million at any one time outstanding except:
          • indebtedness created by the new bank credit facility;
          • indebtedness in respect of notes issued by us so long as no default exists at the time of the issuance or would result from the issuance and the terms of the notes comply with certain conditions;
          • existing indebtedness or any extension, renewal, refunding or replacement of any existing indebtedness or indebtedness incurred by the issuance of notes as referred to in the paragraph above;
          • mirror loan indebtedness of ours in an amount up to but not exceeding $287.5 million that is payable to Lamar Advertising Company and subordinated to all our obligations and containing certain other specified terms;
          • indebtedness of ours to any wholly owned subsidiary and of any wholly owned subsidiary to us.
The new bank credit facility also places certain restrictions upon our, and our restricted subsidiaries’, ability to, among other things:
          • incur liens or guarantee obligations;
          • pay dividends and make other distributions including distributions to Lamar Advertising;
          • make investments and enter into joint ventures or hedging agreements;
          • dispose of assets; and
          • engage in transactions with affiliates except on an arms-length basis.
In addition, under the new bank credit facility we and our restricted subsidiaries cannot exceed the following financial ratios:
          • a total debt ratio, defined as total consolidated debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 6.00 to 1 from September 30, 2005 through September 30, 2007 and 5.75 to 1 from October 1, 2007; and
          • a senior debt ratio, defined as total consolidated senior debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 3.25 to 1.
The new bank credit facility also requires us and our restricted subsidiaries to maintain the following financial ratios:
          • an interest coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to total consolidated accrued interest expense for that period, of less than or equal to 2.25 to 1; and

          • a fixed charges coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to (1) the total payments of principal and interest on debt for such period plus (2) capital expenditures made during such period plus (3) income and franchise tax payments made during such period, of less than or equal to 1.05 to 1.
As defined under the new bank credit facility, EBITDA is, for any period, operating income for Lamar Media and our restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest expense, interest in respect of mirror loan indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by us or any of our restricted subsidiaries) income or loss attributable to equity in affiliates for such period) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any casualty events whereby insurance or other proceeds are received and certain dispositions not in the ordinary course. Any restricted payment made by Lamar Media or any of our restricted subsidiaries to Lamar Advertising during any period to enable Lamar Advertising to pay certain qualified expenses on behalf of Lamar Media and its subsidiaries, shall be treated as operating expenses of Lamar Media for the purposes of calculating EBITDA for such period if and to the extent such operating expenses would be deducted in the calculation of EBITDA if funded directly by Lamar Media or any restricted subsidiary.
EBITDA under the new bank credit facility is also adjusted to reflect certain acquisitions or dispositions as if such acquisitions or dispositions were made on the first day of such period.
Change of control
A change of control of Lamar Media constitutes an event of default, permitting the lenders to accelerate the indebtedness and terminate the new bank credit facility. A change in control would occur if:
          • we cease to be a wholly owned subsidiary of Lamar Advertising;
          • Charles W. Lamar, III or Kevin P. Reilly, Sr. and their immediate family (including grandchildren) and entities under their control no longer hold sufficient voting stock of Lamar Advertising to elect at all times a majority of its board of directors;
          • anyone other than the holders specified in the preceding bullet acquire shares of Lamar Advertising representing more than 20% of the ordinary voting power or acquire control of Lamar Advertising;
          • a majority of the seats on Lamar Advertising’s board is occupied by persons who were neither nominated by the board of directors of Lamar Advertising nor appointed by directors so nominated; or
          • the occurrence of any “change of control” under and as defined in the indentures for the 6 5/8% senior subordinated notes due 2015, the 7 1/4% senior subordinated notes due 2013 or certain notes that may be hereinafter issued (including refunding indebtedness).
7 1/4% senior subordinated notes due 2013
On December 23, 2002 and June 12, 2003, we issued $385 million in aggregate principal amount of 7 1/4% Senior Subordinated Notes due 2013 under an indenture among us, as issuer, certain of our subsidiaries and Wachovia Bank of Delaware, National Association, as trustee. These notes are senior subordinated unsecured obligations, which are subordinated to indebtedness under the existing bank credit facility and our other senior indebtedness. These notes rank senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 7 1/4% per annum, payable twice a year on each January 1 and July 1.
We may redeem these notes, in whole or in part, at any time on or after January 1, 2008. If a redemption occurs before January 1, 2011, we will pay a premium on the principal amount of the notes. This premium decreases annually from approximately 3.6% for a redemption on or after January 1, 2008, to approximately 1.2% for a redemption on or after January 1, 2010 and is phased out completely on January 1, 2011.
Our obligations under these notes are guaranteed by all of our subsidiaries, except Missouri Logos, a Partnership. The guarantees under these notes are subordinated in right of payment to the guarantees under our existing bank credit facility.
The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments on other indebtedness under which we have at least $10 million outstanding.
The indenture places certain restrictions upon our ability and the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions or redeem capital stock;

•	incur liens or guarantee obligations;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms’ length basis.
Upon a “change of control” (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.
Subordinated notes
We have 8% subordinated notes of which there were $2.3 million aggregate principal amount outstanding at June 30, 2005. The ten-year subordinated notes were issued as a portion of the consideration paid on account of stock redemptions occurring in October 1995 and March 1996. These notes bear interest at an annual rate of 8% and amortize monthly until their maturity in 2006.

Description of exchange notes
The exchange notes will be issued under an indenture, dated as of August 16, 2005, among Lamar Media, the Guarantors and The Bank of New York Trust Company, N.A., as trustee. References to the “notes” include both the exchange notes and any outstanding notes that remain outstanding following completion of the exchange offer. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. The notes are subject to all such terms, and holders of the notes are referred to the indenture and the Trust Indenture Act for a statement of the terms therein. The following is a summary of the material terms and provisions of the notes. A copy of the form of indenture is incorporated by reference into the registration statement of which this prospectus is a part. The definitions of certain capitalized terms are set forth under “—Certain Definitions” or as otherwise defined throughout this description. For purposes of this description, references to “Lamar Media” include only Lamar Media Corp. and not its Subsidiaries and “Lamar Advertising” includes only Lamar Advertising Company and not its Subsidiaries.
General
The notes will be:
          • general unsecured obligations of Lamar Media;
          • subordinated in right of payment to all existing and future Senior Indebtedness of Lamar Media;
          • pari passu in right of payment with Lamar Media’s existing 7 1/4% Senior Subordinated Notes due 2013 and any additional future senior subordinated Indebtedness of Lamar Media;
          • senior in right of payment to any existing or future subordinated Indebtedness of Lamar Media; and
          • effectively subordinated to any secured Indebtedness of Lamar Media or any of its Subsidiaries to the extent of the value of the assets securing such Indebtedness.
The notes will be unconditionally guaranteed by each of our existing and future Restricted Subsidiaries, except as described below. We have entered into a commitment letter providing for a refinancing of our existing bank credit facility which is expected to close before the end of September 2005. On the Issue Date, all of our Subsidiaries (other than Missouri Logos, a Partnership) will guarantee the notes. Under the new bank credit facility, foreign Restricted Subsidiaries meeting certain requirements will not be required to be guarantors, subject to certain limitations and restrictions. We anticipate that our Canadian subsidiaries will not be guarantors under the new bank credit facility and following the effective date of the new bank credit facility, such Canadian subsidiaries shall not be guarantors with respect to the notes. See “—Guarantees.” The Guarantees on the Issue Date will be:
          • general unsecured obligations of each Guarantor;
          • subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor;
          • pari passu in right of payment with each Guarantor’s guarantee of Lamar Media’s existing 7 1/4% Senior Subordinated Notes due 2013 and any additional future senior subordinated Indebtedness of such Guarantor;

          • senior in right of payment to any existing or future subordinated Indebtedness of each Guarantor; and
          • effectively subordinated to any secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness.
We may from time to time issue additional notes pursuant to the indenture having identical terms and conditions to the notes we are currently offering (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture. Any Additional Notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the notes. In addition, Lamar Media may incur additional indebtedness if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture.
Maturity, Interest and Principal
The notes will mature on August 15, 2015. The notes will bear interest at a rate of 6 5/8% per year from the date of original issuance until maturity. Interest is payable semi-annually in arrears on February 15 and August 15 commencing February 15, 2006, to holders of record of the notes at the close of business on the immediately preceding February 1 and August 1. The notes will not be entitled to the benefit of any mandatory sinking fund.
Optional Redemption
The notes will be redeemable at the option of Lamar Media, in whole or in part, at any time on or after August 15, 2010 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on August 15, of each year listed below:

Year	Percentage

2010	103.313%
2011	102.208%
2012	101.104%
2013 and thereafter	100.000%

Notwithstanding the foregoing, Lamar Media may redeem in the aggregate up to 35% of the aggregate principal amount of notes at any time and from time to time prior to August 15, 2008 at a redemption price equal to 106.625% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Equity Offerings; provided, however, that at least 65% of the aggregate principal amount of notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Equity Offering.
In the event of redemption of fewer than all of the notes, the trustee shall select either pro rata or in such other manner as it shall deem fair and equitable the notes to be redeemed; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the notes for redemption shall be made by the trustee only on a pro rata basis, unless such method is otherwise prohibited. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a holder’s last address as it shall appear on the register maintained by the Registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless Lamar Media shall fail to redeem any such Note.
Subordination
The indebtedness represented by the notes, including principal, premium, if any, and interest, will be, to the extent and in the manner provided in the indenture, subordinated in right of payment to the prior payment and satisfaction in full in cash of all existing and future Senior Indebtedness of Lamar Media. As of June 30, 2005, the principal amount of outstanding Senior Indebtedness of Lamar Media, on a consolidated basis, was approximately $943.4 million. We will have the ability to incur additional Senior Indebtedness under the Senior Credit Facility and will be permitted to incur additional Senior Indebtedness under the indenture.
The indenture provides that no payment (by set-off or otherwise) may be made by or on behalf of Lamar Media on account of the principal of, premium, if any, or interest on the notes, or on account of the redemption provisions of the notes, for cash or property (other than Junior Securities) (i) upon the maturity of any Senior Indebtedness of Lamar Media by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or (ii) in the event of default in the payment of any principal, premium (if any) or interest in respect of any Senior Indebtedness of Lamar Media when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.
Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness to declare such Designated Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to Lamar Media and the trustee by the representative of the holders of such Designated Senior Indebtedness (a “Payment Notice”), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of Lamar Media on account of the principal of, premium, if any, or interest on the notes, or on account of the redemption provisions of the notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the “Payment Blockage Period”) (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Lamar Media shall, unless a Payment Default exists, be required to pay all sums not paid to the holders of the notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice, if the representative of the holders of Designated Senior Indebtedness that gave such Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness), shall be made the basis for the commencement of any other Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.
Upon any distribution of assets of Lamar Media upon any dissolution, winding up, total or partial liquidation or reorganization of Lamar Media, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Indebtedness of Lamar Media will first be entitled to receive payment in full in cash before the holders of notes are entitled to receive any payment on account of principal of, premium, if any, and interest on the notes (other than Junior Securities) and (ii) any payment or distribution of assets of Lamar Media of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the holders of notes or the trustee on behalf of the holders of notes would be entitled (by set-off or otherwise), except for the subordination provisions contained in the indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full in cash on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
In the event that, notwithstanding the foregoing, any payment or distribution of assets of Lamar Media (other than Junior Securities) shall be received by the trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the trustee to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
By reason of such subordination, in the event of liquidation or insolvency, creditors of Lamar Media who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and funds which would be otherwise payable to the holders of the notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and Lamar Media may be unable to meet its obligations fully with respect to the notes.
Each Guarantee will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Senior Credit Facility (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the notes to all Senior Indebtedness of Lamar Media.
If Lamar Media or any Guarantor fails to make any payment on the notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See “—Events of Default.”
A holder of notes by his acceptance of notes agrees to be bound by such provisions and authorizes and expressly directs the trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the indenture and appoints the trustee his attorney-in-fact for such purpose.
Guarantees
The notes are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantors, including guarantees of indebtedness outstanding under the Senior Credit Facility, to the same extent and in the same manner that all payments pursuant to the notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Lamar Media, pari passu in right of payment with the guarantees of our existing 7 1/4% Senior Subordinated Notes due 2013 and any future senior subordinated indebtedness of the Guarantors, and senior in right to payment to any future subordinated indentures of the Guarantors.
The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. In making any calculation relevant to determining such maximum amount, all Senior Indebtedness shall be deemed to have been incurred prior to the Issue Date. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. See “Risk factors—Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes by our subsidiaries and require the holders of the notes to return payments received from the subsidiary guarantors.”
Upon (i) the release or payment in full of any Indebtedness of such Guarantor representing a guarantee of Indebtedness of Lamar Media, and the release of all Liens on the property and assets of such Guarantor relating to any such Indebtedness or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of Lamar Media which is otherwise in compliance with the indenture (and providing that the guarantee and Liens referred to in the foregoing clause (i) are also released at such time), such Guarantor shall be deemed released from all its obligations under the indenture and its Guarantee. In the event that a Restricted Subsidiary Guarantor ceases to be obligated to a Guarantor pursuant to the provisions under “Material Covenants—Guarantees of Certain Indebtedness”, as long as no Default or Event of Default is existing or will result therefrom, it shall be released from its obligations under the indenture and its Guarantee.
Material Covenants
The indenture will contain, among others, the following covenants.

Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries
Lamar Media will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless:

(a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, Lamar Media’s Leverage Ratio is less than 7.0 to 1; and

(b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or the issuance of such preferred stock.
Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

Limitation on Restricted Payments
Lamar Media will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(b) immediately after giving pro forma effect to such Restricted Payment, Lamar Media could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under “—Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries”; and

(c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Existing Notes Issue Date does not exceed the sum of:

(1) 100% of Lamar Media’s Cumulative EBITDA minus 1.4 times Lamar Media’s Cumulative Consolidated Interest Expense, plus

(2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by Lamar Media, after January 1, 2001, from (a) the issue or sale of Capital Stock (other than Disqualified Capital Stock or Capital Stock of Lamar Media issued to any Subsidiary of Lamar Media) of Lamar Media or any Indebtedness or other securities of Lamar Media convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of Lamar Media which has been so converted or exercised or exchanged, as the case may be, (b) any capital contribution to Lamar Media from Lamar Advertising and (c) any loans made to Lamar Media by Lamar Advertising prior to the Existing Notes Issue Date upon the cancellation of such loans by Lamar Advertising, plus

(3) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by Lamar Media and its Restricted Subsidiaries in such Person.
For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the board of directors reasonably and in good faith.
As of June 30, 2005, the total amount available for making Restricted Payments under this clause (c) was approximately $1.224 billion.
The provisions of this covenant shall not prohibit:

(i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, such amounts declared shall be included in the calculation but such amounts expended shall be excluded from the calculation;

(ii) the retirement of any shares of Capital Stock of Lamar Media or Indebtedness of Lamar Media subordinated or pari passu in right of payment to the notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Lamar Media) of other shares of Capital Stock of Lamar Media (other than Disqualified Capital Stock; provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of the preceding paragraph; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (ii) shall be excluded from the calculation;

(iii) the redemption or retirement of Indebtedness of Lamar Media subordinated or pari passu in right of payment to the notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (it being understood that a redemption or retirement or irrevocable deposit for redemption or retirement of Indebtedness within 45 days of such sale or incurrence shall be deemed “substantially concurrent”) of Lamar Media (other than any Indebtedness owed to a Subsidiary of Lamar Media) that is, with respect to any such subordinated Indebtedness, contractually subordinated in right of payment to the notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, with respect to any such pari passu Indebtedness, pari passu or subordinated in right of payment to the notes and, with respect to any such subordinated or pari passu Indebtedness, (x) has a Stated Maturity no earlier than the 91st day after the Final Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the preceding paragraph; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (iii) shall be excluded from the calculation;

(iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of Lamar Media (other than Disqualified Capital Stock) or options on such shares held by Lamar Media’s or the Restricted Subsidiaries’ officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buysell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $5 million; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (iv) shall be excluded from the calculation;

(v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $30 million since the Issue Date; provided, however, that Lamar Media or the Restricted Subsidiaries may make additional Investments pursuant to this clause (v) up to an aggregate amount not to exceed $20 million if Lamar Media is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” covenant; provided further, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (v) shall be included in the calculation;

(vi) the payment of any dividend or the making of any distribution to Lamar Advertising in amounts sufficient to permit Lamar Advertising to pay interest when due on the Convertible Notes or any Indebtedness issued by Lamar Advertising to refinance the Convertible Notes; provided, however, that such Indebtedness is (a) in an aggregate principal amount that is equal to or less than the sum of (i) the aggregate principal amount of the Convertible Notes outstanding, (ii) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Convertible Notes and (iii) the amount of customary fees, expenses and costs related to the incurrence of such Indebtedness and (b) scheduled to mature no earlier than the Convertible Notes; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (vi) shall be excluded from the calculation; and

(vii) distributions by Lamar Media to Lamar Advertising to permit Lamar Advertising to pay obligations actually incurred by Lamar Advertising in respect of the payment of certain operating expenses of Lamar Media or the Restricted Subsidiaries in an aggregate amount in any fiscal year not to exceed 5% of the total operating expenses of Lamar Media and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (vii) shall be excluded from the calculation.

Limitation on Other Senior Subordinated Debt
Lamar Media will not, and will not permit any of the Restricted Subsidiaries to directly or indirectly incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of Lamar Media or any of the Subsidiary Guarantors, as the case may be, and (ii) senior in right of payment to the notes or any of the Guarantees, as the case may be.
Limitations on Liens
Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) to secure Indebtedness upon any Property, assets, income or profit of Lamar Media or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired) unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes.

Limitation on Transactions with Affiliates
Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with any Affiliate (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to Lamar Media or such Restricted Subsidiary, as the case may be, or the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Lamar Media or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $5 million Lamar Media must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the disinterested members of the board of directors) certifying that such Affiliate Transaction complies with this “Limitation on Transactions with Affiliates” covenant. In any Affiliate Transaction (other than any transaction or series of related transactions between Lamar Media or any of the Restricted Subsidiaries and Interstate Highway Signs Corp. providing for the purchase of highway signage) with a value in excess of $20 million Lamar Media must obtain a written opinion that such Affiliate Transaction complies with this “Limitation on Transactions with Affiliates” from an independent investment banking firm of nationally recognized standing. The foregoing provisions will not apply to:

(i) any Restricted Payment that is not prohibited by the provisions described under “—Limitations on Restricted Payments” (other than those described in clause (v) of the fourth paragraph thereunder),

(ii) any transaction between Lamar Media and any of its Restricted Subsidiaries or between Restricted Subsidiaries,

(iii) the payment of reasonable and customary regular fees to directors of Lamar Media who are not employees of Lamar Media and any employment and consulting arrangements entered into by Lamar Media or any Restricted Subsidiary with their executives or consultants in the ordinary course of business,

(iv) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Lamar Media or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Lamar Media or any of its Subsidiaries other than Lamar Media or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity,

(v) for so long as Lamar Media is a member of a group filing a consolidated or combined tax return with Lamar Advertising, payments to Lamar Advertising in respect of an allocable portion of the tax liabilities of such group that is attributable to Lamar Media and its Subsidiaries, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Lamar Media and such Subsidiaries from other taxable years (“Tax Payments”). Any Tax Payments received from Lamar Media shall be paid over to the appropriate taxing authority within 30 days of Lamar Advertising’s receipt of such Tax Payments or refunded to Lamar Media, or

(vi) any employment, indemnification, severance or other agreement or transactions relating to employee benefits or benefit plans with any employee, consultant or director of Lamar Media or a Restricted Subsidiary that is entered into by Lamar Media or any of its Restricted Subsidiaries in the ordinary course of business.

Guarantees of Certain Indebtedness
Lamar Media will not permit any of the Restricted Subsidiaries (other than the Guarantors) to:

(a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of Lamar Media or any other Restricted Subsidiary;

(b) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of Lamar Media; or

(c) incur or guarantee any Indebtedness under the first paragraph set forth under “—Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” or under clause (i) of the definition of Permitted Indebtedness, in each case unless such Restricted Subsidiary, Lamar Media and the trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary’s Guarantee under the indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.
Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to Lamar Media or any Restricted Subsidiary on its Capital Stock;

(b) pay any Indebtedness owed to Lamar Media or any Restricted Subsidiary;

(c) make loans or advances to Lamar Media or any Restricted Subsidiary;

(d) transfer any of its properties or assets to Lamar Media or any Restricted Subsidiary;

(e) grant liens or security interests on the assets of Lamar Media or the Restricted Subsidiaries in favor of the holders of the notes; or

(f) guarantee the notes or any renewals or refinancings thereof, except for Permitted Dividend Encumbrances.
Limitation on Certain Asset Sales
Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) Lamar Media or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by Lamar Media’s board of directors, and evidenced by a board resolution);

(ii) not less than 75% of the consideration received by Lamar Media or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under “Temporary Cash Investments”) or Replacement Assets; provided, however, that the amount of (x) any liabilities of Lamar Media or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which Lamar Media and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by Lamar Media or any such Restricted Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; and

(iii) the Asset Sale Proceeds received by Lamar Media or such Restricted Subsidiary are applied

(a) first, to the extent Lamar Media elects, or is required, to permanently prepay, repay or purchase existing Senior Indebtedness (or Purchase Money Indebtedness that ranks pari passu in right of payment with the notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a lien granted pursuant to clause (v) of the definition of Permitted Liens) within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent Lamar Media elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is, or becomes, a Subsidiary of Lamar Media or that would constitute a Permitted Investment under clause (e) of the definition thereof) used or useful in businesses similar or ancillary to the business of Lamar Media and the Restricted Subsidiaries as conducted at the time of such Asset Sale (collectively, “Replacement Assets”); provided, however, that such investment occurs and such Asset Sale Proceeds are so applied within 360 days following the receipt of such Asset Sale Proceeds (the “Reinvestment Date”); and

(c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25 million, Lamar Media shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an “Excess Proceeds Offer”); provided, however, that Lamar Media may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment to the notes (a “Pari Passu Excess Proceeds Offer”) and to the extent Lamar Media so elects to make a Pari Passu Excess Proceeds Offer, notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, Lamar Media may use such deficiency for general corporate purposes. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness’s pro rata share of such Available Asset Sale Proceeds, Lamar Media shall use such remaining Available Asset Sale Proceeds to purchase any notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent Lamar Media elects to make a Pari Passu Excess Proceeds Offer, exceeds the notes’ pro rata share of such

Available Asset Sale Proceeds, then notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

If Lamar Media is required to make an Excess Proceeds Offer, Lamar Media shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things:

(1) that such Holders have the right to require Lamar Media to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

(2) the repurchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

(3) the instructions, determined by Lamar Media, that each Holder must follow in order to have such notes repurchased; and

(4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such notes.
Payments for Consent
Neither Lamar Media nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports to Holders
The Indenture will provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any notes are outstanding, Lamar Media will furnish the holders of notes:

(a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Lamar Media were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Lamar Media and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Lamar Media’s certified independent accounts; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if Lamar Media were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.
In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, Lamar Media will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Lamar Media has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.
Change of Control
Upon the occurrence of a Change of Control, Lamar Media shall be obligated to make an offer to purchase (a “Change of Control Offer”), and shall purchase, on a business day (the “Change of Control Purchase Date”) not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all notes properly tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date. In order to effect such Change of Control Offer, Lamar Media shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of notes must follow to accept the Change of Control Offer.
The occurrence of the events constituting a Change of Control under the indenture will result in an event of default under the Senior Credit Facility and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. Lamar Media’s obligations under the Senior Credit Facility will constitute Designated Senior Indebtedness and will represent obligations senior in right of payment to the notes. Consequently, the subordination provisions of the indenture will have the effect of precluding the purchase of the notes by Lamar Media in the event of a Change of Control, absent consent of the lenders under the Senior Credit Facility or repayment of all amounts outstanding thereunder (although the failure by Lamar Media to comply with its obligations in the event of a Change of Control will constitute a default under the notes). There can be no assurance that Lamar Media will have adequate resources to repay or refinance all Indebtedness owing under the Senior Credit Facility or to fund the purchase of any notes upon a Change of Control.
In the event that a Change of Control occurs and the holders of notes exercise their right to require Lamar Media to purchase notes, if such purchase constitutes a “tender offer” for purposes of Rule 14e-1 under the Exchange Act at that time, Lamar Media will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.
Merger, Consolidation or Sale of Assets
Lamar Media will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, unless at the time of and after giving effect thereto:

(a) either (i) if the transaction or series of transactions is a merger or consolidation, Lamar Media shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which Lamar Media or such Restricted Subsidiary is merged or to which the properties and assets of Lamar Media or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of Lamar Media under the notes and the indenture, and, in each case, the indenture shall remain in full force and effect; and

(b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and Lamar Media or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (a) could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under “Material Covenants — Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” above (assuming a market rate of interest with respect to such additional Indebtedness) or (b) would have a Leverage Ratio that is no greater than the Leverage Ratio of Lamar Media immediately prior to such transaction.

In connection with any consolidation, merger or transfer of assets contemplated by this provision, Lamar Media shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.
Events of Default
The following events are “Events of Default”:

(a) default in payment of any principal of, or premium, if any, on the notes;

(b) default for 30 days in payment of any interest on the notes;

(c) default by Lamar Media or any Guarantor in the observance or performance of any other covenant in the notes or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

(d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Lamar Media or any Restricted Subsidiary of Lamar Media then has outstanding Indebtedness in excess of $20 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

(e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

(f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.

The trustee may withhold notice to the holders of the notes of any default (except in payment of principal or premium, if any, or interest on the notes) if the trustee considers it to be in the best interest of the holders of the notes to do so.
If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture; provided further, however, that so long as the Senior Credit Facility shall be in full force and effect, if any Event of Default shall have occurred and be continuing (other than as specified in clause (f) of the second preceding paragraph), the notes shall not become due and payable until the earlier to occur of (x) five business days following the delivery of a written notice of such acceleration of the notes to the agent under the Senior Credit Facility and (y) the acceleration of any Indebtedness under the Senior Credit Facility. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes.
The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture. No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and provided reasonable indemnity to the trustee to institute such proceeding as a trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted for payment on such note on or after the respective due dates expressed in such note.
Defeasance and Covenant Defeasance
Lamar Media may elect either:

(a) to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) (“defeasance”); or

(b) to be released from its obligations with respect to the notes under certain covenants contained in the indenture some of which are described above under “Material Covenants” (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things, Lamar Media has delivered to the trustee an opinion of counsel (as specified in the indenture) (i) to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) based on either a private ruling concerning the notes or a published ruling of the Internal Revenue Service, to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.
Modification of Indenture
From time to time, Lamar Media, the Guarantors and the trustee may, without the consent of holders of the notes, amend the indenture or the notes or supplement the indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. Lamar Media, the Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, may amend the indenture or the notes, except that no such modification shall, without the consent of each holder affected thereby:

(i) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture or the notes;

(ii) reduce the rate of or change the time for payment of interest on any note;

(iii) reduce the principal of or premium on or change the stated maturity of any note;

(iv) make any note payable in money other than that stated in the note;

(v) change the amount or time of any payment required by the notes or reduce the premium payable upon any redemption of notes, or change the time before which no such redemption may be made;

(vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note;

(vii) amend, alter, change or modify the obligation of Lamar Media to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; or

(viii) take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected thereby.
Compliance Certificate
The Company will deliver to the trustee on or before 90 days after the end of Lamar Media’s fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.
The Trustee
The trustee under the indenture will be the Registrar and Paying Agent with regard to the notes. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the covenants contained in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.
“Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.
“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.
“Advertising Displays” mean all posters, signs (including logo sign structures), billboards and other outdoor advertising displays and related contracts and sites therefor owned or leased (as lessee) by Lamar Media and the Restricted Subsidiaries.
“Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Asset Acquisition” means:

(i) an Investment by Lamar Media or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with Lamar Media or any Restricted Subsidiary; or

(ii) the acquisition by Lamar Media or any Restricted Subsidiary of assets of any Person.

“Asset Sale” means the sale, transfer or other disposition (other than to Lamar Media or any of the Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $10 million of:

(a) any Capital Stock of or other equity interest in any Restricted Subsidiary;

(b) all or substantially all of the assets of any business owned by Lamar Media or any Restricted Subsidiary or a division, line of business or comparable business segment of Lamar Media or any Restricted Subsidiary thereof; or

(c) any other assets or property of Lamar Media or of any Restricted Subsidiary (whether real or personal property).
For purposes of this definition, the term “Asset Sale” shall not include any sale, transfer or other disposition

(i) that is governed by and made in accordance with the provisions described under “Merger, Consolidation or Sale of Assets,”

(ii) to Lamar Media or a Restricted Subsidiary that is a Guarantor, or

(iii) involving obsolete, worn-out, excess or redundant equipment.
“Asset Sale Proceeds” means, with respect to any Asset Sale:

(i) cash received by Lamar Media or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including, without limitation, reasonable attorneys’ fees and expenses), and (c) deduction of appropriate amounts to be provided by Lamar Media or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Lamar Media or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(ii) promissory notes and other noncash consideration received by Lamar Media or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.
“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), in each case, of the first paragraph of “Material Covenants — Limitation on Certain Asset Sales.”
“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.
“Capitalized Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.
“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power with respect to the total Voting Stock of Lamar Advertising; provided, however, that the Permitted Holders (i) “beneficially own” (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other “person” or “group” and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Lamar Advertising;

(b) Lamar Media or Lamar Advertising consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any Person consolidates with, or merges with or into, Lamar Media or Lamar Advertising, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Lamar Media or Lamar Advertising, as the case may be, as a Restricted Payment under the indenture, or a combination thereof, and (ii) immediately after such transaction no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power with respect to the total Voting Stock of the surviving or transferee corporation;

(c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Lamar Advertising (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Lamar Advertising was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Lamar Advertising then in office;

(d) Lamar Media is liquidated or dissolved or adopts a plan of liquidation; or

(e) at any time, Lamar Media ceases to be a direct or indirect wholly-owned subsidiary of Lamar Advertising.
“Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.
“Consolidated Interest Expense” means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for Lamar Media and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of (a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus Lamar Media’s then effective combined tax rate, to the extent paid; provided, however, that “Consolidated Interest Expense” shall exclude the amortization of deferred financing fees.
“Consolidated Net Income” means, for any period, the aggregate of the Net Income of Lamar Media and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(a) the Net Income of any Person (the “other Person”) in which Lamar Media or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of Lamar Media in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to Lamar Media or such Restricted Subsidiary;

(b) the Net Income of any Restricted Subsidiary (other than a Guarantor) that is subject to any restriction or limitation (assuming no waiver or satisfaction thereof shall have occurred) on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or under the Senior Credit Facility) shall be excluded to the extent of such restriction or limitation, except that to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary’s Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness;

(c) any net gain (but not loss) resulting from an Asset Sale by Lamar Media or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; and

(d) extraordinary gains and losses shall be excluded.
“Consolidated Net Tangible Assets” means the book value of the assets of Lamar Media and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities of Lamar Media and its Restricted Subsidiaries determined in accordance with GAAP.
“Convertible Notes” means the 2 7/8% Convertible Notes due 2010 issued by Lamar Advertising on June 16, 2003.
“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of Lamar Media from the Existing Notes Issue Date to the end of Lamar Media’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.
“Cumulative EBITDA” means, as of any date of determination, EBITDA of Lamar Media from the Existing Notes Issue Date to the end of Lamar Media’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.
“Default” means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.
“Designated Senior Indebtedness”, as to Lamar Media or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facility, or (b) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” and (ii) as to which the trustee has been given written notice of such designation.
“Disqualified Capital Stock” means any Capital Stock of Lamar Media or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness.
“EBITDA” means, for any Person, for any period, an amount equal to:

(a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period; minus

(b) all non-cash items increasing Consolidated Net Income for such period, all for Lamar Media and its Restricted Subsidiaries determined in accordance with GAAP.
“Equity Offerings” means an offering by Lamar Advertising or Lamar Media of shares of its Capital Stock (however designated and whether voting or non-voting but excluding Disqualified Capital Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Securities Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Notes Issue Date” means December 23, 2002.

“Final Maturity Date” shall be the date fixed in the indenture for the final payment of principal on the notes.
“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.
“Guarantee” means each guarantee of the notes by each Guarantor.
“Guaranteed Permitted Unrestricted Subsidiary Obligations” shall have the meaning set forth in the definition of “Investments.”
“Guarantor” means each Subsidiary of Lamar Media in existence on the Issue Date (other than Missouri Logos, a Partnership) and each Restricted Subsidiary which thereafter guarantees payment of the notes pursuant to the covenant described under “Guarantees of Certain Indebtedness.”
“incur” means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” incurrable,” and “incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.
“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(i) any Capitalized Lease Obligations of such Person;

(ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

(iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(iv) all obligations for the reimbursement of any obligor on any banker’s acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed;

(v) in the case of Lamar Media, Disqualified Capital Stock of Lamar Media or any Restricted Subsidiary;

(vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

(vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations; provided, however, that, obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of Lamar Media or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of the indenture.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided, however, (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.
“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.
“Investments” means:

(i) directly or indirectly, any advance (other than a deposit of funds in connection with an acquisition provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person that made it), account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person; and

(ii) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by Lamar Media or a Restricted Subsidiary or otherwise is recourse to or obligates Lamar Media or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof (“Guaranteed Permitted Unrestricted Subsidiary Obligations”).
Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.
“Issue Date” means the date the notes are first issued by Lamar Media and authenticated by the trustee under the indenture.
“Junior Security” means any securities of Lamar Media or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness of Lamar Media or any Guarantor, as the case may be, to substantially the same extent as, or to a greater extent than, the notes are subordinated as provided in the indenture, in any event issued pursuant to a court order so providing and as to which:

(a) the rate of interest on such securities shall not exceed the effective rate of interest on the notes on the date of the indenture;

(b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the notes on the date of the indenture; and

(c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness of Lamar Media or Guarantor, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).
“Leverage Ratio” means the ratio of (i) the sum of (x) the aggregate outstanding amount of Indebtedness of Lamar Media and the Restricted Subsidiaries and (y) except to the extent included in the previous clause (x), the aggregate liquidation preference of any Preferred Stock of Lamar Media’s Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (ii) Lamar Media’s EBITDA for the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, Lamar Media’s “EBITDA” shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Lamar Media or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.
“Lien” means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.
“Net Proceeds” means:

(a) in the case of any sale of Capital Stock or Indebtedness by Lamar Media, the aggregate net cash proceeds received by Lamar Media, after payment of expenses, commissions and the like incurred in connection therewith; and

(b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Lamar Media which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to Lamar Media upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by Lamar Media in connection therewith).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the indenture.
“Permitted Business” means any business in which Lamar Media or its Restricted Subsidiaries are engaged on the date of the indenture and any other business related, incidental, complementary or ancillary thereto, and any unrelated business to the extent that it is not material in size as compared with Lamar Media and its Restricted Subsidiaries’ business as a whole.
“Permitted Dividend Encumbrances” means encumbrances or restrictions:

(a) existing on the Issue Date;

(b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to Lamar Media or any of the other Restricted Subsidiaries;

(c) arising under Indebtedness incurred under the Senior Credit Facility;

(d) arising under Refinancing Indebtedness; provided, however, that the terms and conditions of any such restrictions are no less favorable to the holders of notes than those under the Indebtedness being refinanced;

(e) customary provisions restricting the assignment of any contract or interest of Lamar Media or any Restricted Subsidiary;

(f) existing under an agreement relating to SBA Indebtedness;

(g) existing under an agreement relating to any Permitted Lien referred to in clause (v) of the definition of Permitted Liens; provided, however, that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien and having an aggregate fair market value equal to the Indebtedness secured thereby;

(h) imposed by applicable law;

(i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of a Restricted Subsidiary; provided, however, such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement;

(j) on cash or other deposits or net worth imposed pursuant to customer contracts entered into in the ordinary course of business;

(k) arising under Indebtedness (other than Indebtedness described in clause (b), (c), (d) or (f) above) permitted to be incurred pursuant to the Indenture; provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than the terms and conditions of any encumbrances or restrictions arising under the notes; and

(l) imposed with respect to the distribution or disposition of assets or property in joint venture agreements or other similar agreements entered into in the ordinary course of business.

“Permitted Holders” means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust or partnership, to the extent it is for the benefit of any of the foregoing or (z) any Person, entity or group of Persons controlled by any of the foregoing.
“Permitted Indebtedness” means:

(i) Indebtedness of Lamar Media and Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $1.3 billion less the aggregate amount of all permanent repayments thereunder made in accordance with “Limitation on Certain Asset Sales” and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

(ii) Indebtedness under the notes, the Guarantees and the Exchange Notes;

(iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the indenture;

(iv) Indebtedness of Lamar Media to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Lamar Media or another Restricted Subsidiary;

(v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by Lamar Media or any Restricted Subsidiary to acquire or lease property in the ordinary course of business; provided, however, that (a) the aggregate amount of such Purchase Money Indebtedness and Capital Lease Obligations outstanding at any time shall not exceed the greater of (x) 5% of Lamar Media’s Consolidated Net Tangible Assets at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligations or (y) $50 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

(vi) Interest Rate Protection Agreements and any guarantees thereof;

(vii) Refinancing Indebtedness; and

(vii) additional Indebtedness of Lamar Media or any Restricted Subsidiary that is a Guarantor not to exceed $50 million in principal amount outstanding at any time.
“Permitted Investments” means, for any Person, Investments made on or after the date of the indenture consisting of:

(a) Investments by Lamar Media or by a Restricted Subsidiary in Lamar Media or a Restricted Subsidiary which is a Guarantor;

(b) Temporary Cash Investments;

(c) Investments by Lamar Media or by a Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary which is a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Lamar Media or a Restricted Subsidiary which is a Guarantor;

(d) an Investment that is made by Lamar Media or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Lamar Media or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under “Limitation on Certain Asset Sales”; and

(e) Investments in Permitted Joint Ventures in an amount not to exceed $10 million.

“Permitted Joint Ventures” means a corporation, partnership or other entity (other than a Subsidiary) engaged in one or more Permitted Businesses in respect of which Lamar Media or a Restricted Subsidiary (a) beneficially owns at least 5% of the shares of Capital Stock of such entity and (b) either is a party to an agreement empowering one or more parties to such agreement (which may or may not be Lamar Media or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power, to direct the policies, management and affairs of such entity.
“Permitted Liens” means:

(i) Liens existing on the Issue Date;

(ii) Liens on property or assets of, or any shares of stock of, or interests in, or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into Lamar Media or any of the Restricted Subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into Lamar Media or any of the Restricted Subsidiaries;

(iii) Liens in favor of Lamar Media or any of the Restricted Subsidiaries;

(iv) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the indenture; provided, however, that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any property other than such item of property and any improvements on such item;

(v) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

(vi) Liens securing Senior Indebtedness of Lamar Media and the Guarantors;

(vii) Permitted Dividend Encumbrances; and

(viii) Liens securing Indebtedness in an aggregate principal amount not to exceed $1 million outstanding at any time.
“Permitted Unrestricted Subsidiary Obligations” shall have the meaning specified in the definition of “Unrestricted Subsidiary.”
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).
“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.
“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of Lamar Media) under GAAP.

“Purchase Money Indebtedness” means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.
“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of Lamar Media or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by Lamar Media or the Restricted Subsidiaries pursuant to the terms of the indenture (other than pursuant to clauses (i), (iv), (v), (vi) and (vii) of the definition of Permitted Indebtedness), but only to the extent that:

(i) the Refinancing Indebtedness is subordinated to the notes to at least the same extent as the Indebtedness being refunded, refinanced or extended;

(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the notes;

(iii) the portion of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes;

(iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of Lamar Media as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

(v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that Lamar Media may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.
“Registration Rights Agreement” mean the registration rights agreement among Lamar Media, the Guarantors and the initial purchasers relating to the notes.
“Restricted Payment” means any of the following:

(i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Lamar Media or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Lamar Media or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of Lamar Media, dividends or distributions payable to Lamar Media or to a Wholly-Owned Restricted Subsidiary);

(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Lamar Media or any of the Restricted Subsidiaries (other than Capital Stock owned by Lamar Media or a Wholly-Owned Restricted Subsidiary);

(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated or pari passu in right of payment to the notes that is outstanding on the Issue Date or any Refinancing Indebtedness that refinances such Indebtedness;

(iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary; and

(vi) forgiveness of any Indebtedness of an Affiliate of Lamar Media (other than a Wholly-Owned Restricted Subsidiary) to Lamar Media or a Restricted Subsidiary.
For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.
“Restricted Subsidiary” means a Subsidiary of Lamar Media other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Lamar Media existing as of the Issue Date (other than Missouri Logos, a Partnership). The board of directors of Lamar Media may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of Lamar Media as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), Lamar Media could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” covenant and no Default or Event of Default shall have occurred and be continuing.
“SBA Indebtedness” means Indebtedness incurred pursuant to the United States Small Business Administration Disaster Relief Loan program or any similar loan program; provided, however, that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.
“Senior Credit Facility” means the Credit Agreement dated as of March 7, 2003, as amended to date, among Lamar Media, the guarantor parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of Lamar Media as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.
“Senior Indebtedness” means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

(a) all obligations owed to lenders under the Senior Credit Facility,

(b) all obligations with respect to any Interest Rate Agreement,

(c) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

(d) all other current or future Indebtedness which does not provide that it is to rank pari passu with or subordinate to the notes and the Guarantees and

(e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.
Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

(i) Indebtedness of Lamar Media to any of its Subsidiaries or Indebtedness of any Subsidiary of Lamar Media to Lamar Media or any other Subsidiary of Lamar Media;

(ii) Indebtedness represented by the notes and the Guarantees;

(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

(iv) to the extent it constitutes Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

(v) Indebtedness represented by Disqualified Capital Stock; or

(vi) that portion of any Indebtedness which is incurred in violation of the indenture; provided, however, that in the case of any Indebtedness (regardless of whether or not such Indebtedness is incurred pursuant to the first or second paragraph of “Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries”), such Indebtedness shall not be deemed to have been incurred in violation of the indenture if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from Lamar Media to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture (but nothing in this clause (vi) shall preclude the existence of any Default or Events of Default in the event that such Indebtedness is in fact incurred in violation of the indenture).
“Stated Maturity” means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.
“Subsidiary” means, with respect to any Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Temporary Cash Investments” or “cash equivalents” mean:

(i) United States dollars;

(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better;

(iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v) commercial paper or marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(vi) money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (i) through (v) of this definition.
“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of Lamar Media which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of Lamar Media, but only so long as:

(i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, “Permitted Unrestricted Subsidiary Obligations”)) (A) is guaranteed by Lamar Media or any Restricted Subsidiary, (B) is recourse to or obligates Lamar Media or any Restricted Subsidiary of Lamar Media, directly or indirectly, contingently or otherwise, to satisfaction thereof;

(ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Lamar Media or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(iii) no Default or Event of Default shall have occurred and be continuing.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the board of directors of Lamar Media) and any such designation shall be permitted only if it complies with the provisions of “Limitation on Restricted Payments.” The trustee shall be given prompt notice by Lamar Media of each resolution adopted by the board of directors of Lamar Media under this provision, together with a copy of each such resolution adopted.
“U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other similar governing body of such Person.
“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors’ qualifying shares) of which are owned, directly or indirectly, by Lamar Media.

Registration rights agreement
We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers on August 16, 2005 in connection with the closing of the private offering of the outstanding notes. In that agreement, we agreed for the benefit of the holders of the outstanding notes that we would use our reasonable best efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for an issue of Commission-registered notes with terms identical to the notes (except that the exchange notes would not be subject to restrictions on transfer or to any increase in annual interest rate as described below).
If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the outstanding notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of the prospectus that is a part of the shelf registration statement, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).
If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before January 23, 2006 (the “Target Registration Date”), the annual interest rate borne by the outstanding notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective up to a maximum of 1.00% per annum of additional interest.
If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all outstanding notes validly surrendered in accordance with the terms of the exchange offer. Outstanding notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.
This is a summary of the material provisions of the registration rights agreement. A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Book-entry settlement and clearance
The global notes
The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons, which are called the global notes.
Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
          • upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and
          • ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-entry procedures for the global notes
All interests in the global notes will be subject to the operations and procedures of DTC. The operations and procedures of the settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.
DTC has advised us that it is:
          • a limited purpose trust company organized under the laws of the State of New York;
          • a “banking organization” within the meaning of the New York State Banking Law;
          • a member of the Federal Reserve System;
          • a “clearing corporation” within the meaning of the Uniform Commercial Code; and
          • a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
          • will not be entitled to have notes represented by the global note registered in their names;
          • will not receive or be entitled to receive physical, certificated notes; and
          • will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositories for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositories that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
          • DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
          • DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;
          • we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or
          • certain other events provided in the indenture should occur.

Material U.S. federal tax consequences
The following is a summary of the material United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership and disposition of the exchange notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed regulations, all of which are subject to change. Any change could be applied retroactively in a way that could cause the tax consequences to differ from the consequences described below, possibly with adverse effect.
This summary applies only to persons who hold the outstanding notes and the exchange notes as capital assets within the meaning of Section 1221 of the Code, that is, for investment purposes. This summary does not discuss all aspects of United States federal income taxation that may be relevant to holders in light of their special circumstances or that may be relevant to holders subject to special tax rules (such as banks, thrifts, and other financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts or real estate mortgage investment conduits, financial asset securitization investment trusts, dealers in securities or currencies, persons who hold the notes through a partnership or other pass-through entity, persons subject to alternative minimum tax, persons holding the notes as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, persons whose functional currency is not the U.S. dollar, or persons who have ceased to be U.S. citizens or to be taxed as resident aliens). This summary also does not discuss any tax consequences arising under the United States federal estate and gift tax laws or the law of any state, local, foreign or other taxing jurisdiction.
You are urged to consult your own tax advisor regarding the application of United States federal income tax laws to your particular situation and the consequences of federal estate and gift tax laws and state, local and foreign tax laws.
As used this summary, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.
As used in this summary, the term “non-U.S. holder” means a beneficial owner of a note (other than a partnership) that is not a U.S. holder.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership and disposition of the exchange notes.

Tax consequences to U.S. holders
Exchange offer
The exchange of the outstanding notes for the exchange notes in connection with the exchange offer will not be a taxable sale or exchange. Accordingly,

•	holders will not recognize taxable gain or loss as a result of the exchange;

•	the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the outstanding note exchanged therefor immediately before the exchange;

•	the holding period of the exchange note will include the holding period of the outstanding note; and

•	any market discount or bond premium applicable to the outstanding notes will carry over to the exchange notes.
Interest payments on the exchange notes
Stated interest payments on the exchange notes will generally be taxable as ordinary interest income at the time the interest accrues or is received in accordance with a holder’s regular method of accounting for federal income tax purposes.
Market discount
If a holder acquires an exchange note (or purchased an outstanding note which such holder exchanges for an exchange note) for an amount that is less than its stated redemption price at maturity, the difference will be treated as “market discount” (unless such difference is less than a statutorily defined de minimis amount), and the exchange note will be subject to the market discount rules. The holder of an exchange note that is subject to the market discount rules will be required to treat any full or partial principal payment or any gain recognized on the maturity, sale or other disposition of the note as ordinary income, to the extent that such gain does not exceed the accrued market discount on the note. The amount of market discount treated as having accrued will be determined either:

•	on a straight-line basis by multiplying the market discount times a fraction, the numerator of which is the number of days the note was held by the holder and the denominator of which is the total number of days after the date such holder acquired the note up to, and including, the note’s maturity date; or

•	if the holder so elects, on the basis of a constant rate of compound interest.
The holder of an exchange note subject to the market discount rules may elect to include market discount in income currently, through the use of either the straight-line inclusion method or the elective constant interest rate method, in lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition. Once made, this election will apply to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount on a debt instrument in income currently, the basis of the debt instrument in the hands of the holder will be increased by the market discount thereon as it is included in income.
A holder who does not elect to include the market discount on an exchange note in income currently may be required to defer interest expense deductions for a portion of the interest paid on indebtedness incurred or continued to purchase or carry such note, until the maturity of the note, its earlier disposition in a taxable transaction or, if the holder so elects, a subsequent taxable year in which sufficient income exists with respect to the exchange note.
Amortizable bond premium
If a holder purchases an exchange note or purchased an outstanding note for an amount in excess of all amounts payable on the note after the purchase date, other than payments of stated interest, the excess will constitute bond premium. In general, a holder may elect to amortize bond premium by offsetting stated interest allocable to an accrual period with the premium allocable to that period at the time that the holder takes the interest into account under the holder’s regular method of accounting for U.S. federal income tax purposes. Bond premium is allocable to an accrual period on a constant yield basis. Because the exchange notes are redeemable at our option (see “Description of the Notes—Optional Redemption”), special rules will apply which require a holder to determine the yield and maturity of the exchange notes for purposes of calculating and amortizing bond premium by assuming that we will exercise our option to redeem the holder’s notes in a manner that maximizes the holder’s yield. If we do not exercise our option to redeem the exchange note in the manner assumed, then solely for purposes of calculating and amortizing any remaining bond premium, the holder must treat the exchange note as retired and reissued on the deemed redemption date for its adjusted acquisition price as of that date. The adjusted acquisition price of the exchange note is the holder’s initial investment in the exchange note or the outstanding note, decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such note and any bond premium previously amortized by the holder.
Once made, the election to amortize bond premium on a constant yield method applies to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
Sale, redemption, retirement or other taxable disposition of the exchange notes
A holder of an exchange note will recognize gain or loss (except to the extent attributable to accrued interest) upon the sale, redemption, retirement or other taxable disposition of the note equal to the difference between:

•	the amount of cash and the fair market value of any property received and

•	the holder’s adjusted tax basis in the note.
A holder’s adjusted tax basis in an exchange note generally will equal the cost of the exchange note or the outstanding note exchanged therefor, increased by any accrued market discount previously included in income and decreased by the amount of any principal payments received with respect to that note and any amortized bond premium.
If a holder disposes of a note between interest payment dates, a portion of the amount received represents stated interest accrued to the date of disposition and must be reported as ordinary interest income, and not as proceeds from the disposition, in accordance with the holder’s regular method of accounting for federal income tax purposes. Subject to the market discount rules discussed above, any gain or loss recognized by a holder on the disposition of an exchange note will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period is more than one year. Non-corporate taxpayers may be subject to a maximum federal income tax rate of 15% on net long-term capital gains for taxable years beginning before January 1, 2009.
United States federal income tax consequences to non-U.S. holders
The following discussion applies only to non-U.S. holders. This discussion does not address all aspects of United States federal income taxation that may be relevant to such non-U.S. holders in light of their special circumstances. For example, special rules may apply to a non-U.S. holder that is a “controlled foreign corporation,” or “passive foreign investment company”, and such holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.
Exchange offer
The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event for a non-U.S. Holder.
Interest payments on the exchange notes
Subject to the discussion below concerning effectively connected income and backup withholding, the 30% United States federal withholding tax should not apply to any payment of interest on the exchange notes provided that:

•	the holder does not own actually or constructively 10% or more of the total combined voting power of Lamar Media;

•	the holder is not a controlled foreign corporation related to Lamar Media through actual or constructive stock ownership;

•	the holder is not a bank whose receipt of interest on the exchange notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) the holder provides the holder’s name and address on an IRS Form W-8BEN (or other applicable form) and certifies, under penalty of perjury that the holder is not a United States person, or (b) a financial institution holding the notes on the holder’s behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN (or other applicable form) from the beneficial owner and provides a copy or, in the case of certain foreign intermediaries, satisfies other certification requirements under the applicable United States Treasury regulations.
Special certification requirements apply to certain non-U.S. holders that are entities rather than individuals.
If a holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to the 30% United States federal withholding tax, unless the holder qualifies for a reduced rate of withholding under a tax treaty or the payments are exempt from withholding because they are effectively connected with the holder’s conduct of a trade or business in the United States (or, where a tax treaty applies, are attributable to a United States permanent establishment maintained by the holder) and the holder satisfies the applicable certification and disclosure requirements. In order to claim a reduction in or exemption from the 30% withholding tax under an applicable tax treaty, a holder must provide a properly executed IRS Form W-8BEN (or a suitable substitute form). A holder must provide an IRS Form W-8ECI (or a suitable substitute form) in order to claim that the interest payments are exempt from the withholding tax because they are effectively connected with the holder’s conduct of a trade or business in the United States.
A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, redemption, retirement or other taxable disposition of the exchange notes
Subject to the discussion below concerning effectively connected income and backup withholding, a holder will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, retirement or other taxable disposition of an exchange note unless the holder is an individual who is present in the United States for at least 183 days during the year of disposition of the exchange note and other conditions are satisfied.
Effectively connected income
If a holder is engaged in a trade or business in the United States and the holder’s investment in an exchange note is effectively connected with such trade or business, the holder will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular U.S. federal income tax on a net income basis on any interest and gain with respect to the exchange notes in the same manner as if the holder were a U.S. Holder. In addition, if the holder is a foreign corporation, the holder may be subject to a branch profits tax of 30% (or the lower rate provided by an applicable income tax treaty) of the holder’s earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business in the United States. If the holder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States.
Information reporting and backup withholding
Interest on, and proceeds received from the sale of, an exchange note generally will be reported to U.S. holders, other than certain exempt recipients, such as corporations, on IRS Form 1099. In addition, a backup withholding tax may apply to payments with respect to the exchange notes if the U.S. holder fails to furnish the payor with a correct taxpayer identification number or other required certification or fails to report interest or dividends required to be shown on the holder’s federal income tax returns.
In general, a non-U.S. holder will not be subject to backup withholding with respect to interest payments on the exchange notes if such holder has provided the statement described above under “—United States Federal Income Tax Consequences to Non-U.S. Holders— Interest Payments on the Exchange Notes” and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. Information reporting on IRS Form 1042-S may still apply to interest payments, however. In addition, a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale of an exchange note made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or such holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining such exemptions, if available.
Backup withholding is not an additional tax, and amounts withheld as backup withholding will be allowed as a refund or credit against a holder’s federal income tax liability, provided that the required information is furnished to the IRS.

Plan of distribution
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired those outstanding notes as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with those resales.
We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes.
Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. A profit on any resale of those exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.
The trustee and its affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees. BNY Capital Markets, Inc., one of the initial purchasers of the outstanding notes, a lender under our existing bank credit facility and a proposed lender under our new bank credit facility, is an affiliate of The Bank of New York Trust Company, N.A., the trustee and exchange agent in connection with the exchange offer.
Legal matters
The validity of the exchange notes offered hereby will be passed upon for us by Palmer & Dodge LLP, Boston, Massachusetts. Palmer & Dodge LLP will deliver an opinion stating that the notes and the guarantees will be binding obligations of Lamar Media and the guarantors, respectively. In rendering its opinion, Palmer & Dodge LLP will rely on the opinion of Cahill Gordon & Reindel llp with respect to matters of New York law and on the opinion of Kean, Miller, Hawthorne, D’Armond, McCowan & Jorman, L.L.P. with respect to certain matters pertaining to the subsidiary guarantors.
Experts
The consolidated financial statements and schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing. Our reports with respect to the consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” on January 1, 2003.
Exchange agent
We have appointed The Bank of New York Trust Company, N.A. as exchange agent in connection with the exchange offer. Holders should direct letters of transmittal or notices of guaranteed delivery to the exchange agent as follows:

By Mail, Hand delivery or Overnight Courier:	By Facsimile Transmission:
The Bank of New York Trust Company, N.A. c/o The Bank of New York Attention:	The Bank of New York Trust Company, N.A. c/o The Bank of New York Attention:
For Information or Confirmation by Telephone:
The Bank of New York
Trust Company, N.A.
c/o The Bank of New York
Attention:
Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.
Information agent
We have appointed The Altman Group, Inc. as information agent in connection with the exchange offer. Holders should direct questions and requests for assistance and additional copies of this prospectus to the information agent as follows:
The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Note Holders call: 866-416-0551
Banks and Brokers call: 201-806-7300
Fax: 201-460-0050

Management’s report on internal control over financial reporting
The management of Lamar Advertising Company is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.
Lamar Advertising’s management assessed the effectiveness of Lamar Advertising’s internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, Lamar Advertising’s management has concluded that, as of December 31, 2004, Lamar Advertising’s internal control over financial reporting is effective based on those criteria.
KPMG LLP, the independent registered public accounting firm that audited Lamar Advertising’s financial statements included in this prospectus, has issued an attestation report on management’s assessment of Lamar Advertising’s internal control over financial reporting. This attestation report appears on page F-4 of this prospectus.

Report of independent registered public accounting firm
The Board of Directors and Stockholders
Lamar Advertising Company:
We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting that Lamar Advertising Company maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Lamar Advertising Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, management’s assessment that Lamar Advertising Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, Lamar Advertising Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Lamar Advertising Company and subsidiaries and the financial statement schedule as listed in the accompanying index, and our report dated March 8, 2005 expressed an unqualified opinion on those consolidated financial statements.
KPMG LLP
New Orleans, Louisiana
March 8, 2005

Report of independent registered public accounting firm
The Board of Directors and Stockholders
Lamar Advertising Company:
We have audited the consolidated financial statements of Lamar Advertising Company and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Advertising Company and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Lamar Advertising Company’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 8, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.
As discussed in Note 9 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirements Obligations” on January 1, 2003.
KPMG LLP
New Orleans, Louisiana
March 8, 2005

Lamar Advertising Company and Subsidiaries
consolidated balance sheets

December 31, 2004 and 2003 (in thousands, except share and per share data)	2004	2003

Assets
Current assets:
Cash and cash equivalents	$44,201	$7,797
Receivables, net of allowance for doubtful accounts of $5,000 and $4,914 in 2004 and 2003	87,962	90,072
Prepaid expenses	35,287	32,377
Deferred income tax assets (note 11)	6,899	6,051
Other current assets	8,231	7,820

Total current assets	182,580	144,117

Property, plant and equipment (note 4)	2,077,379	1,988,096
Less accumulated depreciation and amortization	(807,735)	(702,272)

Net property, plant and equipment	1,269,644	1,285,824

Goodwill (note 5)	1,265,106	1,240,275
Intangible assets (note 5)	920,373	938,643
Deferred financing costs net of accumulated amortization of $26,113 and $20,783 at 2004 and 2003, respectively	24,552	28,355
Other assets	27,217	32,159

Total assets	$3,689,472	$3,669,373

Liabilities and stockholders’ equity

Current liabilities:
Trade accounts payable	$10,412	$8,813
Current maturities of long-term debt (note 8)	72,510	5,044
Accrued expenses (note 7)	50,513	45,986
Deferred income	14,669	14,372

Total current liabilities	148,104	74,215
Long-term debt (note 8)	1,587,424	1,699,819
Deferred income tax liabilities (note 11)	76,240	73,352
Asset retirement obligation (note 9)	132,700	123,217
Other liabilities	8,657	9,109

Total liabilities	1,953,125	1,979,712

Stockholders’ equity (note 13):
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,720 shares issued and outstanding at 2004 and 2003	–	–
Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized, 0 shares issued and outstanding at 2004 and 2003	–	–
Class A common stock, par value $.001, 175,000,000 shares authorized, 88,742,430 and 87,266,763 shares issued and outstanding at 2004 and 2003, respectively	89	87
Class B common stock, par value $.001, 37,500,000 shares authorized, 15,672,527 and 16,147,073 are issued and outstanding at 2004 and 2003, respectively	16	16
Additional paid-in-capital	2,131,449	2,097,555
Accumulated deficit	(395,207)	(407,997)

Stockholders’ equity	1,736,347	1,689,661

Total liabilities and stockholders’ equity	$3,689,472	$3,669,373

See accompanying notes to consolidated financial statements.

Lamar Advertising Company and Subsidiaries
consolidated statements of operations

Years ended December 31, 2004, 2003 and 2002
(in thousands, except share and per share data)	2004	2003	2002

Net revenues	$883,510	$810,139	$775,682

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	302,157	292,017	274,772
General and administrative expenses (exclusive of depreciation and amortization)	158,161	145,971	139,610
Corporate expenses (exclusive of depreciation and amortization)	30,159	25,549	27,572
Depreciation and amortization	294,056	284,947	271,832
Gain on disposition of assets	(1,067)	(1,946)	(336)

	783,466	746,538	713,450

Operating income	100,044	63,601	62,232
Other expense (income):
Loss on extinguishment of debt	–	33,644	5,850
Interest income	(495)	(502)	(929)
Interest expense	76,079	93,787	113,333

	75,584	126,929	118,254

Income (loss) before income tax expense (benefit) and cumulative effect of a change in accounting principle	24,460	(63,328)	(56,022)
Income tax expense (benefit) (note 11)	11,305	(23,573)	(19,694)

Income (loss) before cumulative effect of a change in accounting principle	13,155	(39,755)	(36,328)
Cumulative effect of a change in accounting principle, net of tax benefit of $25,727	–	40,240	–

Net income (loss)	13,155	(79,995)	(36,328)
Preferred stock dividends	365	365	365

Net income (loss) applicable to common stock	$12,790	$(80,360)	$(36,693)

Earnings (loss) per share:
Basic:
Before cumulative effect of a change in accounting principle	$0.12	$(0.39)	$(0.36)
Cumulative effect of a change in accounting principle	$–	$(0.39)	$–

Basic earnings (loss) per share	$0.12	$(0.78)	$(0.36)

Diluted:
Before cumulative effect of a change in accounting principle	$0.12	$(0.39)	$(0.36)
Cumulative effect of a change in accounting principle	$–	$(0.39)	$–

Diluted earnings (loss) per share	$0.12	$(0.78)	$(0.36)

Weighted average common shares outstanding	104,041,030	102,686,780	101,089,215
Incremental common shares from dilutive stock options	530,453	–	–
Incremental common shares from convertible debt	–	–	–

Weighted average common shares assuming dilution	104,571,483	102,686,780	101,089,215

See accompanying notes to consolidated financial statements.

Lamar Advertising Company and Subsidiaries
consolidated statements of stockholders’ equity

	Series AA	Class A	Class A	Class B	Additional
Years ended December 31, 2004, 2003 and 2002	preferred	preferred	common	common	paid-in	Accumulated
(in thousands, except per share data)	stock	stock	stock	stock	capital	deficit	Total

Balance, December 31, 2001	$–	–	83	17	1,963,065	(290,944)	1,672,221
Issuance of 1,405,464 shares of common stock in acquisitions	–	–	1	–	56,099	–	56,100
Exercise of 515,588 shares of stock options	–	–	–	–	15,722	–	15,722
Conversion of 194,762 shares of Class B common stock to Class A common stock	–	–	1	(1)	–	–	–
Issuance of 61,424 shares of common stock through employee purchase plan	–	–	–	–	1,823	–	1,823
Net loss	–	–	–	–	–	(36,328)	(36,328)
Dividends ($63.80 per preferred share)	–	–	–	–	–	(365)	(365)

Balance, December 31, 2002	$–	–	85	16	2,036,709	(327,637)	1,709,173
Issuance of 1,550,095 shares of common stock in acquisitions	–	–	2	–	50,628	–	50,630
Exercise of 298,105 shares of stock options	–	–	–	–	8,272	–	8,272
Conversion of 270,000 shares of Class B common stock to Class A stock	–	–	–	–	–	–	–
Issuance of 72,025 shares of common stock through employee purchase plan	–	–	–	–	1,946	–	1,946
Net loss	–	–	–	–	–	(79,995)	(79,995)
Dividends ($63.80 per preferred share)	–	–	–	–	–	(365)	(365)

Balance, December 31, 2003	$–	–	87	16	2,097,555	(407,997)	1,689,661
Issuance of 68,986 shares of common stock in acquisitions	–	–	1	–	4,271	–	4,272
Exercise of 865,443 shares of stock options	–	–	1	–	27,369	–	27,370
Conversion of 474,546 shares of Class B common stock to Class A stock	–	–	–	–	–	–	–
Issuance of 66,692 shares of common stock through employee purchase plan	–	–	–	–	2,254	–	2,254
Net income	–	–	–	–	–	13,155	13,155
Dividends ($63.80 per preferred share)	–	–	–	–	–	(365)	(365)

Balance, December 31, 2004	$–	–	89	16	2,131,449	(395,207)	1,736,347

See accompanying notes to consolidated financial statements.

Lamar Advertising Company and Subsidiaries
consolidated statements of cash flows

Years ended December 31, 2004, 2003 and 2002 (in thousands)	2004	2003	2002

Cash flows from operating activities:
Net income (loss)	$13,155	$(79,995)	$(36,328)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	294,056	284,947	271,832
Amortization included in interest expense	5,330	6,037	6,061
Gain on disposition of assets	(1,067)	(1,946)	(336)
Loss on extinguishment of debt	–	33,644	5,850
Cumulative effect of a change in accounting principle	–	40,240	–
Deferred income tax expenses (benefit)	7,748	(23,531)	(15,584)
Provision for doubtful accounts	7,772	8,599	9,036
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(4,824)	(6,217)	(7,748)
Prepaid expenses	(2,509)	(2,923)	(2,533)
Other assets	(887)	(4,246)	5,093
Increase (decrease) in:
Trade accounts payable	1,600	(1,238)	3
Accrued expenses	3,024	6,450	3,551
Other liabilities	(234)	254	1,546

Cash flows provided by operating activities	323,164	260,075	240,443

Cash flows from investing activities:
Capital expenditures	(82,031)	(78,275)	(78,390)
Purchase of new markets	(189,540)	(137,595)	(79,135)
Increase in notes receivable	–	–	(1,650)
Proceeds from sale of property and equipment	7,824	5,829	3,412

Cash flows used in investing activities	(263,747)	(210,041)	(155,763)

Cash flows from financing activities:
Net proceeds from issuance of common stock	23,806	8,798	13,976
Cash from deposits for debt extinguishment	–	266,657	(266,657)
Principle payments on long-term debt	(4,928)	(771,388)	(144,126)
Debt issuance costs	(1,526)	(9,899)	(1,183)
Net proceeds from note offerings and new notes payable	–	408,350	256,400
Net (payments) borrowings under credit agreements	(40,000)	40,000	60,000
Dividends	(365)	(365)	(365)

Cash flows used in financing activities	(23,013)	(57,847)	(81,955)

Net increase (decrease) in cash and cash equivalents	36,404	(7,813)	2,725
Cash and cash equivalents at beginning of period	7,797	15,610	12,885

Cash and cash equivalents at end of period	$44,201	$7,797	$15,610

Supplemental disclosures of cash flow information:
Cash paid for interest	$69,922	$81,342	$104,722

Cash paid for state and federal income taxes	$1,946	$825	$745

Common stock issuance related to acquisitions	$4,270	$50,630	$56,100

See accompanying notes to consolidated financial statements.

Lamar Advertising Company and Subsidiaries
notes to consolidated financial statements
(Dollars in thousands, except share and per share data)
(1) Significant accounting policies
(a) Nature of business
Lamar Advertising Company (the Company) is engaged in the outdoor advertising business operating over 150,000 outdoor advertising displays in 43 states. The Company’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.
In addition, the Company operates a logo sign business in 20 states throughout the United States and in one province of Canada and a transit advertising business in 34 markets. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising on bus shelters, benches and buses in the markets it serves.
(b) Principles of consolidation
The accompanying consolidated financial statements include Lamar Advertising Company, its wholly owned subsidiary, Lamar Media Corp. (Lamar Media), and its majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
(c) Property, plant and equipment
Property, plant and equipment are stated at cost. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets.
(d) Goodwill and intangible assets
On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Under SFAS No. 142, goodwill is subject to an annual impairment test. The Company designated December 31 as the date of its annual goodwill impairment test. If an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value, an interim impairment test would be performed between annual tests. In accordance with the standard, the Company is required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. The Company is required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, the Company would be required to perform the second step of the impairment test, as this is an indication that the reporting unit goodwill may be impaired. The fair value of each reporting unit exceeded its carrying amount at its annual impairment test dates on December 31, 2004 and December 31, 2003 therefore the Company was not required to recognize an impairment loss.
Intangible assets, consisting primarily of site locations, customer lists and contracts, and non-competition agreements are amortized using the straight-line method over the assets estimated useful lives, generally from 5 to 15 years.

(e) Impairment of long-lived assets
In accordance with SFAS No. 144, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset before interest expense. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.
(f) Deferred income
Deferred income consists principally of advertising revenue received in advance and gains resulting from the sale of certain assets to related parties. Deferred advertising revenue is recognized in income as services are provided over the term of the contract. Deferred gains are recognized in income in the consolidated financial statements at the time the assets are sold to an unrelated party or otherwise disposed of.
(g) Revenue recognition
The Company recognizes outdoor advertising revenue, net of agency commissions, if any, on an accrual basis ratably over the term of the contracts, as services are provided. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale.
The Company engages in barter transactions where the Company trades advertising space for goods and services. The Company recognizes revenues and expenses from barter transactions at fair value which is determined based on the Company’s own historical practice of receiving cash for similar advertising space from buyers unrelated to the party in the barter transaction. The amount of revenue and expense recognized for advertising barter transactions is as follows:

	2004	2003	2002

Net revenues	$5,490	6,360	3,677
Direct advertising expenses	3,124	2,780	691
General and administrative expenses	2,002	3,197	2,557

(h) Income taxes
The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i) Earnings per share
Earnings per share are computed in accordance with SFAS No. 128, “Earnings Per Share.” The calculation of basic earnings per share excludes any dilutive effect of stock options and convertible debt, while diluted earnings per share includes the dilutive effect of stock options and convertible debt. The number of potentially dilutive shares excluded from the calculation because of their anti-dilutive effect are 5,581,755, 6,726,508 and 6,762,452 for the years ended December 31, 2004, 2003 and 2002, respectively.
(j) Stock option plan
The Company accounts for its stock option plan under the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, “Accounting for Stock-Based Compensation” and FASB Statement No. 148, “Accounting for Stock-Based Compensation— Transition and Disclosure, an amendment of FASB Statement No. 123,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value-based methods of accounting described above, and has adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

	2004	2003	2002

Net income (loss) applicable to common stock, as reported	$12,790	(80,360)	(36,693)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(8,834)	(3,472)	(6,614)

Pro forma net income (loss) applicable to common stock	$3,956	(83,832)	(43,307)

	2004	2003	2002

Net income (loss) per common share— as reported (basic and diluted)	$0.12	(0.78)	(0.36)
Net income (loss) per common share— pro forma (basic and diluted)	$0.04	(0.82)	(0.43)

(k) Cash and cash equivalents
The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.
(l) Reclassification of prior year amounts
Certain amounts in the prior years’ consolidated financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported net loss.

(m) Asset retirement obligations
In 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (Statement 143). Statement 143 requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company’s asset retirement obligations relate primarily to the dismantlement, removal, site reclamation and similar activities of its properties. The Company adopted Statement 143 effective January 1, 2003, using the cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. Prior to adoption of this statement, the Company expensed these costs at the date of retirement.
(n) Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(2) Acquisitions
Year ended December 31, 2004
During the twelve months ended December 31, 2004, the Company completed over 80 acquisitions of outdoor advertising assets for a total purchase price of approximately $200,490, which consisted of the issuance of 68,986 shares of Lamar Advertising Class A common stock valued at $2,476, warrants valued at $1,794 and $196,220 in cash.
Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

Total

Current assets	$2,846
Property, plant and equipment	64,917
Goodwill	24,831
Site locations	87,281
Non-competition agreements	515
Customer lists and contracts	21,577
Current liabilities	1,477

$200,490

Total acquired intangible assets for the year ended December 31, 2004 was $134,204, of which $24,831 was assigned to goodwill which is not subject to amortization. The remaining $109,373 of acquired intangible assets have a weighted average useful life of approximately 14 years. The intangible assets include customer lists and contracts of $21,577 (7 year weighted average useful life), site locations of $87,281 (15 year weighted average useful life), and non-competition agreements of $515 (9.5 year weighted average useful life). All of the $24,831 of goodwill is expected to be fully deductible for tax purposes. The aggregate amortization expense related to the 2004 acquisitions for the year ended December 31, 2004 was approximately $3,826.
The following unaudited pro forma financial information for the Company gives effect to the 2004 and 2003 acquisitions as if they had occurred on January 1, 2003. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	2004	2003

Net revenues	$899,632	841,723
Net income (loss) applicable to common stock	12,619	(82,502)
Net income (loss) per common share (basic and diluted)	$0.12	(0.80)

Year ended December 31, 2003
During the year ended December 31, 2003, the Company completed over 84 acquisitions of outdoor advertising assets for a total purchase price of approximately $189,563, which consisted of the issuance of 1,550,095 shares of Lamar Advertising Class A common stock valued at the time of issuance at $50,630 and $138,933 cash.
Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

Total

Current assets	$2,437
Property, plant and equipment	28,089
Goodwill	61,847
Site locations	83,849
Non-competition agreements	641
Customer lists and contracts	17,138
Other assets	6,666
Current liabilities	956
Long-term liabilities	10,148

$189,563

Year ended December 31, 2002
During the year ended December 31, 2002, the Company completed approximately 75 acquisitions of outdoor advertising assets for a cash purchase price of approximately $79,198 and the issuance of 1,405,464 shares of Lamar Advertising Class A common stock valued at the time of issuance at $56,100.

Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

Total

Current Assets	$2,721
Property, Plant & Equipment	33,207
Goodwill	43,668
Site Locations	55,594
Non-competition agreements	604
Customer lists and contracts	12,633
Other Assets	29
Current Liabilities	2,282
Long-term Liabilities	10,876

$135,298

(3) Noncash financing and investing activities
A summary of significant noncash financing and investing activities for the years ended December 31, 2004, 2003 and 2002 follows:

	2004	2003	2002

Issuance of Class A common stock in acquisitions	$4,270	50,630	56,100

(4) Property, plant and equipment
Major categories of property, plant and equipment at December 31, 2004 and 2003 are as follows:

	Estimated life
	(years)	2004	2003

Land	–	$90,951	75,556
Building and improvements	10-39	69,993	64,650
Advertising structures	15	1,834,302	1,770,942
Automotive and other equipment	3-7	82,133	76,948

		$2,077,379	1,988,096

(5) Goodwill and other intangible assets
The following is a summary of intangible assets at December 31, 2004 and December 31, 2003.

		2004		2003
	Estimated
	life	Gross carrying	Accumulated	Gross carrying	Accumulated
	(years)	amount	amortization	amount	amortization

Amortizable Intangible Assets:
Customer lists and contracts	7-10	$410,368	$298,108	$388,791	$248,617
Non-competition agreements	3-15	58,179	51,284	57,664	46,197
Site locations	15	1,108,318	313,776	1,021,037	243,170
Other	5-15	13,817	7,141	17,578	8,443

		1,590,682	670,309	1,485,070	546,427
Unamortizable Intangible Assets:
Goodwill		$1,518,741	$253,635	$1,493,910	$253,635

The changes in the carrying amount of goodwill for the year ended December 31, 2004 are as follows:

Balance as of December 31, 2003	$1,493,910
Goodwill acquired during the year	24,831
Impairment losses	–

Balance as of December 31, 2004	$1,518,741

The following is a summary of the estimated amortization expense for the next five years:

Year ended December 31, 2005	$126,985
Year ended December 31, 2006	$114,138
Year ended December 31, 2007	$93,558
Year ended December 31, 2008	$87,146
Year ended December 31, 2009	$84,091

In accordance with SFAS No. 142, the Company was required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company was required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments. If an intangible asset is identified as having an indefinite useful life, the Company was required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142. Impairment of an intangible asset is measured as the excess of carrying value over the fair value. Based upon the Company’s review, no impairment charge was required upon the adoption of SFAS No. 142 or at its annual tests for impairment on December 31, 2004 and December 31, 2003.
(6) Leases
The Company is party to various operating leases for production facilities, vehicles and sites upon which advertising structures are built. The leases expire at various dates, generally during the next five years, and have varying options to renew and to cancel. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year as of December 31, 2004:

2005	$125,052
2006	107,521
2007	95,518
2008	82,973
2009	71,028
Thereafter	462,833

Rental expense related to the Company’s operating leases was $160,808, $150,983 and $139,493 for the years ended December 31, 2004, 2003 and 2002, respectively.
(7) Accrued expenses
The following is a summary of accrued expenses at December 31, 2004 and 2003:

	2004	2003

Payroll	$12,894	7,698
Interest	18,601	19,428
Insurance benefits	9,260	8,150
Other	9,758	10,710

	$50,513	45,986

(8) Long-term debt
Long-term debt consists of the following at December 31, 2004 and 2003:

	2004	2003

Bank Credit Agreement	$975,000	$1,015,000
2 7/8% Convertible notes	287,500	287,500
8% Unsecured subordinated notes	3,333	5,333
7 1/4% Senior subordinated notes	389,020	389,387
Other notes with various rates and terms	5,081	7,643

	1,659,934	1,704,863
Less current maturities	(72,510)	(5,044)

Long-term debt, excluding current maturities	$1,587,424	$1,699,819

Long-term debt matures as follows:

2005	$72,510
2006	95,064
2007	112,554
2008	112,611
2009	69,974
Later years	1,197,221

On December 23, 2002, Lamar Media Corp. completed an offering of $260,000 7 1/4% Senior Subordinated Notes due 2013. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to any future subordinated debt of Lamar Media. The net proceeds from the issuance and sale of these notes, together with additional cash, was used to redeem all of the outstanding $255,000 principal amount of Lamar Media’s 9 5/8% Senior Subordinated Notes due 2006 on January 22, 2003 at a redemption price equal to 103.208% of the aggregate principal amount thereof plus accrued interest to the redemption date of approximately $3,500 for a total redemption price of approximately $266,657. The Company recorded a loss on the extinguishment of debt of $11,173 in the first quarter of 2003.
On June 12, 2003, Lamar Media Corp. issued $125,000 7 1/4% Senior Subordinated Notes due 2013 as an add on to the $260,000 issued in December 2002. The issue price of the $125,000 7 1/4% Notes was 103.661% of the principal amount of the notes, which yields an effective rate of 6 5/8% .. The proceeds of the issuance were used to redeem approximately $100,000 of Lamar Media’s 8 5/8% senior subordinated notes, for a redemption price equal to 104.313% of the principal amount of the notes. The Company recorded a loss on extinguishment of debt of $5,754 in the second quarter of 2003 related to this prepayment. The remaining $100,000 in aggregate principal amount of Lamar Media’s 8 5/8% notes outstanding following this redemption were redeemed for a redemption price equal to 102.875% of the principle amount of the notes in December 2003. As a result of this redemption, the Company recorded a loss on extinguishment of debt of $4,151 related to the prepayment of the notes and associated debt issuance costs.
On June 16, 2003, the Company issued $287,500 2 7/8% Convertible Notes due 2010. The notes are convertible at the option of the holder into shares of Lamar Advertising Company Class A common stock at any time before the close of business on the maturity date, unless previously repurchased, at a conversion rate of 19.4148 shares per $1,000 principal amount of notes, subject to adjustments in some circumstances. The net proceeds from these notes together with additional cash were used on July 16, 2003 to redeem all of the Company’s outstanding 5 1/4% convertible notes due 2006 in aggregate principal amount of approximately $287,500 for a redemption price equal to 103.0% of the principal amount of notes. The Company recorded a loss on extinguishment of debt in the third quarter of 2003 of $12,566 related to this redemption.
The Company’s obligations with respect to its publicly issued notes are not guaranteed by the Company’s direct or indirect wholly owned subsidiaries. Certain obligations of the Company’s wholly-owned subsidiary, Lamar Media Corp. are guaranteed by its subsidiaries.
On March 7, 2003, the Company’s wholly owned subsidiary Lamar Media, replaced its existing bank credit facility. The current bank credit facility, for which JPMorgan Chase Bank acts as administrative agent, is comprised of a $225,000 revolving bank credit facility and $975,000 term facility with two tranches, a $300,000 Tranche A term facility and a $675,000 Tranche B term facility. This bank credit facility also includes a $500,000 incremental facility, which permits Lamar Media to request that its lenders enter into commitments to make additional term loans to it, up to a maximum aggregate amount of $500,000. The lenders have no obligation to make additional term loans to Lamar Media under the incremental facility, but may enter into such commitments in their sole discretion. The credit agreement modified the repayment terms to extend the maturities of the debt.
Availability under the revolving credit facility terminates on June 30, 2009 and is not subject to commitment reduction prior to that date. As of December 31, 2004, the Company had $0 outstanding under the revolving line of credit.

The March 7, 2003 Term Facility amortized in the following quarterly amounts:

	Tranche A	Tranche B

March 31, 2005 - December 31, 2005	$11,250	$1,687.5
March 31, 2006 - December 31, 2006	15,000	1,687.5
March 31, 2007 - December 31, 2008	18,750	1,687.5
March 31, 2009 - June 30, 2009	22,500	1,687.5
September 30, 2009 - December 31, 2009	–	1,687.5
March 31, 2010 - June 30, 2010	–	320,625

On February 6, 2004, Lamar Media amended its credit agreement dated March 7, 2003 whereby it changed its $975,000 term facility to include a $425,000 Tranche A facility and a $550,000 Tranche C facility. The proceeds were used to pay off the Tranche B lenders and the total debt outstanding remained unchanged. The quarterly amortization of this amended facility is as follows:

	Tranche A	Tranche B	Tranche C

March 31, 2005 - December 31, 2005	$15,937.5	$–	$1,375
March 31, 2006 - December 31, 2006	21,250.0	–	1,375
March 31, 2007 - December 31, 2008	26,562.5	–	1,375
March 31, 2009 - June 30, 2009	31,875.0	–	1,375
September 30, 2009 - December 31, 2009	–	–	1,375
March 31, 2010 - June 30, 2010	–	–	261,250

On August 12, 2004, Lamar Media amended its credit agreement dated March 7, 2003 whereby it changed its $975,000 term facility to include a $425,000 Tranche A facility and a $550,000 Tranche D facility. The proceeds were used to pay off the Tranche C lenders and the total debt outstanding remained unchanged. The quarterly amortization of this amended facility is as follows:

	Tranche A	Tranche C	Tranche D

March 31, 2005 - December 31, 2005	$15,937.5	$–	$1,375
March 31, 2006 - December 31, 2006	21,250.0	–	1,375
March 31, 2007 - December 31, 2008	26,562.5	–	1,375
March 31, 2009 - June 30, 2009	31,875.0	–	1,375
September 30, 2009 - December 31, 2009	–	–	1,375
March 31, 2010 - June 30, 2010	–	–	261,250

Revolving credit loans may be requested under the revolving credit facility at any time prior to maturity. The loans bear interest, at the Company’s option, at the LIBOR Rate or JPMorgan Chase Prime Rate plus applicable margins, such margins being set from time to time based on the Company’s ratio of debt to trailing twelve month EBITDA, as defined in the agreement. The terms of the indenture relating to Lamar Advertising’s outstanding notes, Lamar Media’s bank credit facility and the indenture relating to Lamar Media’s outstanding notes restrict, among other things, the ability of Lamar Advertising and Lamar Media to:

• dispose of assets;
• incur or repay debt;
• create liens;
• make investments; and
• pay dividends.

Lamar Media’s ability to make distributions to Lamar Advertising is also restricted under the terms of these agreements. Under Lamar Media’s credit facility the Company must maintain specified financial ratios and levels including:

• interest coverage;
• fixed charges ratios;
• senior debt ratios; and
• total debt ratios.
Lamar Advertising and Lamar Media were in compliance with all of the terms of all of the indentures and the bank credit agreement during the periods presented.
(9) Asset retirement obligation
Effective January 1, 2003, the Company adopted Statement 143, and recorded a restated loss of $40,240 as the cumulative effect of a change in accounting principle, which is net of an income tax benefit of $25,727. Prior to its adoption of Statement 143, the Company expensed these costs at the date of retirement. Also, as of January 1, 2003, the Company recorded an asset retirement obligation of $114,035, additions to property, plant and equipment totaling $76,930 and accumulated depreciation totaling $28,862 under the provisions of Statement 143.
The Company’s asset retirement obligation includes the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2002	$–
Net impact at initial adoption	114,035

Balance at January 1, 2003	$114,035
Additions to asset retirement obligations	4,254
Accretion expense	7,562
Liabilities settled	(2,634)

Balance at December 31, 2003	$123,217
Additions to asset retirement obligations	3,687
Accretion expense	10,204
Liabilities settled	(4,408)

Balance at December 31, 2004	$132,700

The pro forma asset retirement obligation at December 31, 2002 would have been $114,035. The following pro forma data summarizes the Company’s net loss and net loss per common share as if the Company had adopted the provisions of Statement 143 on December 31, 2001, including an associated pro forma asset retirement obligation on that date of $106,512.

Year ended
December 31, 2002

Net loss applicable to common stock, as reported	$(36,693)
Pro forma adjustments to reflect retroactive adoption of Statement 143	(6,722)

Pro forma net loss applicable to common stock	$(43,415)

Net loss per common share— basic and diluted:
Net loss, as reported	$(0.36)
Net loss, pro forma	$(0.42)

(10) Depreciation and amortization
The Company includes all categories of depreciation and amortization on a separate line in its Statement of Operations. The amount of depreciation and amortization expense excluded from the following operating expenses in its Statement of Operations are:

	Year ended December 31,

	2004	2003	2002

Direct expenses	$279,735	267,078	253,619
General and administrative expenses	8,403	11,214	12,008
Corporate expenses	5,918	6,655	6,205

	$294,056	284,947	271,832

(11) Income taxes
Income tax expense (benefit) for the years ended December 31, 2004, 2003 and 2002, consists of:

	Current	Deferred	Total

Year ended December 31, 2004:
U.S. federal	$–	5,621	5,621
State and local	3,557	1,339	4,896
Foreign	–	788	788

	$3,557	7,748	11,305

Year ended December 31, 2003:
U.S. federal	$–	(19,543)	(19,543)
State and local	(42)	(4,653)	(4,695)
Foreign	–	665	665

	$(42)	(23,531)	(23,573)

Year ended December 31, 2002:
U.S. federal	$(5,068)	(12,951)	(18,019)
State and local	869	(3,084)	(2,215)
Foreign	89	451	540

	$(4,110)	(15,584)	(19,694)

Income tax expense (benefit) attributable to continuing operations for the years ended December 31, 2004, 2003 and 2002, differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to income (loss) before income taxes as follows:

	2004	2003	2002

Computed expected tax expense (benefit)	$8,316	(21,531)	(19,048)
Increase (reduction) in income taxes resulting from:
Book expenses not deductible for tax purposes	825	1,150	689
Amortization of non-deductible goodwill	2	(14)	(26)
State and local income taxes, net of federal income tax benefit	3,231	(3,099)	(1,490)
Other differences, net	(1,069)	(79)	181

	$11,305	(23,573)	(19,694)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 are presented below:

	2004	2003

Current deferred tax assets:
Receivables, principally due to allowance for doubtful accounts	$1,950	1,916
Accrued liabilities not deducted for tax purposes	2,396	1,584
Other	2,553	2,551

Net current deferred tax asset	6,899	6,051
Non-current deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	$(5,845)	(11,738)
Intangibles, due to differences in amortizable lives	(238,116)	(245,270)

	(243,961)	(257,008)
Non-current deferred tax assets:
Plant and equipment, due to basis differences on acquisitions and costs capitalized for tax purposes	40,521	48,479
Investment in affiliates and plant and equipment, due to gains recognized for tax purposes and deferred for financial reporting purposes	941	941
Accrued liabilities not deducted for tax purposes	2,579	2,900
Net operating loss carryforward	88,540	100,350
Asset retirement obligation	34,654	30,113
Other, net	486	873

Non-current deferred tax assets	167,721	183,656

Net non-current deferred tax liability	$(76,240)	(73,352)

As of December 31, 2004, the Company had gross federal net operating losses of $227,253, and state net operating losses of $240,356, which expire through 2023. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.
Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.
(12) Related party transactions
Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Advertising Company or its subsidiaries through common ownership and directorate control.
In October 1995 and in March 1996, the Company repurchased 3.6% and 12.9%, respectively, of its then outstanding Class A common stock (1,220,500 and 3,617,884 shares, respectively) from certain of its existing stockholders, directors and employees for an aggregate purchase price of approximately $4,000. The term of the March 1996 repurchase entitled the selling stockholders to receive additional consideration from the Company in the event that the Company consummated a public offering of its Class A common stock at a higher price within 24 months of the repurchase. In satisfaction of that obligation, upon completion of the Company’s initial public offering, the Company paid the selling stockholders an aggregate of $5,000 in cash from the proceeds and issued them $20,000 aggregate principal amount of ten year subordinated notes. As of December 31, 2004 and 2003, the outstanding balance of the ten year subordinated notes was $3,333 and $5,333, respectively. The Company’s current executive officers do not hold any of the ten year subordinated notes described above. Interest expense during the years ended December 31, 2004, 2003 and 2002, related to the ten year subordinated notes was $354, $513, and $673, respectively.
Prior to 1996, the Company entered into various related party transactions for the purchase and sale of advertising structures whereby any resulting gains were deferred at that date. As of December 31, 2004 and 2003, the deferred gains related to these transactions were $1,001 and are included in deferred income on the balance sheets. No gains related to these transactions have been realized in the Statement of Operations for the years ended December 31, 2004, 2003 and 2002.
In addition, the Company had receivables from employees of $413 and $342 at December 31, 2004 and 2003, respectively. These receivables are primarily relocation loans for employees. The Company does not have any receivables from its current executive officers.
Interstate Highway Signs Corp., (IHS) is a wholly owned subsidiary of Sign Acquisition Corp. Prior to December 16, 2003, Kevin P. Reilly, Jr. had voting control over a majority of the outstanding shares of Sign Acquisition Corp. through a voting trust. Mr. Reilly’s interest was sold on December 16, 2003. The Company purchased approximately $1,229 and $1,236 of highway signs and transit bus shelters from IHS which represented approximately 13% and 12% of total capitalized expenditures for its logo sign and transit advertising businesses during the years ended December 31, 2003 and 2002, respectively. The Company does not use IHS exclusively for its highway sign and transit bus shelter purchases.
Effective July 1, 1996, the Lamar Texas Limited Partnership, one of the Company’s subsidiaries, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement which was amended January 1, 2004. This consulting agreement as amended, has a term through December 31, 2008 with automatic renewals for successive one year periods after that date unless either party provides written termination to the other. The amended agreement provides for an annual consulting fee of $190 for the five year period commencing on January 1, 2004 and an annual consulting fee of $150 for any subsequent one year renewal term. The agreement also contains a non-disclosure provision and a non-competition restriction which extends for two years beyond the termination agreement.
The Company also has a lease arrangement with Deanna Enterprises, LLC (formerly Reilly Enterprises, LLC), which Kevin P. Reilly Sr. controls, for the use of an airplane. The Company paid a monthly fee plus expenses which entitled the Company to 6.67 hours of flight time, with any unused portion carried over into the next month. This agreement was amended in October 2004, whereby the Company would pay $100 per year for 125 guaranteed flight hours. Total fees paid under these arrangements for fiscal 2004, 2003 and 2002 were approximately $70, $55 and $75, respectively.
As of December 31, 2003, the Company had a receivable of $959 for premiums paid on split-dollar life insurance arrangements for Kevin P. Reilly, Sr. that were entered into in 1990 and 1995 as a component of his compensation as our Chief Executive Officer and his continuing retirement benefits thereafter. In accordance with the terms of the arrangements, we will recover all of the cumulative premiums paid by us upon the termination, surrender or cancellation of the policies or upon the death of the insured. In February 2004, the obligation to the Company was repaid and the split dollar agreements were terminated.
(13) Stockholders’ equity
On July 16, 1999, the Board of Directors designated 5,720 shares of the 1,000,000 shares of previously undesignated preferred stock, par value $.001, as Series AA preferred stock. The Class A preferred stock, par value $638, was exchanged for the new Series AA preferred stock and no shares of Class A preferred stock are currently outstanding. The new Series AA preferred stock and the Class A preferred stock rank senior to the Class A common stock and Class B common stock with respect to dividends and upon liquidation. Holders of Series AA preferred stock and Class A preferred stock are entitled to receive, on a pari passu basis, dividends at the rate of $15.95 per share per quarter when, as and if declared by the Board of Directors. The Series AA preferred stock and the Class A preferred stock are also entitled to receive, on a pari pasu basis, $638 plus a further amount equal to any dividend accrued and unpaid to the date of distribution before any payments are made or assets distributed to the Class A common stock or Class B stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The liquidation value of the outstanding Series AA preferred stock at December 31, 2004 was $3,649. The Series AA preferred stock and the Class A preferred stock are identical, except that the Series AA preferred stock is entitled to one vote per share and the Class A preferred stock is not entitled to vote.
All of the outstanding shares of common stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, following any required distribution to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefore, subject to the restrictions set forth in the Company’s existing indentures and the bank credit facility. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of common stock unless simultaneously the same dividend is declared or paid on each share of the other class of common stock, provided that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of such class.

The rights of the Class A and Class B common stock are equal in all respects, except holders of Class B common stock have ten votes per share on all matters in which the holders of common stock are entitled to vote and holders of Class A common stock have one vote per share on such matters. The Class B common stock will convert automatically into Class A common stock upon the sale or transfer to persons other than permitted transferees (as defined in the Company’s certificate of incorporation, as amended).
(14) Benefit plans
Equity incentive plan
In 1996, the Company adopted the 1996 Equity Incentive Plan (the 1996 Plan). The purpose of the 1996 Plan is to attract and retain key employees and consultants of the Company. The 1996 Plan authorizes the grant of stock options, stock appreciation rights and restricted stock to employees and consultants of the Company capable of contributing to the Company’s performance. Options granted under the 1996 Plan generally become exercisable over a five-year period and expire 10 years from the date of grant unless otherwise authorized by the Board.
In August 2000, the Board of Directors voted to amend the 1996 Plan to (i) authorize grants to members of the Company’s board of directors (ii) provide the Committee with more flexibility in determining the exercise price of awards made under the 1996 Plan (iii) allow for grants of unrestricted stock and (iv) set forth performance criteria that the Committee may establish for the granting of stock awards. These amendments were approved by the Company’s stockholders in May 2001.
In February 2004, the Board of Directors voted, subject to stockholder approval, to amend the 1996 plan to increase the aggregate number of shares of the Company’s Class A Common Stock available for issuance under the 1996 Plan by 2,000,000 shares so that the aggregate number of shares of Common Stock available for issuance under the Plan is increased from 8,000,000 shares to 10,000,000 shares.
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:

Grant year	Dividend yield	Expected volatility	Risk free interest rate	Expected lives

2004	0%	46%	4%	6
2003	0%	46%	4%	6
2002	0%	51%	5%	9

Information regarding the 1996 Plan for the years ended December 31, 2004, 2003 and 2002, is as follows:

	2004		2003		2002

		Weighted		Weighted		Weighted
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price

Outstanding, beginning of year	3,822,710	$30.27	4,067,365	$29.83	4,517,653	$29.11
Granted	1,416,000	37.77	117,500	31.55	142,000	35.01
Exercised	(865,443)	25.03	(298,105)	23.03	(515,088)	23.74
Canceled	(26,000)	37.42	(64,050)	38.06	(77,200)	36.36

Outstanding, end of year	4,347,267	$33.72	3,822,710	$30.27	4,067,365	$29.83

Price for exercised shares	$25.03		$23.03		$23.74
Shares available for grant, end of year	1,927,759		1,317,759		1,371,209
Weighted average fair value of options granted during the year	$18.48		$15.00		$22.48

The following table summarizes information about fixed-price stock options outstanding at December 31, 2004:

		Weighted
	Number	average	Weighted	Number	Weighted
	outstanding at	remaining	average	exercisable at	average
	December 31,	contractual	exercise	December 31,	exercise
Range of exercise prices	2004	life	price	2004	price

$10.67–26.42	1,076,917	5.82	$23.83	1,076,917	$23.83
26.69–33.38	1,138,700	4.56	31.57	984,700	31.72
34.16–37.35	1,512,150	8.48	37.13	387,750	36.86
37.56–60.63	619,500	6.00	46.51	303,917	46.67

No stock appreciation rights or shares of restricted stock have been granted under the 1996 Plan.
Employee stock purchase plan
On May 25, 2000, the stockholders approved the 2000 Employee Stock Purchase Plan whereby 500,000 shares of the Company’s Class A common stock have been reserved for issuance under the Plan. Under this plan, eligible employees may purchase stock at 85% of the fair market value of a share on the offering commencement date or the respective purchase date whichever is lower. Purchases are limited to ten percent of an employee’s total compensation. The initial offering under the Plan commenced on April 1, 2000 with a single purchase date on June 30, 2000. Subsequent offerings shall commence each year on July 1 with a termination date of December 31 and purchase dates on September 30 and December 31; and on January 1 with a termination date on June 30 and purchase dates on March 31 and June 30. In accordance with the Plan, the number of shares available for issuance under the plan is increased at the beginning of each fiscal year by the lesser of $500,000 shares or one tenth of 1% of the total of shares outstanding or a lessor amount determined by the board of directors.
Insurance plans
The Company sponsors a partially self-insured group health insurance program. The Company is obligated to pay all claims under the program, which are in excess of premiums, up to program limits. The Company is also self-insured with respect to its income disability benefits and against casualty losses on advertising structures. Amounts for expected losses, including a provision for losses incurred but not reported, is included in accrued expenses in the accompanying consolidated financial statements. As of December 31, 2004, the Company maintained $5,296 in letters of credit with a bank to meet requirements of the Company’s worker’s compensation and general liability insurance carrier.
Savings and profit sharing plan
The Company sponsors The Lamar Corporation Savings and Profit Sharing Plan covering employees who have completed one year of service and are at least 21 years of age. The Company matches 50% of employees’ contributions up to 5% of related compensation. Employees can contribute up to 15% of compensation. Full vesting on the Company’s matched contributions occurs after five years for contributions made prior to January 1, 2002 and three years for contributions made after January 1, 2002. Annually, at the Company’s discretion, an additional profit sharing contribution may be made on behalf of each eligible employee. In total, for the years ended December 31, 2004, 2003 and 2002, the Company contributed $3,454, $2,804 and $2,709 respectively.
Deferred compensation plan
The Company sponsors a Deferred Compensation Plan for the benefit of certain of its senior management who meet specific age and years of service criteria. Employees who have attained the age of 30 and have a minimum of 10 years of service are eligible for annual contributions to the Plan generally ranging from $3 to $8, depending on the employee’s length of service. The Company’s contributions to the Plan are maintained in a rabbi trust and, accordingly, the assets and liabilities of the Plan are reflected in the balance sheet of the Company in other assets and other liabilities. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account. The Company has contributed $727, $668 and $619 to the Plan during the years ended December 31, 2004, 2003 and 2002, respectively.
(15) Commitment and contingencies
In August 2002, a jury verdict was rendered in a lawsuit filed against the Company in the amount of $32 in compensatory damages and $2,245 in punitive damages. As a result of the verdict, the Company recorded a $2,277 charge in its operating expenses during the quarter ended September 30, 2002. In May 2003, the Court ordered a reduction to the punitive damage award, which was subject to the plaintiff’s consent. The plaintiff rejected the reduced award and the Court ordered a new trial. Based on legal analysis, management believes the best estimate of the Company’s potential liability related to this claim is currently $376.
The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management , the ultimate disposition of the these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(16) Summarized financial information of subsidiaries
Separate financial statements of each of the Company’s direct or indirect wholly owned subsidiaries that have guaranteed Lamar Media’s obligations with respect to its publicly issued notes (collectively, the Guarantors) are not included herein because the Company has no independent assets or operations, the guarantees are full and unconditional and joint and several and the only subsidiary that is not a guarantor is considered to be minor. Lamar Media’s ability to make distributions to Lamar Advertising is restricted under the terms of its bank credit facility and the indenture relating to Lamar Media’s outstanding notes. As of December 31, 2004 and 2003, the net assets restricted as to transfers from Lamar Media Corp. to Lamar Advertising Company in the form of cash dividends, loans or advances were $1,943,280 and $1,903,600, respectively.
(17) Disclosures about fair value of financial instruments
The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2004 and 2003. The fair value of the financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2004		2003

	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value

Long-term debt	$1,587,424	$1,647,032	$1,699,819	$1,735,925

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies as follows:
          • The carrying amounts of cash and cash equivalents, prepaids, receivables, trade accounts payable, accrued expenses and deferred income approximate fair value because of the short term nature of these items.
          • The fair value of long-term debt is based upon market quotes obtained from dealers where available and by discounting future cash flows at rates currently available to the Company for similar instruments when quoted market rates are not available.
Fair value estimates are subject to inherent limitations. Estimates of fair values are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments presented above are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(18) Quarterly financial data (unaudited)

	Year 2004 quarters

	March 31,	June 30,	September 30,	December 31,

Net revenues	$200,976	$226,915	$231,622	$223,997
Net revenues less direct advertising expenses	127,185	152,553	155,232	146,383
Net (loss) income applicable to common stock	(3,724)	7,590	8,194	730
Net (loss) income per common share (basic and diluted)	(0.04)	0.07	0.08	0.01

	Year 2003 quarters

	March 31,	June 30,	September 30,	December 31,

Net revenues	$184,221	$208,178	$211,720	$206,020
Net revenues less direct advertising expenses	112,664	134,817	137,149	133,492
Net loss applicable to common stock	(62,070)	(3,438)	(7,744)	(7,108)
Net loss per common share (basic and diluted)	(0.61)	(0.03)	(0.07)	(0.07)

(19) New accounting pronouncements
In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (“Statement 151”). The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. We have assessed the impact of Statement 151, which is not expected to have an impact on our financial position, results of operations or cash flows.
In December 2004, the FASB issued Statement of Financial Accounting Standards No. 152 “Accounting for Real Estate Time-Sharing Transactions— An Amendment to FASB Statements No. 66 and 67” (“Statement No. 152”). Statement 152 amends FASB Statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” Statement 152 also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. Statement 152 is effective for financial statements for fiscal years beginning after June 15, 2005. We have assessed the impact of Statement 152, which is not expected to have an impact on our financial position, results of operations or cash flows.
In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 “Exchanges of Non-monetary assets— an amendment of APB Opinion No. 29” (“Statement 153”). Statement 153 amends Accounting Principles Board (“APB”) Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Statement 153 does not apply to a pooling of assets in a joint undertaking intended to fund, develop, or produce oil or natural gas from a particular property or group of properties. The provisions of Statement 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early adoption is permitted and the provisions of Statement 153 should be applied prospectively. We have assessed the impact of Statement 153, which is not expected to have an impact on our financial position, results of operations or cash flows.
In December of 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which replaces the requirements under SFAS No. 123 and APB No. 25. The statement sets accounting requirements for “share-based” compensation to employees, including employee stock purchase plans, and requires all share-based payments, including employee stock options, to be recognized in the financial statements based on their fair value. It carries forward prior guidance on accounting for awards to non-employees. The accounting for employee stock ownership plan transactions will continue to be accounted for in accordance with Statement of Position (SOP) 93-6, while awards to most non-employee directors will be accounted for as employee awards. This Statement is effective for public companies that do not file as small business issuers as of the beginning of interim or annual reporting periods that begin on or after June 15, 2005 (effective September 1, 2005 for us). We have not yet determined the effect the new Statement will have on our condensed consolidated financial statements as we have not completed our analysis; however, we expect the adoption of this Statement to result in a reduction of net income which may be material.

SCHEDULE 2
Lamar Advertising Company valuation and qualifying accounts

	Balance at	Charged to		Balance at
Years ended December 31, 2004, 2003 and 2002	beginning	costs and		end of
(in thousands)	of period	expenses	Deductions	period

Year ended December 31, 2004
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$4,914	7,772	7,686	5,000
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$800,062	123,882	–	923,944
Year ended December 31, 2003
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$4,914	8,599	8,599	4,914
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$674,356	125,706	–	800,062
Year ended December 31, 2002
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$4,914	9,036	9,036	4,914
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$550,275	124,081	–	674,356

Management’s report on internal control over
financial reporting
The management of Lamar Media Corp. is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.
Lamar Media’s management assessed the effectiveness of Lamar Media’s internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, Lamar Media’s management has concluded that, as of December 31, 2004, Lamar Media’s internal control over financial reporting is effective based on those criteria.
KPMG LLP, the independent registered public accounting firm that audited Lamar Media’s financial statements included in this prospectus, has issued an attestation report on management’s assessment of Lamar Media’s internal control over financial reporting. This attestation report appears on page F-33 of this prospectus.

Report of independent registered public accounting firm
The Board of Directors and stockholders
Lamar Media Corp.:
We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting that Lamar Media Corp. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Lamar Media Corp.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, management’s assessment that Lamar Media Corp. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, Lamar Media Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Lamar Media Corp. and subsidiaries and the financial statement schedule as listed in the accompanying index, and our report dated March 8, 2005 expressed an unqualified opinion on those consolidated financial statements.
/s/ KPMG LLP
KPMG LLP
New Orleans, Louisiana
March 8, 2005

Report of independent registered public accounting firm
The Board of Directors and stockholders
Lamar Media Corp.:
We have audited the consolidated financial statements of Lamar Media Corp. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Media Corp. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Lamar Media Corp.’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 8, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.
As discussed in Note 9 to the consolidated financial statements of Lamar Advertising Company and Subsidiaries, the Company adopted the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirements Obligations” on January 1, 2003.
/s/ KPMG LLP
KPMG LLP
New Orleans, Louisiana
March 8, 2005

Lamar Media Corp. and Subsidiaries
consolidated balance sheets

December 31, 2004 and 2003 (in thousands, except share and per share data)	2004	2003

Assets
Current assets:
Cash and cash equivalents	$44,201	$7,797
Receivables, net of allowance for doubtful accounts of $5,000 and $4,914 in 2004 and 2003	87,962	90,072
Prepaid expenses	35,287	32,377
Deferred income tax assets	6,899	6,051
Other current assets	8,121	7,665

Total current assets	182,470	143,962

Property, plant and equipment	2,077,379	1,988,096
Less accumulated depreciation and amortization	(807,735)	(702,272)

Net property, plant and equipment	1,269,644	1,285,824

Goodwill (note 3)	1,256,835	1,232,857
Intangible assets (note 3)	919,791	938,062
Deferred financing costs net of accumulated amortization of $14,302 and $11,864 as of 2004 and 2003 respectively	13,361	14,285
Other assets	30,361	50,744

Total assets	$3,672,462	$3,665,734

Liabilities and stockholder’s equity
Current liabilities:
Trade accounts payable	$10,412	$8,813
Current maturities of long-term debt (note 5)	72,510	5,044
Accrued expenses (note 4)	41,253	38,068
Deferred income	14,669	14,372

Total current liabilities	138,844	66,297
Long-term debt (note 5)	1,299,924	1,412,319
Deferred income tax liabilities (note 6)	103,598	100,250
Asset retirement obligation	132,700	123,217
Other liabilities	8,657	9,109

Total liabilities	1,683,723	1,711,192

Stockholder’s equity:
Common stock, $.01 par value, authorized 3,000 shares; 100 shares issued and outstanding at 2004 and 2003	–	–
Additional paid-in-capital	2,343,929	2,333,951
Accumulated deficit	(355,190)	(379,409)

Stockholder’s equity	1,988,739	1,954,542

Total liabilities and stockholder’s equity	$3,672,462	$3,665,734

See accompanying notes to consolidated financial statements.

Lamar Media Corp. and Subsidiaries
consolidated statements of operations

Years ended December 31, 2004, 2003 and 2002 (in thousands)	2004	2003	2002

Net revenues	$883,510	$810,139	$775,682

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	302,157	292,017	274,772
General and administrative expenses (exclusive of depreciation and amortization)	158,161	145,971	139,610
Corporate expenses (exclusive of depreciation and amortization)	29,795	25,229	27,285
Depreciation and amortization	294,056	284,947	271,832
Gain on disposition of assets	(1,067)	(1,946)	(336)

	783,102	746,218	713,163

Operating income	100,408	63,921	62,519
Other expense (income):
Loss on extinguishment of debt	–	21,077	5,850
Interest income	(495)	(502)	(929)
Interest expense	64,920	77,852	94,990

	64,425	98,427	99,911

Income (loss) before income tax expense (benefit) and cumulative effect of a change in accounting principle	35,983	(34,506)	(37,392)
Income tax expense (benefit) (note 6)	11,764	(12,338)	(12,434)

Income (loss) before cumulative effect of a change in accounting principle	24,219	(22,168)	(24,958)
Cumulative effect of a change in accounting principle, net of tax benefit of $25,727	–	40,240	–

Net income (loss)	$24,219	$(62,408)	$(24,958)

See accompanying notes to consolidated financial statements.

Lamar Media Corp. and Subsidiaries
consolidated statements of stockholder’s equity

		Additional
Years ended December 31, 2004, 2003 and 2002	Common	paid-in	Accumulated
(in thousands, except share and per share data)	stock	capital	deficit	Total

Balance, December 31, 2001	$–	2,222,317	(276,231)	1,946,086
Contribution from parent	–	59,584	–	59,584
Net loss	–	–	(24,958)	(24,958)

Balance, December 31, 2002	$–	2,281,901	(301,189)	1,980,712
Dividend to parent	–	–	(15,812)	(15,812)
Contribution from parent	–	52,050	–	52,050
Net loss	–	–	(62,408)	(62,408)

Balance, December 31, 2003	$–	2,333,951	(379,409)	1,954,542
Contribution from parent	–	9,978	–	9,978
Net income	–	–	24,219	24,219

Balance, December 31, 2004	$–	2,343,929	(355,190)	1,988,739

See accompanying notes to consolidated financial statements.

Lamar Media Corp. and Subsidiaries
consolidated statements of cash flows

Years ended December 31, 2004, 2003 and 2002 (in thousands)	2004	2003	2002

Cash flows from operating activities:
Net income (loss)	$24,219	$(62,408)	$(24,958)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	294,056	284,947	271,832
Amortization included in interest expense	2,437	2,797	2,812
Gain on disposition of assets	(1,067)	(1,946)	(336)
Loss on extinguishment of debt	–	21,077	5,850
Cumulative effect of a change in accounting principle	–	40,240	–
Deferred income tax expenses (benefit)	8,207	(12,296)	(8,325)
Provision for doubtful accounts	7,772	8,599	9,036
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(4,824)	(6,217)	(7,748)
Prepaid expenses	(2,509)	(2,923)	(2,533)
Other assets	14,400	(7,461)	4,101
Increase (decrease) in:
Trade accounts payable	1,600	(1,238)	3
Accrued expenses	1,682	11,431	1,965
Other liabilities	(234)	254	1,546

Cash flows provided by operating activities	345,739	274,856	253,245

Cash flows from investing activities:
Capital expenditures	(81,165)	(78,275)	(78,390)
Purchase of new markets	(189,540)	(135,319)	(78,326)
Increase in notes receivable	–	–	(1,650)
Proceeds from sale of property and equipment	7,824	5,829	3,412

Cash flows used in investing activities	(262,881)	(207,765)	(154,954)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	–	128,038	256,400
Deposits for debt extinguishment	–	266,657	(266,657)
Principal payments on long-term debt	(4,928)	(483,888)	(144,126)
Debt issuance costs	(1,526)	(9,899)	(1,183)
Net proceeds from note offerings and new notes payable	–	(15,812)	–
Net (payments) borrowing under credit agreements	(40,000)	40,000	60,000

Cash flows used in financing activities	(46,454)	(74,904)	(95,566)

Net increase (decrease) in cash and cash equivalents	36,404	(7,813)	2,725
Cash and cash equivalents at beginning of period	7,797	15,610	12,885

Cash and cash equivalents at end of period	$44,201	$7,797	$15,610

Supplemental disclosures of cash flow information:
Cash paid for interest	$65,747	$64,245	$94,729

Cash paid for state and federal income taxes	$1,946	$825	$745

See accompanying notes to consolidated financial statements.

Lamar Media Corp. and Subsidiaries
notes to consolidated financial statements
(Dollars in thousands, except share and per share data)
(1) Significant accounting policies
(a) Nature of business
Lamar Media Corp. is a wholly owned subsidiary of Lamar Advertising Company. Lamar Media Corp. is engaged in the outdoor advertising business operating over 150,000 outdoor advertising displays in 43 states. Lamar Media’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.
In addition, Lamar Media operates a logo sign business in 20 states throughout the United States and in one province of Canada. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising on bus shelters, benches and buses in the markets it serves.
Certain footnotes are not provided for the accompanying financial statements as the information in notes 2, 4, 6, 9, 10, 13, 14, 15, 16, 17 and 19 and portions of notes 1 and 12 to the consolidated financial statements of Lamar Advertising Company included elsewhere in this Annual Report are substantially equivalent to that required for the consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for the operating results of Lamar Media Corp. as it is a wholly owned subsidiary of Lamar Advertising Company.
(b) Principles of consolidation
The accompanying consolidated financial statements include Lamar Media Corp., its wholly owned subsidiaries, The Lamar Company, LLC, Lamar Central Outdoor, Inc., Lamar Oklahoma Holding Co., Inc., Lamar Advertising Southwest, Inc., Lamar DOA Tennessee Holdings, Inc., and Interstate Logos, LLC. and their majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
(2) Noncash financing and investing activities
A summary of significant noncash financing and investing activities for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002

Parent company stock contributed for acquisitions	$4,270	50,630	56,100

(3) Goodwill and other intangible assets
The following is a summary of intangible assets at December 31, 2004 and December 31, 2003.

		2004		2003

	Estimated	Gross		Gross
	life	carrying	Accumulated	carrying	Accumulated
	(years)	amount	amortization	amount	amortization

Amortizable Intangible Assets:
Customer lists and contracts	7-10	$410,368	$298,108	$388,791	$248,617
Non-competition agreements	3-15	58,179	51,284	57,664	46,197
Site locations	15	1,108,318	313,776	1,021,037	243,170
Other	5-15	13,235	7,141	16,980	8,426

		1,590,100	670,309	1,484,472	546,410
Unamortizable Intangible Assets:
Goodwill		$1,509,601	$252,766	$1,485,623	$252,766

The changes in the carrying amount of goodwill for the year ended December 31, 2004 are as follows:

Balance as of December 31, 2003	$1,485,623
Goodwill acquired during the year	23,978
Impairment losses	–

Balance as of December 31, 2004	$1,509,601

In accordance with SFAS No. 142, Lamar Media is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. Lamar Media is required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments. If an intangible asset is identified as having an indefinite useful life, Lamar Media will be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. Based upon it’s review, no impairment charge was required upon the adoption of SFAS No. 142 or at its annual tests for impairment on December 31, 2004 and December 31, 2003.
(4) Accrued expenses
The following is a summary of accrued expenses at December 31, 2004 and 2003:

	2004	2003

Payroll	$12,894	7,698
Interest	18,601	19,428
Other	9,758	10,942

	$41,253	38,068

(5) Long-term debt
Long-term debt consists of the following at December 31, 2004 and 2003:

	2004	2003

7 1/4% Senior subordinated notes	$389,020	389,387
Bank Credit Agreement	975,000	1,015,000
8% Unsecured subordinated notes	3,333	5,333
Other notes with various rates and terms	5,081	7,643

	1,372,434	1,417,363
Less current maturities	(72,510)	(5,044)

Long-term debt excluding current maturities	$1,299,924	1,412,319

Long-term debt matures as follows:

2005	$72,510
2006	95,064
2007	112,554
2008	112,611
2009	69,974
Later years	909,721

(6) Income taxes
Income tax expense (benefit) for the years ended December 31, 2004, 2003 and 2002, consists of:

	Current	Deferred	Total

Year ended December 31, 2004:
U.S. federal	$–	11,314	11,314
State and local	3,557	(3,895)	(338)
Foreign	–	788	788

	$3,557	8,207	11,764

Year ended December 31, 2003:
U.S. federal	$–	(10,492)	(10,492)
State and local	(42)	(2,469)	(2,511)
Foreign	–	665	665

	$(42)	(12,296)	(12,338)

Year ended December 31, 2002:
U.S. federal	$(5,068)	(7,090)	(12,158)
State and local	870	(1,685)	(815)
Foreign	89	450	539

	$(4,109)	(8,325)	(12,434)

Income tax expense (benefit) attributable to continuing operations for the years ended December 31, 2004, 2003 and 2002, differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to income (loss) before income taxes as follows:

	2004	2003	2002

Computed expected tax expense (benefit)	$12,234	(11,732)	(12,713)
Increase (reduction) in income taxes resulting from:
Book expenses not deductible for tax purposes	825	1,149	689
Amortization of non-deductible goodwill	(3)	(19)	(31)
State and local income taxes, net of federal income tax benefit	(223)	(1,657)	(560)
Other differences, net	(1,069)	(79)	181

	$11,764	(12,338)	(12,434)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 are presented below:

	2004	2003

Current deferred tax assets:
Receivables, principally due to allowance for doubtful accounts	$1,950	$1,916
Accrued liabilities not deducted for tax purposes	2,396	1,584
Other	2,553	2,551

Net current deferred tax asset	6,899	6,051

Non-current deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	(5,845)	(11,738)
Intangibles, due to differences in amortizable lives	(237,617)	(244,880)

	(243,462)	(256,618)
Non-current deferred tax assets:
Plant and equipment, due to basis differences on acquisitions and costs capitalized for tax purposes	40,521	48,479
Investment in affiliates and plant and equipment, due to gains recognized for tax purposes and deferred for financial reporting purposes	941	941
Accrued liabilities not deducted for tax purposes	2,579	2,900
Net operating loss carryforward	61,143	73,061
Asset retirement obligation	34,654	30,113
Other, net	26	874

	139,864	156,368

Net non-current deferred tax liability	$(103,598)	$(100,250)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.
Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Lamar Media will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(7)	Related party transactions
Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Media Corp. or its subsidiaries through common ownership and directorate control.
As of December 31, 2004 and 2003, there was a receivable from Lamar Advertising Company, its parent, in the amount of $7,383 and $22,152, respectively.

(8)	Quarterly financial data (unaudited)

	Year 2004 quarters

	March 31	June 30	September 30	December 31

Net revenues	$200,976	$226,915	$231,622	$223,997
Net revenues less direct advertising expenses	127,185	152,553	155,232	146,383
Net (loss) income applicable to common stock	(2,051)	9,463	10,188	6,619

	Year 2003 quarters

	March 31	June 30	September 30	December 31

Net revenues	$184,221	$208,178	$211,720	$206,020
Net revenues less direct advertising expenses	112,664	134,817	137,149	133,492
Net (loss) income applicable to common stock	(59,152)	(210)	2,226	(5,272)

SCHEDULE 2
Lamar Media Corp. and Subsidiaries valuation and qualifying accounts

	Balance at	Charged to		Balance
Years ended December 31, 2004, 2003 and 2002	beginning of	costs and		at end
(in thousands)	period	expenses	Deductions	of period

Year Ended December 31, 2004
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$4,914	7,772	7,686	5,000
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$799,176	123,899	–	923,075
Year Ended December 31, 2003
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$4,914	8,599	8,599	4,914
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$672,889	126,287	–	799,176
Year Ended December 31, 2002
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$4,914	9,036	9,036	4,914
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$546,916	125,973	–	672,889

Lamar Advertising Company and Subsidiaries
condensed consolidated balance sheets

	June 30,	December 31,
(in thousands, except share and per share data)	2005 (unaudited)	2004

Assets
Current assets:
Cash and cash equivalents	$19,089	$44,201
Receivables, net of allowance for doubtful accounts of $5,895 and $5,000 in 2005 and 2004, respectively	116,408	87,962
Prepaid expenses	50,933	35,287
Deferred income tax assets	7,318	6,899
Other current assets	8,954	8,231

Total current assets	202,702	182,580

Property, plant and equipment	2,132,555	2,077,379
Less accumulated depreciation and amortization	(853,831)	(807,735)

Net property, plant and equipment	1,278,724	1,269,644

Goodwill	1,286,845	1,265,106
Intangible assets	925,448	920,373
Deferred financing costs (net of accumulated amortization of $28,778 and $26,113, in 2005 and 2004 respectively)	21,893	24,552
Other assets	33,136	27,217

Total assets	$3,748,748	$3,689,472

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$12,956	$10,412
Current maturities of long-term debt	83,288	72,510
Accrued expenses	42,079	50,513
Deferred income	11,343	14,669

Total current liabilities	149,666	148,104

Long-term debt	1,538,761	1,587,424
Deferred income tax liabilities	102,171	76,240
Asset retirement obligation	135,953	132,700
Other liabilities	9,114	8,657

Total liabilities	1,935,665	1,953,125

Stockholders’ equity:
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,719 shares issued and outstanding at 2005 and 2004	–	–
Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized; 0 shares issued and outstanding at 2005 and 2004	–	–
Class A common stock, par value $.001, 175,000,000 shares authorized, 90,059,961 and 88,742,430 shares issued and outstanding at 2005 and 2004, respectively	90	89
Class B common stock, par value $.001, 37,500,000 shares authorized, 15,672,527 shares issued and outstanding at 2005 and 2004	16	16
Additional paid-in capital	2,184,587	2,131,449
Accumulated deficit	(371,610)	(395,207)

Stockholders’ equity	1,813,083	1,736,347

Total liabilities and stockholders’ equity	$3,748,748	$3,689,472

See accompanying notes to condensed consolidated financial statements.

Lamar Advertising Company and Subsidiaries
condensed consolidated statements of operations

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except share and per share
data) (unaudited)	2005	2004	2005	2004

Net revenues	$264,743	$226,915	$497,572	$427,891

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	86,744	74,362	171,220	148,153
General and administrative expenses (exclusive of depreciation and amortization)	43,569	38,437	86,324	76,713
Corporate expenses (exclusive of depreciation and amortization)	9,074	7,214	18,263	14,373
Depreciation and amortization	71,916	72,472	141,154	142,713
(Gain) loss on disposition of assets	(485)	3,237	(2,443)	2,085

	210,818	195,722	414,518	384,037

Operating income	53,925	31,193	83,054	43,854
Other expense (income)
Interest income	(263)	(62)	(715)	(121)
Interest expense	21,757	18,133	42,619	37,035

	21,494	18,071	41,904	36,914

Income before income tax expense	32,431	13,122	41,150	6,940
Income tax expense	13,687	5,441	17,371	2,892

Net income	18,744	7,681	23,779	4,048
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$18,653	$7,590	$23,597	$3,866

Earnings per share:
Basic earnings per share	$0.18	$0.07	$0.22	$0.04

Diluted earnings per share	$0.18	$0.07	$0.22	$0.04

Weighted average common shares used in computing earnings per share:
Weighted average common shares outstanding	105,565,241	103,902,268	105,410,772	103,754,925
Incremental common shares from dilutive stock options and warrants	465,930	592,146	473,301	519,641
Incremental common shares from convertible debt	–	–	–	–

Weighted common shares diluted	106,031,171	104,494,414	105,884,073	104,274,566

See accompanying notes to condensed consolidated financial statements.

Lamar Advertising Company and Subsidiaries
condensed consolidated statements of cash flows

Six months ended June 30, (unaudited) (in thousands)	2005	2004

Cash flows from operating activities:
Net income	$23,779	$4,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,154	142,713
Amortization included in interest expense	2,665	2,632
(Gain) loss on disposition of assets	(2,443)	2,085
Deferred tax expense	14,846	2,070
Provision for doubtful accounts	3,358	3,460
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(24,115)	(14,455)
Prepaid expenses	(14,895)	(14,550)
Other assets	(2,393)	1,715
Increase (decrease) in:
Trade accounts payable	2,543	(2)
Accrued expenses	(10,477)	(10,186)
Other liabilities	(4,684)	(2,299)

Net cash provided by operating activities	129,338	117,231

Cash flows from investing activities:
Acquisition of new markets	(70,892)	(50,541)
Capital expenditures	(51,026)	(35,075)
Proceeds from disposition of assets	1,579	3,526
Increase in notes receivables	(3,800)	–

Net cash used in investing activities	(124,139)	(82,090)

Cash flows from financing activities:
Debt issuance costs	–	(1,036)
Net proceeds from issuance of common stock	8,376	19,549
Principal payments on long-term debt	(38,505)	(3,494)
Net payments under credit agreements	–	(40,000)
Dividends	(182)	(182)

Net cash used in financing activities	(30,311)	(25,163)

Net (decrease) increase in cash and cash equivalents	(25,112)	9,978
Cash and cash equivalents at beginning of period	44,201	7,797

Cash and cash equivalents at end of period	$19,089	$17,775

Supplemental disclosures of cash flow information:
Cash paid for interest	$39,586	$37,671

Cash paid for state and federal income taxes	$1,716	$423

Common stock issuance related to acquisitions	$43,314	$4,270

See accompanying notes to condensed consolidated financial statements.

Lamar Advertising Company and Subsidiaries
notes to condensed consolidated financial statements (unaudited)
(In thousands, except for share and per share data)
(1) Significant accounting policies
The information included in the foregoing interim condensed consolidated financial statements is unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto included in the 2004 Combined Form 10-K.
(2) Acquisitions
During the six months ended June 30, 2005, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of approximately $114,206, which consisted of the issuance of 1,026,413 shares of Lamar Advertising Class A common stock valued at $43,314 and the payment of $70,892 in cash.
Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

Total

Current assets	$7,465
Property, plant and equipment	33,664
Goodwill	21,739
Site locations	56,566
Non-competition agreements	1,138
Customer lists and contracts	8,804
Other assets	503
Current liabilities	(3,336)
Long term liabilities	(12,337)

$114,206

Summarized below are certain unaudited pro forma statements of operations data for the six months ended June 30, 2005 and June 30, 2004 as if each of the above acquisitions and the acquisitions occurring in 2004, which were fully described in the 2004 Combined Form 10-K, had been consummated as of January 1, 2004. This pro forma information does not purport to represent what the Company’s results of operations actually would have been had such transactions occurred on the date specified or to project the Company’s results of operations for any future periods.

	Three months ended		Six months ended
	June 30,		June 30,

	2005	2004	2005	2004

Pro forma net revenues	$264,917	$247,143	$500,324	$466,846

Pro forma net income applicable to common stock	$18,606	$8,492	$23,393	$4,516

Pro forma net income per common share— basic	$0.18	$0.08	$0.22	$0.04

Pro forma net income per common share— diluted	$0.18	$0.08	$0.22	$0.04

(3) Depreciation and amortization
The Company includes all categories of depreciation and amortization on a separate line in its Statement of Operations. The amount of depreciation and amortization expense excluded from the following operating expenses in its Statement of Operations are:

	Three months		Six months ended
	ended June 30,		June 30,

	2005	2004	2005	2004

Direct advertising expenses	$68,739	$68,899	$134,912	$135,113
General and administrative expenses	1,924	1,595	3,547	4,205
Corporate expenses	1,253	1,978	2,695	3,395

	$71,916	$72,472	$141,154	$142,713

(4) Goodwill and other intangible assets
The following is a summary of intangible assets at June 30, 2005 and December 31, 2004.

		June 30, 2005		December 31, 2004

	Estimated	Gross		Gross
	life	carrying	Accumulated	carrying	Accumulated
	(years)	amount	amortization	amount	amortization

Customer lists and contracts	7-10	$419,172	$321,854	$410,368	$298,108
Non-competition agreements	3-15	59,317	52,370	58,179	51,284
Site locations	15	1,164,884	352,349	1,108,318	313,776
Other	5-15	16,379	7,731	13,817	7,141

		1,659,752	734,304	1,590,682	670,309
Unamortizable Intangible Goodwill		$1,540,480	$253,635	$1,518,741	$253,635

The changes in the gross carrying amount of goodwill for the six months ended June 30, 2005 are as follows:

Balance as of December 31, 2004	$1,518,741
Goodwill acquired during the six months ended June 30, 2005	21,739
Impairment losses	–

Balance as of June 30, 2005	$1,540,480

(5) Asset retirement obligations
The Company’s asset retirement obligations include the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2004	$132,700
Additions to asset retirement obligations	2,582
Accretion expense	4,139
Liabilities settled	(3,468)

Balance at June 30, 2005	$135,953

(6) Stock-based compensation
The Company accounts for its stock option plan under the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation— Transition and Disclosure an amendment of FASB Statement No. 123,” permit entities to recognize as an expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 has been applied.

The following table illustrates the effect on net income (loss) and net income (loss) per common share as if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	Three months		Six months ended
	ended June 30,		June 30,

	2005	2004	2005	2004

Net income applicable to common stock, as reported	$18,653	$7,590	$23,597	$3,866
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(1,268)	(2,023)	(2,767)	(5,884)

Pro forma net income (loss) applicable to common stock	17,385	5,567	20,830	(2,018)

Net income (loss) per common share— basic and diluted
Net income (loss), as reported	$0.18	$0.07	$0.22	$0.04
Net income (loss), pro forma	$0.16	$0.05	$0.20	$(0.02)

(7) Recent accounting pronouncements
In December of 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which replaces the requirements under SFAS No. 123 and APB No. 25. The statement sets accounting requirements for “share-based” compensation to employees, including employee stock purchase plans, and requires all share-based payments, including employee stock options, to be recognized in the financial statements based on their fair value. It carries forward prior guidance on accounting for awards to non-employees. The accounting for employee stock ownership plan transactions will continue to be accounted for in accordance with Statement of Position (SOP) 93-6, while awards to most non-employee directors will be accounted for as employee awards. The Company intends to adopt SFAS No. 123R effective January 1, 2006. The Company has not yet determined the effect the new Statement will have on its condensed consolidated financial statements as the Company has not completed its analysis; however, the Company expects the adoption of this Statement to result in a reduction of net income that may be material.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections— a replacement of APB Opinion No. 20 and FASB Statement No. 3.” The statement changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. This Statement requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. When it is impractical to determine the period-specific effect of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practical and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported as a component of income. When it is impractical to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practical. This Statement is effective for business enterprises and not-for-profit organizations for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005.

(8) Summarized financial information of subsidiaries
Separate financial statements of each of the Company’s direct or indirect wholly owned subsidiaries that have guaranteed Lamar Media’s obligations with respect to its publicly issued notes (collectively, the “Guarantors”) are not included herein because the Company has no independent assets or operations, the guarantees are full and unconditional and joint and several and the only subsidiary that is not a guarantor is considered to be minor. Lamar Media’s ability to make distributions to Lamar Advertising is restricted under the terms of its bank credit facility and the indenture relating to Lamar Media’s outstanding notes. As of June 30, 2005 and December 31, 2004, the net assets restricted as to transfers from Lamar Media Corp. to Lamar Advertising Company in the form of cash dividends, loans or advances were $1,997,713 and $1,943,280, respectively.
(9) Earnings per share
Earnings per share are computed in accordance with SFAS No. 128, “Earnings Per Share.” Basic earnings per share are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if the Company’s convertible debt, options and warrants were converted to common stock. The number of potentially dilutive shares excluded from the calculation because of their antidilutive effect is 5,581,755 for the three months ended June 30, 2005 and 2004 and for the six months ended June 30, 2005 and 2004.

Lamar Media Corp. and Subsidiaries
condensed consolidated balance sheets

	June 30,	December 31,
(in thousands, except share and per share data)	2005 (unaudited)	2004

Assets
Current assets:
Cash and cash equivalents	$19,089	$44,201
Receivables, net of allowance for doubtful accounts of $5,895 and $5,000 in 2005 and 2004, respectively	116,408	87,962
Prepaid expenses	50,933	35,287
Deferred income tax assets	7,318	6,899
Other current assets	8,684	8,121

Total current assets	202,432	182,470

Property, plant and equipment	2,132,555	2,077,379
Less accumulated depreciation and amortization	(853,831)	(807,735)

Net property, plant and equipment	1,278,724	1,269,644

Goodwill	1,278,146	1,256,835
Intangible assets	924,850	919,791
Deferred financing costs (net of accumulated amortization of $15,521 and 14,302, in 2005 and 2004, respectively)	12,152	13,361
Other assets	32,737	30,361

Total assets	$3,729,041	$3,672,462

Liabilities and stockholder’s equity
Current liabilities:
Trade accounts payable	$12,956	$10,412
Current maturities of long-term debt	83,288	72,510
Accrued expenses	32,774	41,253
Deferred income	11,343	14,669

Total current liabilities	140,361	138,844

Long-term debt	1,251,261	1,299,924
Deferred income tax liabilities	131,542	103,598
Asset retirement obligation	135,953	132,700
Other liabilities	9,114	8,657

Total liabilities	1,668,231	1,683,723

Stockholder’s equity:
Common stock, par value $.01, 3,000 shares authorized, 100 shares issued and outstanding at 2005 and 2004	–	–
Additional paid-in capital	2,388,423	2,343,929
Accumulated deficit	(327,613)	(355,190)

Stockholder’s equity	2,060,810	1,988,739

Total liabilities and stockholder’s equity	$3,729,041	$3,672,462

See accompanying note to condensed consolidated financial statements.

Lamar Media Corp. and Subsidiaries
condensed consolidated statements of operations

	Three months ended		Six months ended
	June 30,		June 30,

(in thousands) (unaudited)	2005	2004	2005	2004

Net revenues	$264,743	$226,915	$497,572	$427,891

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	86,744	74,362	171,220	148,153
General and administrative expenses (exclusive of depreciation and amortization)	43,569	38,437	86,324	76,713
Corporate expenses (exclusive of depreciation and amortization)	8,958	7,128	18,031	14,203
Depreciation and amortization	71,916	72,472	141,154	142,713
(Gain) loss on disposition of assets	(485)	3,237	(2,443)	2,085

	210,702	195,636	414,286	383,867

Operating income	54,041	31,279	83,286	44,024
Other expense (income)
Interest income	(263)	(62)	(715)	(121)
Interest expense	18,966	15,152	37,039	31,456

	18,703	15,090	36,324	31,335

Income before income tax expense	35,338	16,189	46,962	12,689
Income tax expense	14,604	6,726	19,385	5,277

Net income	$20,734	$9,463	$27,577	$7,412

See accompanying note to condensed consolidated financial statements.

Lamar Media Corp. and Subsidiaries
condensed consolidated statements of cash flows

Six months ended June 30, (unaudited) (In thousands)	2005	2004

Cash flows from operating activities:
Net income	$27,577	$7,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,154	142,713
Amortization included in interest expense	1,219	1,185
(Gain) loss on disposition of assets	(2,443)	2,085
Deferred tax expense	16,859	4,455
Provision for doubtful accounts	3,358	3,460
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(24,115)	(13,922)
Prepaid expenses	(14,895)	(14,550)
Other assets	1,040	15,561
Increase (decrease) in:
Trade accounts payable	2,543	(2)
Accrued expenses	(10,522)	(9,626)
Other liabilities	(4,684)	(2,299)

Net cash provided by operating activities	137,091	136,472

Cash flows from investing activities:
Acquisition of new markets	(70,892)	(50,541)
Capital expenditures	(50,585)	(34,949)
Proceeds from disposition of assets	1,579	3,526
Increase in notes receivables	(3,800)	–

Net cash used in investing activities	(123,698)	(81,964)

Cash flows from financing activities:
Debt issuance costs	–	(1,036)
Principal payments on long-term debt	(38,505)	(3,494)
Net payments under credit agreements	–	(40,000)

Net cash used in financing activities	(38,505)	(44,530)

Net (decrease) increase in cash and cash equivalents	(25,112)	9,978
Cash and cash equivalents at beginning of period	44,201	7,797

Cash and cash equivalents at end of period	$19,089	$17,775

Supplemental disclosures of cash flow information:
Cash paid for interest	$35,453	$33,538

Cash paid for state and federal income taxes	$1,716	$423

Parent company stock issued related to acquisitions	$43,314	$4,270

See accompanying note to condensed consolidated financial statements.

Lamar Media Corp. and Subsidiaries
note to condensed consolidated financial statements
(unaudited)
(In thousands, except for share data)
(1) Significant accounting policies
The information included in the foregoing interim condensed consolidated financial statements is unaudited. In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Lamar Media’s financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These interim condensed consolidated financial statements should be read in conjunction with Lamar Media’s consolidated financial statements and the notes thereto included in the 2004 Combined Form 10-K.
Certain notes are not provided for the accompanying condensed consolidated financial statements as the information in notes 2, 3, 4, 5, 7 and 8 to the condensed consolidated financial statements of Lamar Advertising Company included elsewhere in this report is substantially equivalent to that required for the condensed consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for Lamar Media Corp., as it is a wholly owned subsidiary of Lamar Advertising Company.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of officers and directors.
Section 145 of the Delaware General Corporation Law (the “DGCL”) grants us the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to us except to the extent approved by a court.
Our By-laws provide that any person who is made a party to any action or proceeding because such person is or was our director or officer will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgment of our shareholders or directors has not acted, with willful or intentional misconduct. The indemnification provided for in our By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.
Our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.
We carry Directors’ and Officers’ insurance which covers our directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.
Item 21. Exhibits and financial statement schedules.
(a) See Exhibit Index immediately following the signature pages.
Item 22. Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(4) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Media Corp.

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

10 Outdoor Advertising, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

ADvantage Advertising, LLC

By:	The Lamar Company, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

The Lamar Company, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

American Signs, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Canadian Tods Limited

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Colorado Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Delaware Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Florida Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Georgia Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Ham Development Corporation

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Interstate Logos, L.L.C.

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Media Corp.	Sole and Managing Member**	September 30, 2005

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Kansas Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Kentucky Logos, LLC

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advan, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advantage GP Company, LLC

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Central Outdoor, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advantage Holding Company

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advantage LP Company, LLC

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Central Outdoor, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advantage Outdoor Company, L.P.

By:	Lamar Advantage GP Company, LLC,

its General Partner

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Advantage GP Company, LLC	General Partner**	September 30, 2005

By: Lamar Central Outdoor, LLC its Managing Member

Signature	Title	Date

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Colorado Springs, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Kentucky, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Louisiana, L.L.C.

By:	The Lamar Company, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

The Lamar Company, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Michigan, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Oklahoma, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Penn, LLC

By:	The Lamar Company, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

The Lamar Company, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of South Dakota, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising of Youngstown, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Advertising Southwest, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Transit Advertising Canada, Ltd.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Air, L.L.C.

By:	The Lamar Company, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

The Lamar Company, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Benches, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar California Acquisition Corporation

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Canadian Outdoor Company

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Central Outdoor, LLC

By:	Lamar Media Corp.

Its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Media Corp.	Sole and Managing Member**	September 30, 2005

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar DOA Tennessee Holdings, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar DOA Tennessee, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Electrical, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Florida, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar I-40 West, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Obie Corporation

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar OCI North Corporation

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar OCI South Corporation

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Ohio Outdoor Holding Corp.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Oklahoma Holding Company, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Pensacola Transit, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar T.T.R., L.L.C.

By:	Lamar Advertising of Youngstown, Inc.

Its Managing Member

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Advertising of Youngstown, Inc.	Sole and Managing Member**	September 30, 2005

By: /s/ Sean Reilly Name: Sean Reilly Title: President

** The Registrant has no directors or managers.

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Tennessee, L.L.C.

By:	The Lamar Company, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

The Lamar Company, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Texas General Partner, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Texas Limited Partnership

By:	Lamar Texas General Partner, Inc.,

its General Partner

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Texas General Partner, Inc.	General Partner**	September 30, 2005

By: /s/ Sean Reilly Name: Sean Reilly Title: President

** The Registrant has no directors or managers.

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Lamar Transit Advertising of New Orleans, LLC

By:	Triumph Outdoor Holdings, LLC,

its Managing Member

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Triumph Outdoor Holdings, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Central Outdoor, LLC, its Managing Member

Signature	Title	Date

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

LC Billboard L.L.C.

By:	The Lamar Company, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

The Lamar Company, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Maine Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Michigan Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
Signature

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Minnesota Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Mississippi Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Missouri Logos, LLC

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Nebraska Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Nevada Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

New Jersey Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

New Mexico Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

O. B. Walls, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Obie Billboard, LLC

By:	Lamar Obie Corporation

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Obie Corporation	Sole and Managing Member**	September 30, 2005

By: /s/ Sean Reilly Name: Sean Reilly Title: President

** The Registrant has no directors or managers.

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Ohio Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Oklahoma Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Outdoor Marketing Systems, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
Signature

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Outdoor Marketing Systems, LLC

By:	Outdoor Marketing Systems, Inc.,

Its Managing Member

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Outdoor Marketing Systems, Inc. By: /s/ Sean Reilly Name: Sean Reilly Title: President	Sole and Managing Member**	September 30, 2005

** The Registrant has no directors or managers.

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial And Accounting Officer of Managing Member	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Outdoor Promotions West, LLC

By:	Triumph Outdoor Holdings, LLC,

its Managing Member

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Triumph Outdoor Holdings, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Central Outdoor, LLC, its Managing Member By: Lamar Media Corp., its Managing Member

Signature	Title	Date

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Premere Outdoor, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Select Media, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

South Carolina Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Stokely Ad Agency, L.L.C.

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly , Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Central Outdoor, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Tennessee Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Texas Logos, L.P.

By:	Oklahoma Logos, L.L.C.,

its General Partner

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Oklahoma Logos, L.L.C.	General Partner**	September 30, 2005

By: Interstate Logos, L.L.C. its Managing Member

By: Lamar Media Corp. its Managing Member

Signature	Title	Date

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

The Lamar Company, L.L.C.

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Media Corp.	Sole and Managing Member**	September 30, 2005

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

TLC Farms, L.L.C.

By:	TLC Properties, Inc.

its Managing Member

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

TLC Properties, Inc.	Sole and Managing Member**	September 30, 2005

By: /s/ Sean Reilly Name: Sean Reilly Title: President

** The Registrant has no directors or managers.

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

TLC Properties II, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

TLC Properties, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

TLC Properties, L.L.C.

By:	TLC Properties, Inc.

Its Managing Member

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

TLC Properties, Inc.	Sole and Managing Member**	September 30, 2005

By: /s/ Sean Reilly Name: Sean Reilly Title: President

** The Registrant has no directors or managers.

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer of Managing Member	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	September 30, 2005

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Managing Member	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Trans West Outdoor Advertising, Inc.

By:	/s/ Sean Reilly

Sean Reilly
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Reilly Sean Reilly	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Transit America Las Vegas, L.L.C.

By:	Triumph Outdoor Holdings, LLC,

its Managing Member

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Triumph Outdoor Holdings, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Central Outdoor, LLC, its Managing Member

By: Lamar Media Corp., its Managing Member

Signature	Title	Date

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Triumph Outdoor Holdings, LLC

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lamar Central Outdoor, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Triumph Outdoor Rhode Island, LLC

By:	Triumph Outdoor Holdings, LLC,

its Managing Member

By:	Lamar Central Outdoor, LLC,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Triumph Outdoor Holdings, LLC	Sole and Managing Member**	September 30, 2005

By: Lamar Central Outdoor, LLC, its Managing Member

By: Lamar Media Corp., its Managing Member

Signature	Title	Date

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Utah Logos, Inc.

By:	/s/ T. Everett Stewart, Jr.

T. Everett Stewart, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director and Principal Executive Officer	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director	September 30, 2005

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Virginia Logos, LLC

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Signatures
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 30, 2005.

Washington Logos, L.L.C.

By:	Interstate Logos, L.L.C.,

its Managing Member

By:	Lamar Media Corp.,

its Managing Member

By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
President
Power of attorney
The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interstate Logos, L.L.C.	Sole and Managing Member**	September 30, 2005

By: Lamar Media Corp., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	September 30, 2005

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	September 30, 2005

/s/ T. Everett Stewart, Jr. T. Everett Stewart, Jr.	Director of Lamar Media Corp.	September 30, 2005

/s/ Sean Reilly Sean Reilly	Director of Lamar Media Corp.	September 30, 2005

Index To Exhibits

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Company. Previously filed as an exhibit to the Agreement and Plan of Merger dated as of July 20, 1999 among Lamar Media Corp., Lamar New Holding Co., and Lamar Holdings Merge Co. Previously filed as Exhibit 2.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on July 22, 1999, and incorporated herein by reference.
3.2	Amended and Restated Bylaws of Lamar Media Corp. Previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 1999 (File No. 1-12407) filed on November 12, 1999, and incorporated herein by reference.
4.1	Senior Secured Note dated May 19, 1993. Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.
4.2	Indenture dated as of September 24, 1986 relating to the Company’s 8% Unsecured Subordinated Debentures. Previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.
4.3	Indenture dated May 15, 1993 relating to the Company’s 11% Senior Secured Notes due May 15, 2003. Previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.
4.4	First Supplemental Indenture dated July 30, 1996 relating to the Company’s 11% Senior Secured Notes due May 15, 2003. Previously filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-1(File No. 333-05479), and incorporated herein by reference.
4.5	Form of Second Supplemental Indenture in the form of an Amended and Restated Indenture dated November 8, 1996 relating to the Company’s 11% Senior Secured Notes due May 15, 2003. Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 1-12407) filed on November 15, 1996, and incorporated herein by reference.
4.6	Notice of Trustee dated November 8, 1996 with respect to the release of the security interest in the Trustee on behalf of the holders of the Company’s 11% Senior Secured Notes due May 15, 2003. Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on 15, 1996 (File No. 1-12407), and incorporated herein by reference.
4.7	Form of Subordinated Note. Previously filed as Exhibit 4.8 to the Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
4.8	Indenture dated as of December 23, 2002 among Lamar Media Corp., certain subsidiaries of Lamar Media Corp., as guarantors and Wachovia Bank of Delaware, National, as trustee. Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 0-20833) filed on December 27, 2002, and incorporated herein by reference.
4.9	Supplemental Indenture to the Indenture dated December 23, 2002 among Lamar Media Corp., certain of its subsidiaries and Wachovia Bank of Delaware, National Association, as Trustee, dated June 9, 2003. Previously filed as Exhibit 4.31 to the Company’s Registration Statement on Form S-4 (File No. 333-107427) filed on July 29, 2003, and incorporated herein by reference.

Exhibit
Number		Description

4.10		Supplemental Indenture to the Indenture dated December 23, 2002 among Lamar Media Corp., certain of its subsidiaries and Wachovia Bank of Delaware, National Association, as Trustee, dated October 7, 2003. Previously filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 1-12407) filed on November 5, 2003, and incorporated herein by reference.
4.11		Form of 7 1/4% Notes Due 2013. Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 0-20833) filed on December 27, 2002, and incorporated herein by reference.
4.12		Form of Exchange Note. Previously filed as Exhibit 4.29 to the Company’s Registration Statement on Form S-4 (File No. 333-102634), and incorporated herein by reference.
4.13		Indenture dated June 16, 2003 between Lamar Advertising Company and Wachovia Bank of Delaware, National Association, as Trustee. Previously filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 1-12407) filed on August 13, 2003, and incorporated herein by reference.
4.14		First Supplemental Indenture dated June 16, 2003 between Lamar Advertising Company and Wachovia Bank of Delaware, National Association, as Trustee. Previously filed as Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 1-12407) filed on August 13, 2003, and incorporated herein by reference.
4.15		Supplemental Indenture to the Indenture dated December 23, 2002 among Lamar Media Corp., Lamar Canadian Outdoor Company and Wachovia Bank of Delaware, National Association, as Trustee, dated April 5, 2004. Previously filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 0-30242) filed on August 6, 2004, and incorporated herein by reference.
4.16		Supplemental Indenture to Indenture dated December 23, 2002 among Lamar Media Corp., certain of its subsidiaries and Wachovia Bank of Delaware, National Association, as Trustee, dated as of January 19, 2005. Previously filed as Exhibit 4.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (1-12407) filed on May 6, 2005, and incorporated herein by reference.
4.17		Indenture, dated as of August 16, 2005, between Lamar Media, the Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee. Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K Form 8-K (1-12407) filed on August 18, 2005, and incorporated herein by reference.
4.18		Form of Exchange Note. Previously filed as an exhibit to Indenture, dated as of August 16, 2005, between Lamar Media, the Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K Form 8-K (1-12407) filed on August 18, 2005, and incorporated herein by reference.
5.1		Opinion of Palmer & Dodge LLP. Filed herewith.
5.2		Opinion of Cahill Gordon & Reindel llp. Filed herewith.
5.3		Opinion of Kean, Miller, Hawthorne, D’Armond, McCowan & Jorman L.L.P. Filed herewith.
10	.1*	The Lamar Savings and Profit Sharing Plan Trust. Previously filed as Exhibit 10.4 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.

Exhibit
Number		Description

10.2		Trust under The Lamar Corporation, its Affiliates and Subsidiaries Deferred Compensation Plan dated October 3, 1993. Previously filed as Exhibit 10.11 to Lamar Advertising’s Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
10	.3*	1996 Equity Incentive Plan. Previously filed as Exhibit 10.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30242) filed on August 11, 2000, and incorporated herein by reference.
10.4		Stock Purchase Agreement dated as of October 1, 1998, between the Company and the stockholders of Outdoor Communications, Inc. named therein. Previously filed as Exhibit 2.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-20833) filed on October 15, 1998, and incorporated herein by reference.
10.5		Second Amended and Restated Stock Purchase Agreement dated as of August 11, 1999 among Lamar Advertising Company, Lamar Media Corp., Chancellor Media Corporation of Los Angeles and Chancellor Mezzanine Holdings Corporation. Previously filed as Appendix A to Lamar Advertising’s Schedule 14C Information Statement filed on August 13, 1999 and incorporated herein by reference. Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules and Annexes A and B referred to in the Second Amended and Restated Stock Purchase Agreement are omitted. The Company hereby undertakes to furnish supplementary a copy of any omitted Schedule or Annex to the Commission upon request.
10	.6*	2000 Employee Stock Purchase Plan. Previously filed as Exhibit 10.3 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30242) filed on August 11, 2000, and incorporated herein by reference.
10.7		Credit Agreement dated as of March 7, 2003 between Lamar Media Corp. and the Subsidiary Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent. Previously filed as Exhibit 10.38 to the Company’s Registration Statement on Form S-4/A (File No. 333-102634) filed on March 18, 2003, and incorporated herein by reference.
10.8		Joinder Agreement dated as of October 7, 2003 to Credit Agreement dated as of March 7, 2003 between Lamar Media Corp. and the Subsidiary Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent by Premere Outdoor, Inc. Previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 1-12407) filed on November 5, 2003, and incorporated herein by reference.
10.9		Amendment No. 1 dated as of January 28, 2004 to the Credit Agreement dated as of March 7, 2003 between Lamar Media Corp., the Subsidiary Guarantors a party thereto and JPMorgan Chase Bank, as administrative agent for the lenders. Previously filed as Exhibit 4.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (File No. 0-30242) filed on May 10, 2004, and incorporated by reference.
10.10		Tranche C Term Loan Agreement dated as of February 6, 2004 between Lamar Media Corp., the Subsidiary Guarantors a party thereto, the Tranche C Loan Lenders a party thereto and JPMorgan Chase Bank, as administrative agent. Previously filed as Exhibit 4.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (File No. 0-30242) filed on May 10, 2004, and incorporated by reference.
10.11		Joinder Agreement dated as of April 19, 2004 to Credit Agreement dated as of March 7, 2003 between Lamar Media Corp. and Lamar Canadian Outdoor Company, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent. Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 0-30242) filed on August 6, 2004, and incorporated herein by reference.

Exhibit
Number		Description

10	.12*	1996 Equity Incentive Plan, as amended. Previously filed as Exhibit 10.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 0-30242) filed on August 6, 2004, and incorporated herein by reference.
10.13		Tranche D Term Loan Agreement dated August 12, 2004 among Lamar Media Corp., the Subsidiary Guarantors thereunder, the Lenders party thereto and JP Morgan Chase Bank, as Administrative Agent. Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 (File No. 0-30242) filed on November 15, 2004, and incorporated herein by reference.
10	.14*	Form of Stock Option Agreement under the 1996 Equity Incentive Plan, as amended. Previously filed as Exhibit 10.14 to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-30242) filed on Filed March 10, 2005, and incorporated herein by reference.
10	.15*	Form of Agreement pursuant to the Deferred Compensation Plan of the Lamar Texas Limited Partnership, Its Affiliates and Subsidiaries. Previously filed as Exhibit 10.15 to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-30242) filed on Filed March 10, 2005, and incorporated herein by reference.
10	.16*	Non-Management Director Compensation Plan, effective October 1, 2004. Previously filed as Exhibit 10.16 to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-30242) filed on Filed March 10, 2005, and incorporated herein by reference.
10.17		Joinder Agreement to Credit Agreement dated March 7, 2003 among Lamar Media Corp., the Subsidiary Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent, by certain of Lamar Media Corp.’s subsidiaries, dated as of January 19, 2005. Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (1-12407) filed on May 6, 2005, and incorporated herein by reference.
10.18		Lamar Advertising Company Summary of Compensatory Arrangements with Executive Officers. Previously filed as Exhibit 10.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (1-12407) filed on May 6, 2005, and incorporated herein by reference.
10.19		Lamar Advertising Company Non-Management Director Compensation Plan. Previously filed as Exhibit 10.3 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (1-12407) filed on May 6, 2005, and incorporated herein by reference.
10.20		Joinder Agreement to Credit Agreement dated March 7, 2003 among Lamar Media Corp., the Subsidiary Guarantors party thereto, the Lenders parties thereto, and JPMorgan Chase Bank, as Administrative Agent, by Lamar Central Outdoor, LLC, dated as of May 13, 2005. Filed herewith.
10.21		Registration Rights Agreement, dated as of August 16, 2005, between Lamar Media, the Guarantors named therein and the Initial Purchasers named therein. Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (1-12407) filed on August 18, 2005, and incorporated herein by reference.
10	.22†	Credit Agreement, dated as of September 30, 2005, by and among Lamar Media Corp., the Subsidiary Borrower named therein, the Subsidiary Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Previously filed as Exhibit 10.1 to Lamar Media’s Current Report on Form 8-K (1-12407) filed on September 30, 2005, and incorporated by reference.

Exhibit
Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges. Filed herewith.
12.2	Computation of EBITDA to Net Interest Expense. Filed herewith.
12.3	Computation of Total Debt to EBITDA. Filed herewith.
21.1	Subsidiaries of the Company. Filed herewith.
23.1	Consent of KPMG LLP. Filed herewith.
23.2	Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
23.3	Consent of Cahill Gordon & Reindel (included in Exhibit 5.2).
23.4	Consent of Kean, Miller, Hawthorne, D’Armond, McCowan & Jorman L.L.P. (included in Exhibit 5.3).
24.1	Power of Attorney (included on signature page of this Registration Statement).
25.1	Statement of Eligibility of Trustee on Form T-1. Filed herewith.
99.1	Form of Letter of Transmittal. Filed herewith.
99.2	Form of Notice of Guaranteed Delivery. Filed herewith.
99.3	Form of Letter to Registered Holders and DTC Participants Regarding the Offer to Exchange. Filed herewith.
99.4	Form of Letter to Beneficial Holders Regarding the Offer to Exchange. Filed herewith.

*	Management contract or compensatory plan or arrangement in which the executive officers or directors of the Company participate.

†	This exhibit was filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.